 Exhibit (a)(1)(A)
U.S. OFFER TO PURCHASE FOR CASH
COMMON SHARES,
PAR VALUE S/ 1.00 PER SHARE, HELD BY U.S. HOLDERS
AND
AMERICAN DEPOSITARY SHARES, EACH OF WHICH REPRESENTS FIVE COMMON SHARES,
HELD BY ALL HOLDERS, WHEREVER LOCATED,
OF
AENZA S.A.A.
(FORMERLY GRAÑA Y MONTERO S.A.A.)
FOR
S/ 1.88 PER COMMON SHARE (PAYABLE IN U.S. DOLLARS)
AND
S/ 9.40 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP
WHICH IS JOINTLY OWNED BY
IG4 CAPITAL PRIVATE EQUITY INVESTMENTS II-A LP
IG4 CAPITAL PRIVATE EQUITY INVESTMENTS II-B LP
IG4 CAPITAL PRIVATE EQUITY INVESTMENTS II-C LP
AND
IG4 CAPITAL INFRASTRUCTURE CO-INVESTMENTS A LP
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 15, 2021, UNLESS THE U.S. OFFER IS EXTENDED.
PLEASE NOTE THAT THE DEPOSITORY TRUST COMPANY AND ITS PARTICIPANTS, THE LOCAL PERUVIAN CUSTODIANS OR FINANCIAL INTERMEDIARIES AND OTHER SECURITIES INTERMEDIARIES MAY ESTABLISH THEIR OWN CUT-OFF DATES AND TIMES FOR THE TENDER OF COMMON SHARES AND ADSs, WHICH WILL BE EARLIER THAN THE EXPIRATION OF THE U.S. OFFER
IG4 Capital Infrastructure Investments LP, a limited partnership organized under the laws of Scotland (“Purchaser”), is jointly owned by IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP, IG4 Capital Private Equity Investments II-C LP and IG4 Capital Infrastructure Co-Investments A LP, each a limited partnership organized under the laws of England and Wales (collectively, “IG4”). Purchaser is offering to purchase 107,198,601 common shares, par value S/ 1.00 per share (each, a “Common Share,” and collectively, the “Common Shares”), of Aenza S.A.A. (formerly Graña y Montero S.A.A.), a publicly-held corporation (sociedad anónima abierta) organized under the laws of Peru (the “Company”), including Common Shares represented by American Depositary Shares (each of which represents five (5) Common Shares) (each, an “ADS,” and collectively, the “ADSs”), delivered by The Bank of New York Mellon, acting as depositary (the “ADS Depositary”), pursuant to that certain Deposit Agreement, dated as of December 31, 2018, among the Company, the ADS Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), which represent in the aggregate approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs, through concurrent tender offers in Peru and in the United States.

Purchaser is offering to purchase Common Shares from U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which defines a U.S. holder as “any security holder resident in the United States”), and ADSs from all holders, wherever located, for S/ 1.88 per Common Share and S/ 9.40 per ADS (each such amount, the “Offer Price”), in each case, payable to the seller in cash, without interest, less any withholding taxes that may be applicable (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment”), upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements hereto, the “Offer to Purchase”) and in the accompanying American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with this Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “U.S. Offer” or this “Offer”).
Concurrent with the U.S. Offer, Purchaser is making an offer, in accordance with the provisions of Sub-section II, Section III of Title III of the Securities Market Law of Peru, Single Text of Administrative Procedures, approved by Supreme Decree No. 093-2002-EF (the “Peru Securities Market Law”), the provisions of the Tender Offer Regulations of Peru, approved by CONASEV Resolution No. 009-2006-EF/94.10, as amended from time to time (the “Peru Tender Offer Regulations”), and certain exemptions to the Peru Tender Offer Regulations granted by the Superintendence of the Stock Market in Peru to Purchaser by means of Oficio No. 2517-2020-SMV/11.1, to purchase Common Shares from all holders of Common Shares, wherever located (the “Peru Offer,” and together with the U.S. Offer, the “Offers”), for the same price and on substantially the same terms as offered to purchase Common Shares in the U.S. Offer.
Purchaser is offering to purchase 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate, pursuant to the Offers, which represents approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs. If more than 107,198,601 Common Shares, including Common Shares represented by ADSs, are validly tendered (and not properly withdrawn) in the Offers, Purchaser will purchase a pro rata number of Common Shares, including Common Shares represented by ADSs (with adjustments to avoid purchases of fractional Common Shares or ADSs (although “odd-lots” of fewer than five (5) Common Shares (“Odd-Lots”) will be accepted to the extent practicable)), from all tendering holders of Common Shares and ADSs, so that Purchaser would purchase no more than 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate pursuant to the Offers (see “The U.S. Offer — Terms of the U.S. Offer — Proration”).
On August 24, 2020, Purchaser entered into a tender offer support agreement with GH Holding Group Corp., Bamas International Investment Corp., Bethel Enterprises Inc., Hernando Alejandro Constancio Graña Acuña, Mario Germán Óscar Alvarado Pflucker, Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso Galvez Rubio, Ruth Alvarado Pflucker, Elisa Alvarado Pflucker, Gonzalo Alvarado Pflucker and Claudia Gutierrez Benavides (collectively, the “Sellers”), and on June 3, 2021, Purchaser entered into an amendment to the tender offer support agreement with the Sellers (together, the “Tender Offer Support Agreement”), pursuant to which the Sellers have agreed to, among other things, tender into the Peru Offer in the aggregate 93,962,525 Common Shares, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs, on the terms and subject to the conditions set forth in the Tender Offer Support Agreement (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
The U.S. Offer is open to all U.S. holders of Common Shares and all holders of ADSs, wherever located. U.S. holders of Common Shares who wish to participate in the Offers may do so by either (a) depositing, at no cost to such holders, their Common Shares with the ADS Depositary, for issuance of ADSs, which may be tendered in the U.S. Offer or (b) tendering their Common Shares in the Peru Offer. Holders of Common Shares that are not U.S. holders may not use this Offer to Purchase and may only tender their Common Shares into the Peru Offer. A separate prospectus, for use by holders of Common Shares, wherever located, is being published concurrently in Peru, in accordance with the Peru Securities Market Law and the Peru Tender Offer Regulations.
The Offer Price paid to U.S. holders of Common Shares and holders of ADSs will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and, in relation to holders of ADSs only, a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit

Agreement), to such holders. A cancellation fee will not apply to U.S. holders of Common Shares who tender their Common Shares into the U.S. Offer in accordance with the procedures described in this Offer to Purchase.
We expect to announce the final results of the Offers, including the results of the application of proration (if applicable), within two (2) trading days after the Expiration Date (as defined below) (the “Proration Announcement Date”), and to pay for Common Shares and ADSs accepted for payment on the third (3rd) trading day after the Expiration Date (the “Settlement Date”). For purposes of the Offer to Purchase, “trading day” means any day on which both the Lima Stock Exchange (Bolsa de Valores de Lima) (“LSE”) and the New York Stock Exchange, Inc. (“NYSE”) are open for trading. The Offer Price paid to U.S. holders of Common Shares and holders of ADSs will be converted by Larraín Vial Sociedad Agente de Bolsa S.A., which has been appointed by Purchaser to act as tender agent in the Peru Offer (the “Peru Tender Agent”), from Peruvian Soles to U.S. dollars based on the “Applicable Exchange Rate” and will be deposited by the Peru Tender Agent with The Bank of New York Mellon, which has been appointed by Purchaser to act as tender agent for the U.S. Offer (the “U.S. Tender Agent”), on the second (2nd) trading day after the Expiration Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date. All payments to tendering holders of ADSs or U.S. holders of Common Shares pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
The obligation of Purchaser to accept for payment and pay for Common Shares held by U.S. holders and ADSs held by all holders, in each case validly tendered (and not properly withdrawn) in the U.S. Offer prior to the Expiration Date (as defined below) is subject to the satisfaction or, to the extent legally permitted, waiver of certain conditions, including that immediately prior to the expiration of the Offers, there have been validly tendered (and not properly withdrawn) pursuant to the Offers, at least 107,198,601 Common Shares in the aggregate, including Common Shares represented by ADSs, representing approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs. The U.S. Offer is also subject to certain other conditions contained in this Offer to Purchase. See “The U.S. Offer — Conditions to the Offers” which sets forth all the conditions to the U.S. Offer. There is no financing condition to the U.S. Offer.
Purchaser intends to conduct the U.S. Offer in compliance with the applicable regulatory requirements in the United States, including the applicable requirements of Regulations 14D and 14E under the Exchange Act. Purchaser is relying on the “Tier II” exemption under the Exchange Act in respect of the U.S. Offer. The “Tier II” exemption provides partial relief from the applicability of Exchange Act rules governing third party tender offers involving the securities of a foreign private issuer if greater than 10% but no more than 40% of the subject class of securities are held by U.S. holders. In determining that the “Tier II” exemption applies to the U.S. Offer, Purchaser has determined the percentage of outstanding shares held by U.S. holders in accordance with Instruction 2 to Rules 14d-1(c) and (d) under the Exchange Act.
To the extent permissible under Rule 14e-5 of the Exchange Act, the Peru Tender Offer Regulations and other applicable law or regulation, Purchaser and its respective affiliates and brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, directly or indirectly, Common Shares or any securities that are immediately convertible into, exchangeable for, or exercisable for, Common Shares, other than pursuant to the U.S. Offer and/or the Peru Offer, before, during or after the period during which the U.S. Offer and the Peru Offer remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases, and any corresponding legal requirements, will be disclosed and/or enacted, as applicable, as required by law or regulation in Peru. This information will be disclosed in the U.S. through the Schedule TO or any amendment thereto filed with the Securities and Exchange Commission (“SEC”), and available for free at the SEC’s website at www.sec.gov.
Pursuant to the Exchange Act, the Company is required to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), with the SEC, within ten (10) business days from the date of commencement of the U.S. Offer. In the Schedule 14D-9, the Company is required to set forth whether the Company recommends acceptance or rejection of the U.S. Offer, expresses no opinion and remains neutral towards the U.S. Offer or is unable to take a position with respect to the U.S. Offer, and the reasons therefor. Such information will be available for free at the SEC’s website at www.sec.gov when filed by the Company. Holders of ADSs and U.S. holders of Common Shares should read carefully the Schedule 14D-9 when available.
The U.S. Offer commenced on June 16, 2021 and will expire at 5:00 p.m., New York City time, on July 15, 2021, or the latest time and date at which the U.S. Offer will expire if the U.S. Offer is extended (the “Expiration Date”).
A summary of the principal terms of the U.S. Offer appears on pages 2 through 16 below. You should read in its entirety this Offer to Purchase and the accompanying ADS Letter of Transmittal carefully before deciding whether to tender your Common Shares or ADSs into the U.S. Offer.
THE U.S. OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE U.S. OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE OR THE ADS LETTER OF TRANSMITTAL. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE.
Questions and requests for assistance may be directed to Innisfree M&A Incorporated (the “Information Agent”) at its address and telephone numbers set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the ADS Letter of Transmittal and other related materials may be obtained from the Information Agent or on the website maintained by the SEC at www.sec.gov. Shareholders of the Company (including ADS holders) also may contact their broker, dealer, commercial bank, trust company or other nominee for copies of these documents.
The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders may call toll free: 1 (888) 750-5834 (from the U.S. and Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers may call collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com

IMPORTANT INFORMATION
Tenders by U.S. Holders of Common Shares:   If you are a U.S. holder of Common Shares that are not represented by ADSs and if you intend to tender all or any portion of such Common Shares into the U.S. Offer, you must deposit your Common Shares for issuance of ADSs (each of which will represent five (5) Common Shares) that will be tendered into the U.S. Offer in accordance with the procedures set forth below.
1.
Prior to 5:00 p.m., New York City time, on the Expiration Date, you must (a) deposit, or instruct your local custodian or securities intermediary to deposit, your Common Shares with Scotiabank Perú as custodian (the “ADS Custodian”), for the account of the ADS Depositary using the account details set forth below, (b) instruct the ADS Depositary to register ADSs in your name on an uncertificated basis, by supplying the instructions set forth below to the ADS Custodian, and (c) properly complete, duly execute and deliver an ADS Letter of Transmittal covering those ADSs, and any other required documents, to the U.S. Tender Agent. Note that local custodians and securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date for receipt of instructions to tender Common Shares and may charge a transaction or service fee. You should consult your local custodian or securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

U.S. holders of Common Shares should instruct their local custodian or securities intermediary to deliver the Common Shares they intend to tender into the U.S. Offer to the ADS Custodian, using the following account details:
Scotiabank Perú
Scotiabank BIC:	BSUDPEPL
Cavali S.A. ICLV R.U.T. No.:	320695
For the account of:	The Bank of New York Mellon DR
Place of Settlements (PSET):	CVLIPEPLXXX
Attn.:	Ronald Alpiste Rodriguez, Jaime Eduardo Soto Salas, Manuel Moreno Sanchez, Gianmarco Alexander Ormaeche Aranda
Ref:	IG4 / ADS issuance for tender into the U.S. Offer
The delivery of the Common Shares to the ADS Custodian must be accompanied by the following instructions to be supplied to the ADS Custodian:
Name of holder to whom the ADSs are to be registered:
Ref:	IG4 / ADS issuance for tender into the U.S. Offer
In order for the ADSs representing tenders from U.S. holders of Common Shares to be validly tendered, the ADS Letter of Transmittal must be sent to the U.S. Tender Agent with the same registered holder’s information supplied above to the ADS Custodian.
Each ADS will represent five (5) Common Shares. U.S. holders of Odd-Lots who wish to participate in the U.S. Offer may deposit these Odd-Lots with the ADS Custodian as described above. To the extent practicable, the ADS Depositary will combine Odd-Lots of Common Shares with other Odd-Lots to create whole ADSs that Purchaser will accept for payment, upon the terms and subject to the conditions of the U.S. Offer.
2.
To the extent that Purchaser accepts for payment your Common Shares, including Odd-Lots, tendered in the U.S. Offer, after the application of proration, if applicable, Purchaser will purchase the ADSs representing those Common Shares. U.S. holders of Common Shares will not be responsible for any fees relating to the deposit of Common Shares with the ADS Depositary for issuance of ADSs to be tendered into the U.S. Offer or any fees relating to the subsequent cancellation of the ADSs accepted for payment pursuant to the U.S. Offer. To the extent Purchaser does not accept for payment your Common Shares tendered in the U.S. Offer, those ADSs will be surrendered for cancellation and the Common Shares will be returned to the account in Cavali S.A. ICLV specified in the ADS Letter of Transmittal.
If you hold Common Shares in certificated form, you must arrange for your Common Shares to be dematerialized in order for you to participate in the U.S. Offer in accordance with the procedures set forth above.
Although the Offer Price for the Common Shares accepted for payment pursuant to the U.S. Offer is in Peruvian Soles (S/), the purchase price paid to U.S. holders of Common Shares for the Common Shares accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion), to such holders.
We expect to announce the final results of the Offers, including the results of the application of proration (if applicable), on the Proration Announcement Date, and to pay for Common Shares accepted for payment on the Settlement Date. For purposes of the Offer to Purchase, “trading day” means any day on which both the LSE and the NYSE are open for trading. The Offer Price paid to U.S. holders of Common Shares will be converted by the Peru Tender Agent, from Peruvian Soles to U.S. dollars based on the “Applicable Exchange Rate” and will be deposited by the Peru Tender Agent with the U.S. Tender Agent on the second (2nd) trading day after the Expiration Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date. All payments to tendering U.S. holders of Common Shares pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
Do NOT send the ADS Letter of Transmittal or any related documents to the Company, IG4, Purchaser, the Information Agent, the ADS Depositary, the ADS Custodian or the Peru Tender Agent.
If you are NOT a U.S. holder, you may not tender your Common Shares into the U.S. Offer, but you may tender your Common Shares into the Peru Offer. If you are a U.S. holder, you may tender your Common Shares into the U.S. Offer or the Peru Offer.
Tenders by Holders of ADSs:   If you are a holder of ADSs, regardless of where you are located, and if you intend to tender all or any portion of such ADSs into the U.S. Offer, you must follow the procedures below, as applicable.
1.
If you are a registered holder of American Depositary Receipts (“ADRs”) evidencing ADSs, you should properly complete and duly execute the accompanying ADS Letter of Transmittal, which is also available from the Information Agent, and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you intend to tender, to The Bank of New York Mellon, as the U.S. Tender Agent at the address set forth on the back cover of this Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:00 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”).

2.
If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary, you must properly complete and duly execute the accompanying ADS Letter of Transmittal, which is also available from the Information Agent, and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the U.S. Tender Agent at the address set forth on the back cover of this Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:00 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.
3.
If you hold ADSs through a broker or other securities intermediary, you must contact such securities intermediary and have such securities intermediary tender your ADSs on your behalf through The Depository Trust Company (“DTC”). In order for a book-entry transfer to constitute a valid tender of your ADSs into the U.S. Offer, the ADSs must be tendered by your securities intermediary before 5:00 p.m., New York City time, on the Expiration Date. Further, before 5:00 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) a message transmitted by DTC which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this Offer to Purchase and the ADS Letter of Transmittal, and that Purchaser may enforce such agreement against such participant. DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date for receipt of instructions to tender ADSs. Note that if your ADSs are held through a broker or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

Although the Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer is in Peruvian Soles (S/), the purchase price paid to holders of ADSs for the ADSs accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement), to such holders.
We expect to announce the final results of the Offers, including the results of the application of proration (if applicable), on the Proration Announcement Date, and to pay for ADSs accepted for payment on the Settlement Date. For purposes of the Offer to Purchase, “trading day” means any day on which both the LSE and the NYSE are open for trading. The Offer Price paid to holders of ADSs will be converted by the Peru Tender Agent from Peruvian Soles to U.S. dollars based on the “Applicable Exchange Rate” and will be deposited by the Peru Tender Agent with the U.S. Tender Agent on the second (2nd) trading day after the Expiration Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date. All payments to tendering holders of ADSs pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal or any related documents to the Company, IG4, Purchaser, the Information Agent or the ADS Depositary.
For more information about the procedures for tendering your Common Shares or ADSs into the U.S. Offer, see “The U.S. Offer — Procedures for Tendering into the U.S. Offer.”
For assistance in connection with the U.S. Offer, including information on how to tender into the U.S. Offer, please contact the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the ADS Letter of Transmittal and other related materials may be obtained from the Information Agent or from your broker or other securities intermediary. Copies of these materials are also freely available on the website maintained by the SEC at www.sec.gov.
* * *
NO DEALER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE U.S. OFFER, OTHER THAN

THOSE CONTAINED IN THIS OFFER TO PURCHASE. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY IG4 OR PURCHASER.
THE U.S. OFFER DOES NOT CONSTITUTE AN OFFER TO BUY OR A SOLICITATION OF AN OFFER TO SELL ANY OF THE SECURITIES OF THE COMPANY TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.
THE U.S. OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, OR ANY SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES, OR THE SECURITIES REGULATORY AUTHORITIES OF ANY OTHER JURISDICTION, NOR HAS THE SEC, OR ANY STATE SECURITIES COMMISSION, OR THE SECURITIES REGULATORY AUTHORITIES OF ANY OTHER JURISDICTION, EXPRESSED A VIEW WITH RESPECT TO THE FAIRNESS OR MERITS OF THE U.S. OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUMMARY TERM SHEET
You are urged to read carefully, in its entirety, each of this Offer to Purchase (together with any amendments or supplements hereto, the “Offer to Purchase”), and the accompanying American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with this Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “U.S. Offer” or this “Offer”). The information contained herein is a summary only and is not meant as a substitute for the more detailed descriptions and information contained elsewhere in this Offer to Purchase and in the accompanying ADS Letter of Transmittal. The information concerning the Company (as defined below) contained herein or elsewhere in this Offer to Purchase has been taken from or is based upon publicly-available documents or records of the Company on file and freely available from the Securities and Exchange Commission (“SEC”), or other public sources at the time of filing of this Offer to Purchase.
Securities Sought:
107,198,601 common shares, par value S/ 1.00 per share (each, a “Common Share,” and collectively, the “Common Shares”), of Aenza S.A.A. (formerly Graña y Montero S.A.A.), a publicly-held corporation (sociedad anónima abierta) organized under the laws of Peru (the “Company”), including Common Shares represented by American Depositary Shares (each of which represents five (5) Common Shares) (each, an “ADS,” and collectively, the “ADSs,”), delivered by The Bank of New York Mellon, acting as depositary (the “ADS Depositary”), pursuant to that certain Deposit Agreement, dated as of December 31, 2018, among the Company, the ADS Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), which represent in the aggregate approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs, through concurrent tender offers in Peru and in the United States.
Common Share Offer Price:
S/ 1.88 per Common Share, payable to the seller in cash, without interest, less any withholding taxes that may be applicable (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms —  Consideration and Payment”). The purchase price paid to U.S. holders of Common Shares for the Common Shares accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion), to such holders. No fraction of a Common Share will be purchased from any holder and all payments to tendering U.S. holders of Common Shares pursuant to this Offer to Purchase will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
ADS Offer Price:
S/ 9.40 per ADS, payable to the seller in cash, without interest, less any withholding taxes that may be applicable (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment”). The purchase price paid to holders of ADSs for the ADSs accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement), to such holders. No fraction of an ADS will be purchased from any holder and all payments to tendering holders of ADSs pursuant to this Offer to Purchase will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
Dual Offer Structure:
Purchaser is commencing two (2) tender offers concurrently:
•
the U.S. Offer, which is open to all U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which defines a U.S. holder as “any security holder resident in the United States”) of Common Shares, and to all holders of ADSs, wherever located; and

•
an offer in accordance with the provisions of Sub-section II, Section III of Title III of the Securities Market Law of Peru, Single Text of Administrative Procedures, approved by Supreme Decree No. 093-2002-EF (the “Peru Securities Market Law”), the provisions of the Tender Offer Regulations of Peru, approved by CONASEV Resolution No. 009-2006-EF/94.10, as amended from time to time (the “Peru Tender Offer Regulations”), and certain exemptions to the Peru Tender Offer Regulations granted by the Superintendence of the Stock Market in Peru (the “SMV”) to Purchaser by means of Oficio No. 2517-2020-SMV/11.1, which is open to all holders of Common Shares, wherever located (the “Peru Offer,” and together with the U.S. Offer, the “Offers”), for the same price and on substantially the same terms as offered to purchase Common Shares in the U.S. Offer (see “The U.S. Offer — Terms of the U.S. Offer — Peru Offer and the Dual Offer Structure”).

Holders of Common Shares that are not U.S. holders may not tender their Common Shares into the U.S. Offer, but may tender their Common Shares into the Peru Offer.
Proration:
Purchaser is offering to purchase 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate pursuant to the Offers, which represents approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs. If more than 107,198,601 Common Shares, including Common Shares represented by ADSs, are validly tendered (and not properly withdrawn) in the Offers, Purchaser will purchase a pro rata number of Common Shares, including Common Shares represented by ADSs (with adjustments to avoid purchases of fractional Common Shares or ADSs (although “odd-lots” of fewer than five (5) Common Shares (“Odd-Lots”) will be accepted to the extent practicable)), from all tendering holders of Common Shares and ADSs, so that Purchaser would purchase no more than 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate pursuant to the Offers (see “The U.S. Offer — Terms of the U.S. Offer — Proration”).
Tender Offer Support
Agreement:
On August 24, 2020, Purchaser entered into a tender offer support agreement with GH Holding Group Corp. (“GH Holding Group”), Bamas International Investment Corp., Bethel Enterprises Inc., Hernando Alejandro Constancio Graña Acuña (“Mr. Graña Acuña”), Mario Germán Óscar Alvarado Pflucker, Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso

Galvez Rubio, Ruth Alvarado Pflucker, Elisa Alvarado Pflucker, Gonzalo Alvarado Pflucker and Claudia Gutierrez Benavides (collectively, the “Sellers”), and on June 3, 2021, Purchaser entered into an amendment to the tender offer support agreement with the Sellers (together, the “Tender Offer Support Agreement”), pursuant to which the Sellers have agreed to, among other things, tender into the Peru Offer in the aggregate 93,962,525 Common Shares, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs, on the terms and subject to the conditions set forth in the Tender Offer Support Agreement (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
Commencement Date
of the U.S. Offer:
June 16, 2021.
Expiration Date of the
U.S. Offer:
5:00 p.m., New York City time, on July 15, 2021 (as it may be extended from time to time, the “Expiration Date”).
Offer Extensions:
The U.S. Offer may be extended at any time and from time to time, and during such extended period the U.S. Offer will remain open and the acceptance for payment of Common Shares and ADSs tendered will be delayed. In addition, we will extend the U.S. Offer, to the extent required by applicable U.S. federal securities laws, if we make a material change to the terms of the U.S. Offer, make a material change in the information concerning the U.S. Offer, or waive a material condition of the U.S. Offer. We expect to conduct the U.S. Offer and the Peru Offer simultaneously and therefore the U.S. Offer and the Peru Offer will expire on the same day. If the U.S. Offer is extended for any reason, we will extend the Peru Offer for the length of the extension of the U.S. Offer. If the Peru Offer is extended for any reason, we will extend the U.S. Offer for the length of the extension of the Peru Offer. Therefore, we expect the U.S. Offer and the Peru Offer will remain open, including any extensions, for the same period of time (see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Extension of Tender Offer Period and Amendments”). During any of such extensions of the initial offer period, all Common Shares and ADSs tendered and not withdrawn will remain subject to the U.S. Offer and subject to withdrawal rights. All U.S. holders of Common Shares or holders of ADSs that validly tendered, and did not withdraw, their securities into the U.S. Offer prior to the expiration of the U.S. Offer, as extended, will receive the same price per Common Share or ADSs, as applicable, regardless of whether they tendered before or during any extension period of the U.S. Offer.
Purchaser:
IG4 Capital Infrastructure Investments LP, a limited partnership organized under the laws of Scotland, jointly owned by IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP, IG4 Capital Private Equity Investments II-C LP and IG4 Capital Infrastructure Co-Investments A LP, each a limited partnership organized under the laws of England and Wales.
The distribution of this Offer to Purchase may, in some jurisdictions, be restricted by law. This Offer to Purchase is not an offer to purchase securities and is not a solicitation of an offer to sell securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.

In this Offer to Purchase, unless the context otherwise requires, the terms “we,” “our” and “us” refer to Purchaser.
If you have questions or need additional copies of this Offer to Purchase, the accompanying ADS Letter of Transmittal or other related materials, you can contact Innisfree M&A Incorporated (the “Information Agent”) at the address or telephone numbers set forth on the back cover of this Offer to Purchase. You may also contact your broker, or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at www.sec.gov.
Questions and Answers
Below we have provided answers to questions that you may have as a holder of ADSs or a U.S. holder of Common Shares. Information in this Questions and Answers section is not complete and additional important information is contained elsewhere in this Offer to Purchase and the ADS Letter of Transmittal, each of which we urge you to read carefully in its entirety before you make any decision with respect to the U.S. Offer.
Who is offering to buy my Common Shares or ADSs?
IG4 Capital Infrastructure Investments LP, a limited partnership organized under the laws of Scotland, is offering to buy your Common Shares and ADSs.
Purchaser is jointly owned by IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP, IG4 Capital Private Equity Investments II-C LP and IG4 Capital Infrastructure Co-Investments A LP, each a limited partnership organized under the laws of England and Wales (collectively, “IG4”). The principal executive offices of IG4 are located at 50 La Colomberie, St Helier, Jersey JE2 4QB, and its telephone number is +44 1534 844 200. IG4 is part of IG4 Capital, an alternative asset management firm focused on private equity managed by IG4 Capital Investimentos Ltda (“IG4 Capital”). The principal business of IG4 Capital is special opportunities private equity investments in Latin America. In connection with its business, IG4 Capital regularly screens and identifies potential investment opportunities.
Purchaser is wholly owned by IG4 and was formed on February 9, 2020 for the purpose of conducting the Offers. Purchaser has not conducted any activities or business other than activities in connection with the Offers and the transactions contemplated by the Tender Offer Support Agreement. Purchaser is managed by IG4 Capital Infrastructure GP Limited, a limited company duly incorporated and existing under the laws of Jersey, Channel Islands (see “The U.S. Offer — Certain Information Concerning Purchaser, IG4 and IG4 Capital”). The principal executive offices of Purchaser are located at 50 Lothian Road, Festival Square, Edinburgh EH3 9WJ, United Kingdom, and its telephone number is +44 0131 473 6000.
How many Common Shares and ADSs is Purchaser offering to purchase in the Offers?
Purchaser is offering to purchase 107,198,601 Common Shares, including Common Shares represented by ADSs (each of which represents five (5) Common Shares), in the aggregate pursuant to the Offers.
As set forth in the Form 6-K filed by the Company with the SEC on May 18, 2021, as of March 31, 2021, the Company had 871,917,855 Common Shares outstanding, of which 158,459,130 were represented by 31,691,826 issued and outstanding ADSs (each of which represents five (5) Common Shares). The number of Common Shares, including Common Shares represented by ADSs, that Purchaser is offering to purchase pursuant to the Offers represents approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs.
If the number of Common Shares and ADSs tendered exceeds the maximum number of Common Shares and ADSs that Purchaser is offering to purchase, what happens?
If more than 107,198,601 Common Shares, including Common Shares represented by ADSs, are validly tendered (and not properly withdrawn) in the Offers in the aggregate, Purchaser will purchase a pro rata number of Common Shares, including Common Shares represented by ADSs (with adjustments to avoid purchases of fractional Common Shares or ADSs (although Odd-Lots will be accepted to the extent practicable)), from all tendering holders of Common Shares and ADSs, so that Purchaser would purchase no more than 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate pursuant to the Offers (see “The U.S. Offer — Terms of the U.S. Offer — Proration”).
For example, if 214,397,202 Common Shares, including Common Shares represented by ADSs, are validly tendered and not properly withdrawn in the Offers in the aggregate, Purchaser will purchase 50% of the Common Shares, including Common Shares represented by ADSs, that have been tendered by each holder. Purchaser will make adjustments to avoid purchases of fractional Common Shares or ADSs from any holder, although Odd-Lots will be accepted to the extent practicable (see “The U.S. Offer — Terms of the U.S. Offer — Proration”).
On August 24, 2020, Purchaser entered into the Tender Offer Support Agreement with the Sellers (as amended on June 3, 2021), pursuant to which the Sellers have agreed to, among other things, tender into the Peru Offer in the aggregate 93,962,525 Common Shares, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs, on the terms and subject to the conditions set forth in the Tender Offer Support Agreement (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
If Purchaser will purchase a pro rata number of Common Shares, including Common Shares represented by ADSs, from all tendering holders of Common Shares and ADSs, when will I know how many of my Common Shares, including Common Shares represented by ADSs, have been accepted for payment?
If Purchaser will purchase a pro rata number of Common Shares, including Common Shares represented by ADSs, from all tendering holders of Common Shares and ADSs, the percentage of Common Shares, including Common Shares represented by ADSs, that have been accepted for payment will be announced through the public filing of an amendment to the Schedule TO on the next trading day after the Expiration Date.
How much is Purchaser offering to pay for my Common Shares or ADSs and what is the form of payment in the U.S. Offer?
We are offering to pay S/ 1.88 per Common Share and S/ 9.40 per ADS (which reflects five (5) times the price offered per Common Share, since each ADS represents five (5) Common Shares) (each such amount, the “Offer Price”), in each case, payable to the seller in cash, without interest, less any withholding taxes that may be applicable (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment”). This is the same price per Common Share payable by Purchaser to holders of Common Shares tendering into the Peru Offer. The purchase price paid to U.S. holders of Common Shares and holders of ADSs for the Common Shares and ADSs accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and, in relation to holders of ADSs only, a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement), to such holders. A cancellation fee will not apply to U.S. holders of Common Shares who tender their Common Shares into the U.S. Offer in accordance with the procedures described in this Offer to Purchase. No fraction of a Common Share or ADS will be purchased from any holder and all payments to tendering holders of Common Shares or ADSs pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent. We will not pay interest on the Offer Price for Common Shares or ADSs (see “Introduction” and “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment”).
U.S. securities laws require the consideration offered in the U.S. Offer be at least equal to the consideration offered in the Peru Offer, and that all U.S. holders of Common Shares and holders of ADSs are offered the same price per Common Share or per ADS, as the case may be (see “The U.S. Offer — Terms of the U.S. Offer — Peru Offer and Dual Offer Structure”).
Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, the offer price per Common Share is approximately U.S. $0.48 and the offer price per ADS is approximately U.S. $2.40. U.S. holders of Common Shares and holders of ADSs should be aware that fluctuations in the Peruvian Sol to U.S. dollar exchange rate will cause the value of the cash consideration to be paid to them in respect of their Common Shares or ADSs to change accordingly.
If U.S. holders of Common Shares wish to receive the Offer Price in Peruvian Soles instead of U.S. dollars, they may tender their Common Shares into the Peru Offer.
If holders of ADSs wish to receive the Offer Price in Peruvian Soles instead of U.S. dollars, they may surrender their ADSs to the ADS Depositary in exchange for the withdrawal of Common Shares represented by the ADSs evidenced thereby in accordance with the terms of the Deposit Agreement. Those Common Shares may then be tendered into the Peru Offer. Holders of ADSs should refer to the Deposit Agreement and contact the ADS Depositary for further information on such procedures and any related fees. See “Terms of the U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of ADSs — Surrendering ADSs for Common Shares in order to Tender Common Shares into the Peru Offer.” Holders wishing to do this should act as soon as possible so they will be in a position to tender Common Shares by the Expiration Date.
When will I be paid for my Common Shares or ADSs tendered into the U.S. Offer?
We expect to announce the final results of the Offers, including the results of the application of proration (if applicable), within two (2) trading days after the Expiration Date, and to pay for Common Shares and ADSs accepted for payment on the third (3rd) trading day after the Expiration Date (the “Settlement Date”) (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”). For purposes of the Offer to Purchase, “trading day” means any day on which both the Lima Stock Exchange (Bolsa de Valores de Lima) (“LSE”) and the New York Stock Exchange, Inc. (“NYSE”) are open for trading.
How will I be paid for my tendered Common Shares or ADSs?
Larraín Vial Sociedad Agente de Bolsa S.A., which has been appointed by Purchaser to act as tender agent in the Peru Offer (the “Peru Tender Agent”), will convert the aggregate Common Share Offer Price for the Common Shares we have accepted for payment in the U.S. Offer from Peruvian Soles into U.S. dollars based on the “Applicable Exchange Rate” and, on the second (2nd) trading day after the Expiration Date, will deposit the resulting U.S. dollar amount with The Bank of New York Mellon, which has been appointed by Purchaser to act as tender agent in the U.S. Offer (the “U.S. Tender Agent”), which will transmit payment for your tendered and accepted Common Shares to you on the Settlement Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date.
U.S. holders of Common Shares will receive a check, in U.S. dollars, from the U.S. Tender Agent for an amount equal to the U.S. dollar proceeds of the aggregate Common Share Offer Price of their tendered Common Shares that we have accepted for payment (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
The Peru Tender Agent will convert the aggregate ADS Offer Price for the ADSs we have accepted for payment in the U.S. Offer from Peruvian Soles into U.S. dollars based on the “Applicable Exchange Rate” and, on the second (2nd) trading day after the Expiration Date, will deposit the resulting U.S. dollar amount with the U.S. Tender Agent, which will transmit payment for your tendered and accepted ADSs to you on the Settlement Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date.
If you are a registered holder of the ADSs, you will receive a check, in U.S. dollars, from the U.S. Tender Agent for an amount equal to the U.S. dollar proceeds of the aggregate ADS Offer Price of your tendered ADSs that we have accepted for payment. If you hold ADSs through a broker or other securities intermediary, the U.S. Tender Agent will credit The Depository Trust Company (“DTC”), for allocation by

DTC to your broker or other securities intermediary, with an amount, in U.S. dollars, equal to the U.S. dollar proceeds of the aggregate ADS Offer Price of your tendered ADSs that we have accepted for payment (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
All payments will be distributed less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and, in relation to holders of ADSs only, a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement). Under no circumstances will interest be paid by us on the Common Share Offer Price and ADS Offer Price pursuant to the U.S. Offer, regardless of any delay in making such payment (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment”).
All holders of Common Shares or ADSs that validly tendered, and did not properly withdraw, their securities into the U.S. Offer prior to the Expiration Date, as extended, will receive the same price per Common Share or ADS, as applicable, regardless of whether they tendered before or during any extension period of the U.S. Offer. At the start of any extension period, we will file with the SEC an amendment to this Offer to Purchase, setting forth the new expiration date of the Offers.
No fraction of a Common Share or ADS will be purchased from any holder and all payments made to holders of Common Shares or ADSs pursuant to this Offer to Purchase will be rounded to the nearest whole U.S. cent. See “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs” for more information.
If I decide not to tender, how will the U.S. Offer affect my Common Shares or ADSs?
If you decide not to tender, you will continue to own your Common Shares or ADSs, as applicable.
Depending on the extent to which holders of Common Shares and ADSs tender in the Offers, our purchase of Common Shares and ADSs pursuant to the U.S. Offer may reduce the number of Common Shares and ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Common Shares and ADSs held by the public. However, we cannot predict whether a reduction in the number of Common Shares or ADSs that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Common Shares or ADSs, or whether the ADSs may fail to meet the criteria for continued listing on the NYSE. If this failure to meet the criteria for continued listing were to happen, the ADSs could be de-listed involuntarily by the NYSE.
As a result of the Offers and the arrangements that we have made pursuant to the Tender Offer Support Agreement, immediately following consummation of the Offers, we expect to either own or have the ability to direct the voting of 218,066,655 Common Shares representing, in the aggregate, approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
As soon as practicable following consummation of the Offers, to the extent permitted by applicable law, we intend to request the Company’s board of directors (the “Company Board”) to convene a special meeting of the shareholders of the Company to seek the replacement of three (3) out of the nine (9) directors of the Company Board, in each case with individuals associated with IG4. We will also seek the replacement of two (2) directors of the Company Board with independent directors proposed by IG4.
We intend to conduct a detailed review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel and to consider and determine what, if any, changes would be desirable in light of the circumstances which exist.
We do not intend to de-list the ADSs from the NYSE. However, if the ADSs are involuntarily de-listed by the NYSE, we would seek to deregister the Common Shares and ADSs under the Exchange Act, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC and certain provisions of the Exchange Act would no longer apply to the Company. We expect that the Common Shares would continue to be listed on the LSE.

See “The U.S. Offer — Possible Effects of the U.S. Offer on the Market for Common Shares and ADSs.”
What are the principal differences between the U.S. Offer and the Peru Offer?
The price per Common Share payable by Purchaser to holders of Common Shares tendering their Common Shares into the Peru Offer is the same price per Common Share payable by Purchaser to U.S. holders of Common Shares tendering their Common Shares into the U.S. Offer. Other material terms of the U.S. Offer and the Peru Offer are substantially the same. However, the Peru Offer is governed by, and subject to, Peruvian law, including the Peru Securities Market Law, the Peru Tender Offer Regulations and certain exemptions to the Peru Tender Offer Regulations granted by the SMV to Purchaser by means of Oficio No. 2517-2020-SMV/11.1. The Peru Offer is not subject to U.S. federal securities laws, including the tender offer rules under the Exchange Act. Further, U.S. holders that tender into the Peru Offer will need to consult the prospectus for the Peru Offer (the “Peru Offer Prospectus”) filed with the SMV and certain press releases and announcements that may be made in Peru but may not be made in the U.S. Such materials may not always be filed with the SEC. Certain differences between the terms of the U.S. Offer and the terms of the Peru Offer will result from differences in applicable law, including the following:
•
The U.S. Offer is only for U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act, which defines a U.S. holder as “any security holder resident in the United States”) of Common Shares, and for ADS holders, wherever located. The Peru Offer is open to all holders of Common Shares, wherever located. Pursuant to Peruvian law, all holders of Common Shares must be allowed to participate in the Peru Offer.

•
The rights of U.S. holders to bring suits in Peru in relation to the Peru Offer are more limited than in the U.S. in relation to the U.S. Offer. Therefore, U.S. holders bringing suits in Peru in relation to the Peru Offer may have more difficulty protecting their interests than they would in the U.S. in relation to the U.S. Offer. It may also be difficult to effect service of process or enforce judgments obtained outside of Peru upon assets or persons located in Peru.

•
Purchaser has obtained an exemption from the SMV that allows Purchaser, in accordance with Article 59 of the Peru Tender Offer Regulations, to modify, suspend, declare invalid or extend the Peru Offer if the U.S. Offer is modified, suspended, declared invalid or extended. As such, the Offers will run concurrently and will expire on the same day. If we extend, we will extend both the Peru Offer and the U.S. Offer concurrently so that the Offers will expire on the same day.

•
The LSE trading calendar may differ from the NYSE trading calendar. Therefore, the number of days that the Peru Offer is open may be different from the number of days that the U.S. Offer is open.

•
Holders of Common Shares who tender into the Peru Offer will receive Peruvian Soles. U.S. holders of Common Shares and holders of ADSs who tender into the U.S. Offer will receive U.S. dollars.

See “The U.S. Offer — Terms of the U.S. Offer — Peru Offer and the Dual Offer Structure.”
What are the conditions to the U.S. Offer?
The U.S. Offer is subject to certain conditions, including, among others:
•
there having been validly tendered (and not properly withdrawn) pursuant to the Offers, at least 107,198,601 Common Shares, including Common Shares represented by ADSs, representing approximately 12.29% of the outstanding Common Shares (the “Minimum Acceptance Condition”);

•
the Peru Offer having not been suspended or declared invalid by the SMV or any other competent administrative or judicial body; and

•
no judgment, decision, order or other authoritative measure shall have been issued preventing, prohibiting or declaring illegal the U.S. Offer or the Peru Offer or the consummation of the U.S. Offer or the Peru Offer.

See “The U.S. Offer — Conditions to the Offers.”

What are the conditions to the Peru Offer?
The Peru Offer is subject to the same conditions as the U.S. Offer (see “The U.S. Offer — Conditions to the Offers”).
Are the Offers subject to any financing condition?
No. The Offers are not subject to any financing condition (see “The U.S. Offer — Conditions to the Offers” and “The U.S. Offer — Source and Amount of Funds”).
Are the Offers contingent on the tender of a minimum number of Common Shares?
Yes. The Offers are contingent on the Minimum Acceptance Condition having been satisfied (see “The U.S. Offer — Conditions to the Offers”).
Does Purchaser require any approvals from any governmental authorities in order to acquire the Common Shares or the ADSs pursuant to the Offers?
No. Purchaser does not require any approvals from any governmental authorities in order to acquire the Common Shares or the ADSs pursuant to the Offers (see “The U.S. Offer — Conditions to the Offers”).
Can I tender ADSs into the Peru Offer?
No. You cannot directly tender your ADSs into the Peru Offer. As an alternative to tendering ADSs into the U.S. Offer, an ADS holder may surrender its ADSs, withdraw the Common Shares from the ADS program in which they are deposited and participate directly in the Peru Offer as a holder of Common Shares. The ADS holder should call the ADS Depositary at +1 (315) 414-4475 or email the ADS Depositary at DRSettlements@bnymellon.com to surrender to the ADS Depositary the ADSs representing Common Shares that it wishes to tender into the Peru Offer, pay a fee to the ADS Depositary in an amount of U.S. $0.05 per ADS for the surrender of those ADSs, and pay any taxes or governmental charges or cable fees or other charges payable in connection with such surrender and withdrawal, and otherwise comply with the terms and conditions of the Deposit Agreement. See “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of ADSs — Surrendering ADSs for Common Shares in order to Tender Common Shares into the Peru Offer.”
There are risks to undertaking this process insufficiently in advance of the expiration of the Peru Offer. A holder must allow sufficient time for its securities intermediary to tender its Common Shares on its behalf before 4:00 p.m., Lima time, on the Expiration Date, in the manner described in the Peru Offer Prospectus. In addition, there are other risks to participating in the Peru Offer as compared to the U.S. Offer, including as a result of the differences between the U.S. Offer and the Peru Offer (see “Summary Term Sheet — What are the principal differences between the U.S. Offer and the Peru Offer?”). U.S. holders that intend to tender their Common Shares into the Peru Offer should contact the Peru Tender Agent or the securities intermediary with which their Common Shares are deposited for a copy of the Peru Offer Prospectus and related Peru Offer documents (as filed with the SMV in Peru).
I am a holder of Common Shares. Can I tender my Common Shares into the U.S. Offer?
You may tender Common Shares into the U.S. Offer only if you are a U.S. holder (within the meaning of Rule 14d-1(d) under the Exchange Act, which defines a U.S. holder as “any security holder resident in the United States”). Any holder of Common Shares that is not a U.S. holder may only tender their Common Shares in the Peru Offer (see “The U.S. Offer — Terms of the U.S. Offer — Peru Offer and the Dual Offer Structure”).
Who is a U.S. holder?
Rule 14d-1(d) under the Exchange Act defines a U.S. holder as “any security holder resident in the United States.”

I am a U.S. holder of Common Shares. How do I participate in the U.S. Offer?
If you are a U.S. holder of Common Shares that are not represented by ADSs and if you intend to tender all or any portion of such Common Shares into the U.S. Offer, you must deposit your Common Shares for issuance of ADSs (each of which will represent five (5) Common Shares) that will be tendered into the U.S. Offer in accordance with the procedures set forth below.
Prior to the Expiration Date, you must (a) deposit, or instruct your local custodian or securities intermediary to deposit, your Common Shares with Scotiabank Perú as custodian (the “ADS Custodian”), for the account of the ADS Depositary using the account details set forth below, (b) instruct the ADS Depositary to register ADSs in your name on an uncertificated basis, by supplying the instructions set forth below to the ADS Custodian, and (c) properly complete, duly execute and deliver an ADS Letter of Transmittal covering those ADSs, and any other required documents, to the U.S. Tender Agent. Note that local custodians and securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date for receipt of instructions to tender Common Shares and may charge a transaction or service fee. You should consult your local custodian or securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
U.S. holders of Common Shares should instruct their local custodian or securities intermediary to deliver the Common Shares they intend to tender into the U.S. Offer to the ADS Custodian, using the following account details:
Scotiabank Perú
Scotiabank BIC:	BSUDPEPL
Cavali S.A. ICLV R.U.T. No.:	320695
For the account of:	The Bank of New York Mellon DR
Place of Settlements (PSET):	CVLIPEPLXXX
Attn.:	Ronald Alpiste Rodriguez, Jaime Eduardo Soto Salas, Manuel Moreno Sanchez, Gianmarco Alexander Ormaeche Aranda
Ref:	IG4 / ADS issuance for tender into the U.S. Offer
The delivery of the Common Shares to the ADS Custodian must be accompanied by the following instructions to be supplied to the ADS Custodian:
Name of holder to whom the ADSs are to be registered:
Ref:	IG4 / ADS issuance for tender into the U.S. Offer
In order for the ADSs representing tenders from U.S. holders of Common Shares to be validly tendered, the ADS Letter of Transmittal must be sent to the U.S. Tender Agent with the same registered holder’s information supplied above to the ADS Custodian.
Each ADS will represent five (5) Common Shares. U.S. holders of Odd-Lots who wish to participate in the U.S. Offer may deposit these Odd-Lots with the ADS Custodian as described above. To the extent practicable, the ADS Depositary will combine Odd-Lots of Common Shares with other Odd-Lots to create whole ADSs that Purchaser will accept for payment, upon the terms and subject to the conditions of the U.S. Offer.
To the extent that Purchaser accepts for payment your Common Shares, including Odd-Lots, tendered in the U.S. Offer, after the application of proration, if applicable, Purchaser will purchase the ADSs representing those Common Shares. U.S. holders of Common Shares will not be responsible for any fees relating to the deposit of Common Shares with the ADS Depositary for issuance of ADSs to be tendered into the U.S. Offer or any fees relating to the subsequent cancellation of the ADSs accepted for payment pursuant to the U.S. Offer. To the extent Purchaser does not accept for payment your Common Shares tendered in the U.S. Offer, those ADSs will be surrendered for cancellation and the Common Shares will be returned to the account in Cavali S.A. ICLV (“Cavali”) specified in the ADS Letter of Transmittal.
If you hold Common Shares in certificated form, you must arrange for your Common Shares to be dematerialized in order for you to participate in the U.S. Offer in accordance with the procedures set forth above.
Do NOT send the ADS Letter of Transmittal or any related documents to the Company, IG4, Purchaser, the Information Agent, the ADS Depositary or the ADS Custodian.
I am a U.S. holder of Common Shares. Can I tender my Common Shares into the Peru Offer?
Yes. The Peru Offer is open to all holders of Common Shares, wherever located. However, there are risks to participating in the Peru Offer as compared to the U.S. Offer, including as a result of the differences between the U.S. Offer and the Peru Offer (see “Summary Term Sheet — What are the principal differences between the U.S. Offer and the Peru Offer?”). U.S. holders that intend to tender their Common Shares into the Peru Offer should contact the Peru Tender Agent or the securities intermediary with which their Common Shares are deposited for a copy of the Peru Offer Prospectus and related Peru Offer documents (as filed with the SMV in Peru).
I am a registered holder of American Depositary Receipts (“ADRs”) evidencing ADSs. How do I participate in the U.S. Offer?
If you are a registered holder of ADRs evidencing ADSs and you intend to tender your ADRs in the U.S. Offer, you should timely submit the ADRs, together with a properly completed and duly executed ADS Letter of Transmittal bearing your original signature and all other documents required by the ADS Letter of Transmittal, to the U.S. Tender Agent at the address set forth on the back cover of this Offer to Purchase. Your ADRs, ADS Letter of Transmittal and all other required documents must be received by the U.S. Tender Agent before 5:00 p.m., New York City time, on the Expiration Date. In some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”).
The accompanying ADS Letter of Transmittal is also available from the Information Agent at its address and telephone number set forth on the back cover of this Offer to Purchase. For more information about the procedure for tendering ADSs in the U.S. Offer, see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of ADSs — Registered Holders of ADRs Evidencing ADSs,” or contact the Information Agent at the telephone number and address set forth on the back cover of this Offer to Purchase.
Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal, or any related documents, to the Company, IG4, Purchaser, the Information Agent or the ADS Depositary.
I am a registered holder of uncertificated ADSs. How do I participate in the U.S. Offer?
If you hold uncertificated ADSs registered in your name on the books of the ADS Depositary, a properly completed and duly executed ADS Letter of Transmittal bearing your original signature, and all other documents required by the ADS Letter of Transmittal, must be received by the U.S. Tender Agent before 5:00 p.m., New York City time, on the Expiration Date. In some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.
The accompanying ADS Letter of Transmittal is also available from the Information Agent at its address and telephone numbers set forth on the back cover of this Offer to Purchase. For more information about the procedure for tendering ADSs into the U.S. Offer, see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of ADSs — Registered Holders of Uncertificated ADSs,” or contact the Information Agent at the telephone numbers and address set forth on the back cover of this Offer to Purchase.

Do NOT send the ADS Letter of Transmittal or any related documents to the Company, IG4, Purchaser, the Information Agent or the ADS Depositary.
I hold my ADSs through a broker or other securities intermediary. How do I participate in the U.S. Offer?
If you hold your ADSs through a broker or other securities intermediary, you must contact such securities intermediary and have such securities intermediary tender your ADSs on your behalf through DTC before 5:00 p.m., New York City time, on the Expiration Date. Further, before 5:00 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (a) a confirmation of such tender and (b) an Agent’s Message (as defined below). DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date to receive instructions to tender ADSs. You should contact your broker or other securities intermediary to determine the cut-off time and date that is applicable to you.
The term “Agent’s Message” means a message transmitted to the U.S. Tender Agent by DTC, received by the U.S. Tender Agent, and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of this Offer to Purchase and the ADS Letter of Transmittal and that we may enforce such agreement against such participant.
For more information about the procedures for tendering ADSs into the U.S. Offer, see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Tender of ADSs — ADSs Held through a Broker or Other Securities Intermediary,” or contact the Information Agent at the telephone numbers and address set forth on the back cover of this Offer to Purchase.
Is Purchaser providing for guaranteed delivery procedures?
We are not providing for guaranteed delivery procedures. Therefore, U.S. holders of Common Shares and ADS holders must allow sufficient time for the necessary tender procedures to be completed before the Expiration Date. U.S. holders of Common Shares and ADS holders must tender their securities in accordance with the procedures set forth in this Offer to Purchase and the accompanying ADS Letter of Transmittal. Tenders received by the U.S. Tender Agent after the Expiration Date will be disregarded and of no effect for purposes of the U.S. Offer.
Does Purchaser have the financial resources to make payment?
Yes. IG4 has provided us with sufficient funds to purchase all validly tendered Common Shares and ADSs into the Offers that have not been properly withdrawn and that we have accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent in an amount sufficient to pay for such validly tendered and not properly withdrawn Common Shares and ADSs that we have accepted for payment. The Offers will be financed with funds from IG4 Capital Private Equity Fund II, additional capital from co-investors and existing liquidity. The Offers are not subject to a financing condition. See “The U.S. Offer — Source and Amount of Funds.”
Is Purchaser’s financial condition relevant to my decision to tender into the U.S. Offer?
No. Our financial condition should not be relevant to your decision whether to tender Common Shares or ADSs into the U.S. Offer because:
•
you will receive payment solely in cash for any Common Shares or ADSs that you tender into the U.S. Offer;

•
IG4 has provided us with sufficient funds to purchase all validly tendered Common Shares and ADSs into the Offers that have not been properly withdrawn and that we have accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent in an amount sufficient to pay for such validly tendered and not properly withdrawn Common Shares and ADSs that we have accepted for payment; and

•
the consummation of the Offers is not subject to any financing condition.

See “The U.S. Offer — Source and Amount of Funds.”
What are the material U.S. federal income tax consequences to a U.S. holder participating in the U.S. Offer?
A U.S. holder (as defined in “The U.S. Offer — Tax Considerations — Material U.S. Federal Income Tax Consequences”) that tenders Common Shares or ADSs into the U.S. Offer generally will recognize a gain or loss, for U.S. federal income tax purposes, in an amount equal to the difference, if any, between (a) the cash received in the U.S. Offer and (b) the U.S. holder’s adjusted tax basis in the Common Shares or ADSs exchanged therefor. The gain or loss will be determined separately for each block of Common Shares or ADSs (that is, Common Shares or ADSs acquired at the same cost in a single transaction). Such gain or loss will generally be long-term capital gain or loss if the U.S. holder held the Common Shares or ADSs for more than one (1) year. The tax consequences to you will depend on your individual situation. We urge you to consult your tax advisor to determine the particular tax consequences to you of the U.S. Offer, including the application and effect of any U.S. federal, state, or local or non-U.S. income and other tax laws (see “The U.S. Offer — Tax Considerations — Material U.S. Federal Income Tax Consequences”).
What are the material Peruvian tax consequences of participating in the U.S. Offer?
A Non-Peruvian Holder (as defined in “The U.S. Offer — Tax Considerations — Material Peruvian Tax Considerations”) that tenders Common Shares into the U.S. Offer generally will recognize a gain or loss, for Peruvian tax purposes, in an amount equal to the difference, if any, between (a) the cash received in the U.S. Offer and (b) the Non-Peruvian Holder’s tax cost basis in the Common Shares exchanged therefor. The capital gains rate in Peru is generally 30%. In addition, a Non-Peruvian Holder must obtain certification of its tax cost basis from the Peruvian tax authorities or the Non-Peruvian Holder will be subject to taxation on a gross basis. A Non-Peruvian Holder that tenders ADSs will not be subject to Peruvian tax. The tax consequences to you will depend on your individual situation. We urge you to consult your tax advisor to determine the particular Peruvian tax consequences to you of the U.S. Offer (see “The U.S. Offer — Tax Considerations — Material Peruvian Tax Considerations”).
What does the Company Board think about the U.S. Offer?
Under applicable U.S. law, the Company is required to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), with the SEC, within ten (10) business days from the date of commencement of the U.S. Offer. In the Schedule 14D-9, the Company is required to set forth whether the Company recommends acceptance or rejection of the U.S. Offer, expresses no opinion and remains neutral towards the U.S. Offer or is unable to take a position with respect to the U.S. Offer, and the reasons therefor. Such information will be available for free at the SEC’s website at www.sec.gov when filed by the Company. Holders of ADSs and U.S. holders of Common Shares should read carefully the Schedule 14D-9 when available.
Does the Tender Offer Support Agreement govern the Offers in any way?
Yes. Subject to the terms and conditions of the Tender Offer Support Agreement, Purchaser has agreed, among other things:
•
to make an offer to all holders of Common Shares to acquire not less than 93,962,525 Common Shares and no more than 107,198,601 Common Shares, representing between approximately 10.78% and 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs;

•
that, without the prior written consent of the Sellers, Purchaser will not: (a) decrease the Offer Price; (b) change the form of the consideration to be paid in the Offers; (c) decrease the number of Common Shares sought in the Offers; or (d) impose additional conditions to the Offers or otherwise amend, modify or supplement any of the terms of the Offers;

•
to acquire from the Sellers pursuant to the Peru Offer and subject to proration, if applicable, 93,962,525 Common Shares in the aggregate, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs;

•
following completion of the Offers, to acquire from GH Holding Group directly, for the Common Share Offer Price per Common Share, 2,585,597 Common Shares, representing approximately 0.30%

of the outstanding Common Shares, including Common Shares represented by ADSs, subject to the release of such Common Shares from seizure (embargo e inhibición) by the Peruvian Public Prosecutor (Fiscalía) and the Peruvian Attorney General (Procuraduria) and the registration of such release in Cavali;
•
following completion of the Offers, to acquire from Mr. Graña Acuña, for the Common Share Offer Price, 7,765,604 Common Shares, representing approximately 0.89% of the outstanding Common Shares, including Common Shares represented by ADSs, subject to the release of such Common Shares from seizure (embargo e inhibición) and confiscation (incautación) by the Peruvian Public Prosecutor (Fiscalía) and the Peruvian Attorney General (Procuraduria) and the registration of such release in Cavali; and

•
to enter into arrangements with certain of such Sellers in respect of the voting of 110,868,054 Common Shares in the aggregate, representing approximately 12.72% of the outstanding Common Shares, including Common Shares represented by ADSs.

See “The U.S. Offer — Tender Offer Support Agreement and Related Agreements.”
Am I entitled to appraisal rights or redemption rights in connection with the U.S. Offer?
No. Peruvian law does not recognize appraisal rights or redemption rights upon completion of a tender offer and therefore neither appraisal rights nor redemption rights are available in connection with the Offers.
How long do I have to decide whether to tender into the U.S. Offer?
Unless we extend the U.S. Offer, you have until 5:00 p.m., New York City time, on the Expiration Date to tender your Common Shares or ADSs, by which time the U.S. Tender Agent must receive all documents necessary in accordance with the procedures set forth in this Offer to Purchase.
Under what circumstances can or must Purchaser extend the U.S. Offer?
Pursuant to applicable U.S. laws, we may extend the U.S. Offer at any time.
If we make a material change in the terms of the U.S. Offer or the information concerning the U.S. Offer, or if we waive a material condition of the U.S. Offer, we will extend the U.S. Offer to the extent required by Rules 14d-4, 14d-6 and 14e-1 under the Exchange Act. Moreover, we will extend the U.S. Offer so that the tender offer period matches that of the Peru Offer (see “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Extension of Tender Offer Period and Amendments”).
How will I be notified if the U.S. Offer is extended?
If we extend the U.S. Offer, we will notify the U.S. Tender Agent by written notice or oral notice confirmed in writing and we will make a public announcement of the extension in the U.S. by press release or other public announcement, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. At the start of any extension period, we will file with the SEC an amendment to this Offer to Purchase, setting forth the new expiration date of the U.S. Offer. See “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Extension of Tender Offer Period and Amendments.”
If the U.S. Offer is extended, what impact will this have on the Peru Offer?
We expect to conduct the U.S. Offer and the Peru Offer simultaneously and therefore the U.S. Offer and the Peru Offer will expire on the same day. If the U.S. Offer is extended for any reason, we will extend the Peru Offer for the length of the extension of the U.S. Offer. See “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Extension of Tender Offer Period and Amendments.”
If the Peru Offer is extended, what impact will this have on the U.S. Offer?
We expect to conduct the U.S. Offer and the Peru Offer simultaneously and therefore the U.S. Offer and the Peru Offer will expire on the same day. If the Peru Offer is extended for any reason, we will extend the U.S. Offer for the length of the extension of the Peru Offer. See “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Extension of Tender Offer Period and Amendments.”
Until what time can I withdraw previously tendered Common Shares or ADSs?
You can withdraw some or all of the Common Shares or ADSs that you previously tendered into the U.S. Offer at any time before 5:00 p.m., New York City time, on the Expiration Date. In addition, unless we have accepted your Common Shares or ADSs for payment as provided in this Offer, you may also withdraw at any time after August 14, 2021.
How do I withdraw previously tendered Common Shares or ADSs?
If you have tendered Common Shares or ADSs, you must properly complete and duly execute a notice of withdrawal for such Common Shares or ADSs, and such notice must be received by the U.S. Tender Agent before 5:00 p.m., New York City time, on the Expiration Date. If you hold your ADSs through a broker or other securities intermediary, and if your securities intermediary has established a cut-off time and date for receipt of instructions to withdraw that is earlier than 5:00 p.m., New York City time, on the Expiration Date, you must contact your securities intermediary prior to its earlier cut-off time and date to request it to make the withdrawal in accordance with the applicable procedures. See “The U.S. Offer — Withdrawal Rights.”
Will I have to pay any brokerage fees or commissions?
If your Common Shares or ADSs are held through a broker or other securities intermediary and your securities intermediary tenders your Common Shares or ADSs, or completes any of the requirements set forth in “The U.S. Offer — Procedures for Tendering into the U.S. Offer,” in each case, as instructed by you, your intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine whether any charges will apply.
What is the market value of my Common Shares or my ADSs as of a recent date?
On August 26, 2020, the last full trading day before the announcement of our intention to conduct the Offers, the closing sale price for Common Shares reported on the LSE was S/ 1.62 per share (or U.S. $0.45 based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on August 26, 2020). On June 15, 2021, the last full trading day before publication of the Peru Offer Prospectus and this Offer to Purchase, the closing sale price for Common Shares reported on the LSE was S/ 1.17 per share (or U.S. $0.30 based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021). Before deciding whether to tender, you should obtain a current market quotation for Common Shares (see “The U.S. Offer — Price Range of Common Shares and ADSs”).
On August 26, 2020, the closing sale price for ADSs reported on the NYSE was U.S. $2.25 per ADS (which when divided by five (5) is approximately U.S. $0.45 per Common Share). On June 15, 2021, the closing sale price for ADSs reported on the NYSE was U.S. $1.56 per ADS (which when divided by five (5) is approximately U.S. $0.31 per Common Share). Before deciding whether to tender, you should obtain a current market quotation for ADSs (see “The U.S. Offer — Price Range of Common Shares and ADSs”).
Who should I call if I have questions about the U.S. Offer?
Holders in the U.S. or Canada may call the Information Agent at its toll-free number (888) 750-5834. Holders outside the U.S. and Canada may call +1 (412) 232-3651. Banks and brokers may call collect at (212) 750-5833. Holders may also contact the Information Agent in writing at its address at 501 Madison Avenue, 20th Floor, New York, New York 10022. Material requests (only) may be made to the Information Agent by email (info@innisfreema.com). The Information Agent’s contact information is also detailed on the back cover of this Offer to Purchase.

TO THE HOLDERS OF COMMON SHARES WHO ARE U.S. HOLDERS AND
ALL HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES
OF
AENZA S.A.A.
(FORMERLY GRAÑA Y MONTERO S.A.A.):
INTRODUCTION
IG4 Capital Infrastructure Investments LP, a limited partnership organized under the laws of Scotland (“Purchaser”), is jointly owned by IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP, IG4 Capital Private Equity Investments II-C LP and IG4 Capital Infrastructure Co-Investments A LP, each a limited partnership organized under the laws of England and Wales (collectively, “IG4”). Purchaser is offering to purchase 107,198,601 common shares, par value S/ 1.00 per share (each, a “Common Share,” and collectively, the “Common Shares”), of Aenza S.A.A. (formerly Graña y Montero S.A.A.), a publicly-held corporation (sociedad anónima abierta) organized under the laws of Peru (the “Company”), including Common Shares represented by American Depositary Shares (each of which represents five (5) Common Shares) (each, an “ADS,” and collectively, the “ADSs”), delivered by The Bank of New York Mellon, acting as depositary (the “ADS Depositary”), pursuant to that certain Deposit Agreement, dated as of December 31, 2018, among the Company, the ADS Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), which represent in the aggregate approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs, through concurrent tender offers in Peru and in the United States.
Purchaser is offering to purchase Common Shares from U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which defines a U.S. holder as “any security holder resident in the United States”), and ADSs from all holders, wherever located, for S/ 1.88 per Common Share (such amount, the “Common Share Offer Price”) and S/ 9.40 per ADS (the “ADS Offer Price” and each such amount, the “Offer Price”), in each case, payable to the seller in cash, without interest, less any withholding taxes that may be applicable (see “The U.S. Offer — Terms of the U.S. Offer — Material Terms — Consideration and Payment”), upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements hereto, the “Offer to Purchase”) and in the accompanying American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” and together with this Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “U.S. Offer” or this “Offer”).
Concurrent with the U.S. Offer, Purchaser is making an offer, in accordance with the provisions of Sub-section II, Section III of Title III of the Securities Market Law of Peru, Single Text of Administrative Procedures, approved by Supreme Decree No. 093-2002-EF (the “Peru Securities Market Law”), the provisions of the Tender Offer Regulations of Peru, approved by CONASEV Resolution No. 009-2006-EF/94.10, as amended from time to time (the “Peru Tender Offer Regulations”), and certain exemptions to the Peru Tender Offer Regulations granted by the Superintendence of the Stock Market in Peru (the “SMV”) to Purchaser by means of Oficio No. 2517-2020-SMV/11.1, to purchase Common Shares from all holders of Common Shares, wherever located (the “Peru Offer,” and together with the U.S. Offer, the “Offers”), for the same price and on substantially the same terms as offered to purchase Common Shares in the U.S. Offer.
Purchaser is offering to purchase 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate, pursuant to the Offers, which represents approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs. If more than 107,198,601 Common Shares, including Common Shares represented by ADSs, are validly tendered (and not properly withdrawn) in the Offers, Purchaser will purchase a pro rata number of Common Shares, including Common Shares represented by ADSs (with adjustments to avoid purchases of fractional Common Shares or ADSs (although “odd-lots” of fewer than five (5) Common Shares (“Odd-Lots”) will be accepted to the extent practicable)), from all tendering holders of Common Shares and ADSs, so that Purchaser would purchase no more than 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate pursuant to the Offers (see “The U.S. Offer — Terms of the U.S. Offer — Proration”).
On August 24, 2020, Purchaser entered into a tender offer support agreement with GH Holding Group Corp. (“GH Holding Group”), Bamas International Investment Corp. (“Bamas”), Bethel Enterprises Inc. (“Bethel”), Hernando Alejandro Constancio Graña Acuña (“Mr. Graña Acuña”), Mario Germán Óscar Alvarado Pflucker (“Mr. Alvarado Pflucker”), Francisco Javier Dulanto Swayne (“Mr. Dulanto Swayne”), Hugo Rangel Zavala (“Mr. Zavala”), Alfonso Galvez Rubio (“Mr. Rubio”), Ruth Alvarado Pflucker, Elisa Alvarado Pflucker, Gonzalo Alvarado Pflucker and Claudia Gutierrez Benavides (“Ms. Benavides,” and collectively, the “Sellers”), and on June 3, 2021, Purchaser entered into an amendment to the tender offer support agreement with the Sellers (together, the “Tender Offer Support Agreement”), pursuant to which the Sellers have agreed to, among other things, tender into the Peru Offer in the aggregate 93,962,525 Common Shares, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs, on the terms and subject to the conditions set forth in the Tender Offer Support Agreement (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
The U.S. Offer is open to all U.S. holders of Common Shares and all holders of ADSs, wherever located. U.S. holders of Common Shares who wish to participate in the Offers may do so by either (a) depositing, at no cost to such holders, their Common Shares with the ADS Depositary, for issuance of ADSs, which may be tendered in the U.S. Offer or (b) tendering their Common Shares in the Peru Offer. Purchaser will accept for payment Common Shares and ADSs that are validly tendered and not properly withdrawn before 5:00 p.m., New York City time, on July 15, 2021, or the latest time and date at which the U.S. Offer will expire if the U.S. Offer is extended (the “Expiration Date”). Holders of Common Shares that are not U.S. holders may not use this Offer to Purchase and may only tender their Common Shares into the Peru Offer. A separate prospectus, for use by holders of Common Shares, wherever located, is being published concurrently in Peru, in accordance with the Peru Securities Market Law and the Peru Tender Offer Regulations.
The Offer Price paid to U.S. holders of Common Shares and holders of ADSs will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and, in relation to holders of ADSs only, a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement), to such holders. A cancellation fee will not apply to U.S. holders of Common Shares who tender their Common Shares into the U.S. Offer in accordance with the procedures described in this Offer to Purchase.
We expect to announce the final results of the Offers, including the results of the application of proration (if applicable), within two (2) trading days after the Expiration Date (the “Proration Announcement Date”), and to pay for Common Shares and ADSs accepted for payment on the third (3rd) trading day after the Expiration Date (the “Settlement Date”). For purposes of the Offer to Purchase, “trading day” means any day on which both the Lima Stock Exchange (Bolsa de Valores de Lima) (“LSE”) and the New York Stock Exchange, Inc. (“NYSE”) are open for trading. The Offer Price paid to U.S. holders of Common Shares and holders of ADSs will be converted by Larraín Vial Sociedad Agente de Bolsa S.A., which has been appointed by Purchaser to act as tender agent in the Peru Offer (the “Peru Tender Agent”), from Peruvian Soles to U.S. dollars based on the “Applicable Exchange Rate” and will be deposited by the Peru Tender Agent with The Bank of New York Mellon, which has been appointed by Purchaser to act as tender agent for the U.S. Offer (the “U.S. Tender Agent”), on the second (2nd) trading day after the Expiration Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date. All payments to tendering holders of ADSs or U.S. holders of Common Shares pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
The obligation of Purchaser to accept for payment and pay for Common Shares held by U.S. holders and ADSs held by all holders, in each case validly tendered (and not properly withdrawn) in the U.S. Offer prior to the Expiration Date is subject to the satisfaction or, to the extent legally permitted, waiver of certain conditions, including that immediately prior to the expiration of the Offers, there have been validly tendered (and not properly withdrawn) pursuant to the Offers, at least 107,198,601 Common Shares in the aggregate, including Common Shares represented by ADSs, representing approximately 12.29% of the outstanding Common Shares (the “Minimum Acceptance Condition”). The U.S. Offer is also subject to certain other conditions contained in this Offer to Purchase. See “The U.S. Offer — Conditions to the Offers” which sets forth all the conditions to the U.S. Offer. There is no financing condition to the U.S. Offer.
Purchaser intends to conduct the U.S. Offer in compliance with the applicable regulatory requirements in the United States, including the applicable requirements of Regulations 14D and 14E under the Exchange Act. Purchaser is relying on the “Tier II” exemption under the Exchange Act in respect of the U.S. Offer. The “Tier II” exemption provides partial relief from the applicability of Exchange Act rules governing third party tender offers involving the securities of a foreign private issuer if greater than 10% but no more than 40% of the subject class of securities are held by U.S. holders. In determining that the “Tier II” exemption applies to the U.S. Offer, Purchaser has determined the percentage of outstanding shares held by U.S. holders in accordance with Instruction 2 to Rules 14d-1(c) and (d) under the Exchange Act.
To the extent permissible under Rule 14e-5 of the Exchange Act, the Peru Tender Offer Regulations and other applicable law or regulation, Purchaser and its respective affiliates and brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, directly or indirectly, Common Shares or any securities that are immediately convertible into, exchangeable for, or exercisable for, Common Shares, other than pursuant to the U.S. Offer and/or the Peru Offer, before, during or after the period during which the U.S. Offer and the Peru Offer remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases, and any corresponding legal requirements, will be disclosed and/or enacted, as applicable, as required by law or regulation in Peru. This information will be disclosed in the United States through the Schedule TO (the “Schedule TO”) or any amendment thereto filed with the Securities and Exchange Commission (“SEC”), and available for free at the SEC’s website at www.sec.gov.
Pursuant to the Exchange Act, the Company is required to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), with the SEC, within ten (10) business days from the date of commencement of the U.S. Offer. In the Schedule 14D-9, the Company is required to set forth whether the Company recommends acceptance or rejection of the U.S. Offer, expresses no opinion and remains neutral towards the U.S. Offer or is unable to take a position with respect to the U.S. Offer, and the reasons therefor. Such information will be available for free at the SEC’s website at www.sec.gov when filed by the Company. Holders of ADSs and U.S. holders of Common Shares should read carefully the Schedule 14D-9 when available.
THIS OFFER TO PURCHASE AND THE ACCOMPANYING ADS LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. YOU SHOULD READ CAREFULLY THIS OFFER TO PURCHASE AND THE ADS LETTER OF TRANSMITTAL IN THEIR ENTIRETY BEFORE YOU MAKE A DECISION WITH RESPECT TO THE U.S. OFFER.

THE U.S. OFFER
1.
Terms of the U.S. Offer

Transaction Background
Purchaser is interested in acquiring a “participación significativa” (as defined in Reglamento de Oferta Pública de Adquisicion y de Compra de Valores por Exclusión approved by CONASEV Resolution No. 009-2006-EF to mean a direct or indirect ownership, or the ability to direct the voting, of 25% or more of the shares of a Peruvian company listed on the LSE) of no less than 218,066,655 Common Shares, representing approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs.
On August 24, 2020, Purchaser entered into the Tender Offer Support Agreement with the Sellers (as amended on June 3, 2021), pursuant to which, among other things:
(i)
the Sellers have agreed to tender 93,962,525 Common Shares in the aggregate, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs, into the Peru Offer;

(ii)
GH Holding Group has agreed to sell 2,585,597 Common Shares, representing approximately 0.30% of the outstanding Common Shares, including Common Shares represented by ADSs, following completion of the Offers directly to Purchaser for the Common Share Offer Price per Common Share subject to the release of such Common Shares from seizure (embargo e inhibición) by the Peruvian Public Prosecutor (Fiscalía) and the Peruvian Attorney General (Procuraduria) (the “GH Embargo”) and the registration of such release in Cavali S.A. ICLV (“Cavali”);

(iii)
Mr. Graña Acuña has agreed to sell 7,765,604 Common Shares, representing approximately 0.89% of the outstanding Common Shares, including Common Shares represented by ADSs, following completion of the Offers directly to Purchaser for the Common Share Offer Price per Common Share, subject to the release of such Common Shares from seizure (embargo e inhibición) and confiscation (incautación) by the Peruvian Public Prosecutor (Fiscalía) and the Peruvian Attorney General (Procuraduria) (the “HG Embargo”) and the registration of such release in Cavali; and

(iv)
certain Sellers have agreed to enter into arrangements with Purchaser in respect of the voting of 110,868,054 Common Shares in the aggregate, representing approximately 12.72% of the outstanding Common Shares, including Common Shares represented by ADSs, in each case, on the terms and subject to the conditions set forth in the Tender Offer Support Agreement (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
As a result of the Offers and the arrangements that we have made pursuant to the Tender Offer Support Agreement, immediately following consummation of the Offers, Purchaser expects to either own or have the ability to direct the voting of 218,066,655 Common Shares representing, in the aggregate, approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs.
Peru Offer and the Dual Offer Structure
As a result of the foregoing arrangements, Purchaser has commenced, on the date of the publication of this Offer to Purchase, a tender offer in Peru, open to all holders of Common Shares, wherever located, for the purchase of 107,198,601 Common Shares, including Common Shares represented by ADSs.
In accordance with Rule 14d-1 of the Exchange Act, Purchaser must permit U.S. holders of Common Shares, including Common Shares represented by ADSs, to participate in the transaction on terms at least as favorable as those offered in Peru. After calculating U.S. ownership of Common Shares and ADSs in accordance with Instruction 2 to Rules 14(d)-1(c) and (d) under the Exchange Act, Purchaser determined that, as of a date no more than sixty (60) calendar days before the announcement of the Offers, U.S. holders held at such time more than 10% but less than 40% of the then outstanding Common Shares (including those held in the form of ADSs). Therefore, the U.S. Offer is eligible for certain Tier II exemptions under

Rule 14d-1(d) of the Exchange Act, including the commencement of a separate tender offer in the U.S. for U.S. holders of Common Shares and all holders of ADSs.
To facilitate the participation of all holders of Common Shares, including U.S. holders, and all holders of ADSs, wherever located, we are commencing two (2) tender offers: (a) the U.S. Offer, which is open to all holders of ADSs, wherever located, and all U.S. holders of Common Shares and (b) the Peru Offer, which is open to all holders of Common Shares, wherever located.
Holders of Common Shares that are not U.S. holders may not tender their Common Shares into the U.S. Offer but may tender their Common Shares into the Peru Offer. The price per Common Share payable by Purchaser to holders of Common Shares tendering their Common Shares into the Peru Offer is the same price per Common Share payable by Purchaser to U.S. holders of Common Shares tendering their Common Shares into the U.S. Offer. The price payable in the Peru Offer will be payable in Peruvian Soles. Other material terms of the U.S. Offer and the Peru Offer are substantially the same. However, the Peru Offer is governed by, and subject to, Peruvian law, including the provisions of Sub-section II, Section III of Title III of the Securities Market Law of Peru, Single Text of Administrative Procedures, approved by Supreme Decree No. 093-2002-EF, the provisions of the Peru Tender Offer Regulations and certain exemptions to the Peru Tender Offer Regulations granted by the SMV to Purchaser by means of Oficio No. 2517-2020-SMV/11.1. The Peru Offer is not subject to U.S. federal securities laws, including the tender offer rules under the Exchange Act. Further, U.S. holders that tender into the Peru Offer will need to consult the prospectus for the Peru Offer (the “Peru Offer Prospectus”) filed with the SMV and certain press releases and announcements that may be made in Peru but may not be made in the U.S. Such materials may not always be filed with the SEC. Certain differences between the terms of the U.S. Offer and the terms of the Peru Offer will result from differences in applicable law, including the following.
•
The U.S. Offer is only for U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act, which defines a U.S. holder as “any security holder resident in the United States”) of Common Shares, and for ADS holders, wherever located. The Peru Offer is open to all holders of Common Shares, wherever located. Pursuant to Peruvian law, all holders of Common Shares must be allowed to participate in the Peru Offer.

•
The rights of U.S. holders to bring suits in Peru in relation to the Peru Offer are more limited than in the U.S. in relation to the U.S. Offer. Therefore, U.S. holders bringing suits in Peru in relation to the Peru Offer may have more difficulty protecting their interests than they would in the U.S. in relation to the U.S. Offer. It may also be difficult to effect service of process or enforce judgments obtained outside of Peru upon assets or persons located in Peru.

•
Purchaser has obtained an exemption from the SMV that allows Purchaser, in accordance with Article 59 of the Peru Tender Offer Regulations, to modify, suspend, declare invalid or extend the Peru Offer if the U.S. Offer is modified, suspended, declared invalid or extended. As such, the Offers will run concurrently and will expire on the same day. If we extend, we will extend both the Peru Offer and the U.S. Offer concurrently so that the Offers will expire on the same day.

•
The LSE trading calendar may differ from the NYSE trading calendar. Therefore, the number of days that the Peru Offer is open may be different from the number of days that the U.S. Offer is open.

Holders of Common Shares who tender into the Peru Offer will receive Peruvian Soles. U.S. holders of Common Shares and holders of ADSs who tender into the U.S. Offer will receive U.S. dollars.
The Offers do not extend to Common Shares or ADSs held in treasury by the Company.
For additional information on how to tender into the Peru Offer, please contact the Peru Tender Agent or the securities intermediary with which your Common Shares are deposited. For additional information on how to tender into the U.S. Offer, please contact Innisfree M&A Incorporated (the “Information Agent”) at the address and telephone numbers set forth on the back cover of this Offer to Purchase.
Material Terms
Consideration and Payment
In this Offer to Purchase, we are offering to pay S/ 1.88 per Common Share and S/ 9.40 per ADS (which reflects five (5) times the price offered per Common Share, since each ADS represents five (5) Common

Shares), in each case, payable to the seller in cash, without interest, less any withholding taxes that may be applicable. This is the same price per Common Share payable by Purchaser to holders of Common Shares tendering their Common Shares into the Peru Offer. The purchase price paid to U.S. holders of Common Shares and holders of ADSs for the Common Shares and ADSs accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and, in relation to holders of ADSs only, a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement), to such holders. A cancellation fee will not apply to U.S. holders of Common Shares who tender their Common Shares into the U.S. Offer in accordance with the procedures described in this Offer to Purchase. No fraction of Common Shares or ADSs will be purchased from any holder, and all payments to tendering holders of Common Shares or ADSs pursuant to this Offer to Purchase will be rounded to the nearest whole U.S. cent (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”). We will not pay interest on the Offer Price for Common Shares or ADSs pursuant to the U.S. Offer.
Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, the offer price per Common Share is approximately U.S. $0.48 and the offer price per ADS is approximately U.S. $2.40. U.S. holders of Common Shares and holders of ADSs should be aware that fluctuations in the Peruvian Sol to U.S. dollar exchange rate will cause the value of the cash consideration to be paid to them in respect of their Common Shares or ADSs to change accordingly.
Initial Offer Period
The U.S. Offer will commence on June 16, 2021, and will expire at 5:00 p.m., New York City time, on July 15, 2021, which deadline, as it may be extended, is referred to as the Expiration Date in this Offer to Purchase. We refer to such period from the commencement of the Offer to (and including) the Expiration Date as the initial offer period. We will accept for payment any Common Shares and ADSs that are validly tendered and not properly withdrawn in the Offers before 5:00 p.m., New York City time, on the Expiration Date, upon the terms and subject to the conditions of the U.S. Offer. If you hold your Common Shares or ADSs through a broker or other security intermediary, you should be aware that such securities intermediary is likely to establish its own cut-off time and date, which is likely to be earlier than the deadline set forth above, for receipt of instructions to tender (or to withdraw, as applicable). U.S. holders of Common Shares and holders of ADSs are responsible for determining and complying with any applicable cut-off times and dates.
Extension
The U.S. Offer may be extended at any time and from time to time, and during such extended period the U.S. Offer will remain open and the acceptance for payment of Common Shares and ADSs tendered will be delayed. In addition, we will extend the U.S. Offer, to the extent required by applicable U.S. federal securities laws, if we make a material change to the terms of the U.S. Offer, make a material change in the information concerning the U.S. Offer, or waive a material condition of the U.S. Offer.
We expect to conduct the U.S. Offer and the Peru Offer simultaneously and therefore the U.S. Offer and the Peru Offer will expire on the same day. If the U.S. Offer is extended for any reason, we will extend the Peru Offer for the length of the extension of the U.S. Offer. Similarly, if the Peru Offer is extended for any reason, we will extend the U.S. Offer for the length of the extension of the Peru Offer. Therefore, we expect the U.S. Offer and the Peru Offer will remain open, including any extensions, for the same period of time. See “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Extension of Tender Offer Period and Amendments.”
During any of such extensions of the initial offer period, all Common Shares and ADSs tendered and not withdrawn will remain subject to the U.S. Offer and subject to withdrawal rights. All U.S. holders of Common Shares or holders of ADSs that validly tendered, and did not withdraw, their securities into the

U.S. Offer prior to the expiration of the U.S. Offer, as extended, will receive the same price per Common Share or ADSs, as applicable, regardless of whether they tendered before or during any extension period of the U.S. Offer.
If we extend the U.S. Offer, we will notify the U.S. Tender Agent by written notice or oral notice confirmed in writing and we will make a public announcement of the extension in the U.S. by press release or other public announcement, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. At the start of any extension period, we will file with the SEC an amendment to this Offer to Purchase, setting forth the new expiration date of the U.S. Offer.
Proration
We are offering to purchase 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate, pursuant to the Offers, which represents approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs. If more than 107,198,601 Common Shares, including Common Shares represented by ADSs, are validly tendered (and not properly withdrawn) in the Offers, we will, upon the terms and subject to the conditions of the U.S. Offer, purchase a pro rata number of Common Shares, including Common Shares represented by ADSs (with adjustments to avoid purchases of fractional Common Shares or ADSs (although Odd-Lots will be accepted to the extent practicable)), from all tendering holders of Common Shares and ADSs, so that we would purchase no more than 107,198,601 Common Shares, including Common Shares represented by ADSs, in the aggregate pursuant to the Offers.
If proration is required, because of the difficulty of determining the precise number of Common Shares, including Common Shares represented by ADSs, properly tendered and not withdrawn, the percentage of Common Shares, including Common Shares represented by ADSs, that have been accepted for payment will be announced through the public filing of an amendment to the Tender Offer Statement on Schedule TO filed by IG4 and Purchaser with the SEC on the Proration Announcement Date. We expect to pay for Common Shares and ADSs accepted for payment on the Settlement Date. U.S. holders of Common Shares and holders of ADSs may also obtain the results of proration from the Information Agent, at the telephone numbers on the back cover of this Offer to Purchase.
All Common Shares and ADSs not accepted for payment will be returned to the holder or, in the case of tendered ADSs delivered by book-entry transfer, credited to the account of the tendering party at the book-entry transfer facility from which the transfer had previously been made, as promptly as practicable following the expiration or termination of the U.S. Offer, in each case in accordance with the procedures set forth in this Offer to Purchase (see “The U.S. Offer — Acceptance for Payment and Payment for Common Shares and/or ADSs”).
Withdrawal Rights
The U.S. Offer provides for withdrawal rights as required by U.S. securities laws. Therefore, you will be able to withdraw any tendered Common Shares or ADSs, in accordance with the procedures set forth in “The U.S. Offer — Withdrawal Rights,” before 5:00 p.m., New York City time, on the Expiration Date. After this time on the Expiration Date, your withdrawal rights will be suspended and, subsequently upon our acceptance of your Common Shares or ADSs for payment, your withdrawal rights will terminate. Therefore, you may not have an opportunity after 5:00 p.m., New York City time, on the Expiration Date to exercise your withdrawal rights prior to their termination.
Conditions to the Offers
The Offers are subject to the satisfaction or waiver of various conditions, including, among others, the Minimum Acceptance Condition (see “The U.S. Offer — Conditions to the Offers”).
Assuming that 107,198,601 Common Shares, including Common Shares represented by ADSs, are tendered (and not properly withdrawn) into the Offers, the aggregate purchase price payable by Purchaser upon the consummation of the Offers would be approximately S/ 202,000,000.00, including related transaction fees, costs and expenses. Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on

June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, the aggregate purchase price payable by Purchaser upon the consummation of the Offers would be approximately U.S. $51,549,022.61, including related transaction fees, costs and expenses. IG4 has provided us with sufficient funds to purchase all validly tendered Common Shares and ADSs into the Offers that have not been properly withdrawn and that we have accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent in an amount sufficient to pay for such validly tendered and not properly withdrawn Common Shares and ADSs that we have accepted for payment. The Offers will be financed with funds from IG4 Capital Private Equity Fund II, additional capital from co-investors and existing liquidity. The Offers are not subject to a financing condition. See “The U.S. Offer — Source and Amount of Funds.”
2.
Acceptance for Payment and Payment for Common Shares and/or ADSs

Purchaser is offering to pay S/ 1.88 per Common Share and S/ 9.40 per ADS (which reflects five (5) times the price offered per Common Share, since each ADS represents five (5) Common Shares), in each case, payable to the seller in cash, without interest, less any withholding taxes that may be applicable, upon the terms and subject to the conditions set forth in this Offer to Purchase, and in the accompanying ADS Letter of Transmittal and other related materials, as applicable. Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, the offer price per Common Share is approximately U.S. $0.48 and the offer price per ADS is approximately U.S. $2.40. U.S. holders of Common Shares and holders of ADSs should be aware that fluctuations in the Peruvian Sol to U.S. dollar exchange rate will cause the value of the cash consideration to be paid to them in respect of their Common Shares or ADSs to change accordingly.
Under no circumstances will any interest be paid by us on the Offer Price for Common Shares or ADSs tendered pursuant to the U.S. Offer, regardless of any delay in making such payments. No fraction of a Common Share or ADS will be purchased from any holder and all payments to tendering U.S. holders of Common Shares or holders of ADSs pursuant to this Offer to Purchase will be rounded to the nearest whole U.S. cent.
Upon the satisfaction, or to the extent legally permitted, waiver of the conditions set forth in “The U.S. Offer — Conditions to the Offers” and the accompanying ADS Letter of Transmittal, and subject to proration (if applicable), Purchaser will accept for payment all of the Common Shares and ADSs validly tendered, and not properly withdrawn, before 5:00 p.m., New York City time, on the Expiration Date. We expect to announce the final results of the Offers, including the results of the application of proration (if applicable), on the Proration Announcement Date, and to pay for Common Shares and ADSs accepted for payment on the Settlement Date. For purposes of the Offer to Purchase, “trading day” means any day on which both the LSE and the NYSE are open for trading. In all cases, payment for Common Shares and ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the U.S. Tender Agent in accordance with the procedures set forth in “The U.S. Offer —Procedures for Tendering into the U.S. Offer.”
The purchase price paid to U.S. holders of Common Shares and holders of ADSs for the Common Shares and ADSs accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars and will be distributed, less the amount of any fees, expenses and withholding taxes that may be applicable (including expenses related to the foreign exchange conversion and, in relation to holders of ADSs only, a fee of U.S. $0.05 per ADS for the cancellation of the tendered ADSs as provided in the Deposit Agreement), to such holders. A cancellation fee will not apply to U.S. holders of Common Shares who tender their Common Shares into the U.S. Offer in accordance with the procedures described in this Offer to Purchase.
The Peru Tender Agent will convert the aggregate Offer Price for the Common Shares we have accepted for payment in the U.S. Offer from Peruvian Soles into U.S. dollars based on the “Applicable Exchange Rate” and, on the second (2nd) trading day after the Expiration Date, will deposit the resulting U.S. dollar amount with the U.S. Tender Agent, which will transmit payment for your tendered and accepted Common Shares to you on the Settlement Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date. IG4 has provided us with sufficient funds to purchase all validly tendered Common Shares into the Offers that have not been properly withdrawn and that have been accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent, in an amount sufficient to pay for such validly tendered and not properly withdrawn Common Shares that we have accepted for payment.
U.S. holders of Common Shares will receive a check, in U.S. dollars, from the U.S. Tender Agent for an amount equal to the U.S. dollar proceeds of the aggregate Offer Price of their tendered Common Shares that we have accepted for payment.
The Peru Tender Agent will convert the aggregate Offer Price for the ADSs we have accepted for payment in the U.S. Offer from Peruvian Soles into U.S. dollars based on the “Applicable Exchange Rate” and, on the second (2nd) trading day after the Expiration Date, will deposit the resulting U.S. dollar amount with the U.S. Tender Agent, which will transmit payment for your tendered and accepted ADSs to you on the Settlement Date. The Applicable Exchange Rate will be the Peruvian Sol/U.S. dollar exchange rate obtainable by the Peru Tender Agent on the spot market in Lima, Peru on the second (2nd) trading day after the Expiration Date. IG4 has provided us with sufficient funds to purchase all validly tendered ADSs into the Offers that have not been properly withdrawn and that have been accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent, in an amount sufficient to pay for such validly tendered and not properly withdrawn ADSs that we have accepted for payment.
If you are a registered holder of the ADSs, you will receive a check, in U.S. dollars, from the U.S. Tender Agent for an amount equal to the U.S. dollar proceeds of the aggregate Offer Price of your tendered ADSs that we have accepted for payment. If you hold ADSs through a broker or other securities intermediary, the U.S. Tender Agent will credit The Depository Trust Company (“DTC”), for allocation by DTC to your broker or other securities intermediary, with an amount, in U.S. dollars, equal to the U.S. dollar proceeds of the aggregate Offer Price of your tendered ADSs that we have accepted for payment.
All payments will be subject to any withholding taxes that may be applicable.
Note that the U.S. Tender Agent will act as agent for U.S. holders of Common Shares and holders of ADSs, respectively, for the purpose of receiving payment from Purchaser and transmitting payment to such holders that tender in the U.S. Offer.
If, for any reason, any Common Shares or ADSs tendered by holders are not purchased in the U.S. Offer, or if any American Depositary Receipts (“ADRs”) evidencing ADSs are submitted for more ADSs than the holder intended to tender, the Common Shares and ADSs that are not tendered or purchased will be returned, without expense, to the tendering holder, as promptly as practicable following the expiration or termination of the U.S. Offer. If, for any reason, any ADSs tendered by book-entry transfer are not purchased in the U.S. Offer, such ADSs will be credited to the account of the tendering party, without expense to the tendering holder, as promptly as practicable following the expiration or termination of the U.S. Offer.
3.
Procedures for Tendering into the U.S. Offer

Tender of Common Shares
If you are a U.S. holder of Common Shares that are not represented by ADSs and if you intend to tender all or any portion of such Common Shares into the U.S. Offer, you must deposit your Common Shares for issuance of ADSs (each of which will represent five (5) Common Shares) that will be tendered into the U.S. Offer in accordance with the procedures set forth below.
Prior to the Expiration Date, you must (a) deposit, or instruct your local custodian or securities intermediary to deposit, your Common Shares with Scotiabank Perú as custodian (the “ADS Custodian”), for the account of the ADS Depositary using the account details set forth below, (b) instruct the ADS Depositary to register ADSs in your name on an uncertificated basis, by supplying the instructions set forth below to the ADS Custodian, and (c) properly complete, duly execute and deliver an ADS Letter of Transmittal covering those ADSs, and any other required documents, to the U.S. Tender Agent. Note that local custodians and securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date for receipt of instructions to tender Common

Shares and may charge a transaction or service fee. You should consult your local custodian or securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
U.S. holders of Common Shares should instruct their local custodian or securities intermediary to deliver the Common Shares they intend to tender into the U.S. Offer to the ADS Custodian, using the following account details:
Scotiabank Perú
Scotiabank BIC:	BSUDPEPL
Cavali S.A. ICLV R.U.T. No.:	320695
For the account of:	The Bank of New York Mellon DR
Place of Settlements (PSET):	CVLIPEPLXXX
Attn.:	Ronald Alpiste Rodriguez, Jaime Eduardo Soto Salas, Manuel Moreno Sanchez, Gianmarco Alexander Ormaeche Aranda
Ref:	IG4 / ADS issuance for tender into the U.S. Offer
The delivery of the Common Shares to the ADS Custodian must be accompanied by the following instructions to be supplied to the ADS Custodian:
Name of holder to whom the ADSs are to be registered: Ref:	IG4 / ADS issuance for tender into the U.S. Offer
In order for the ADSs representing tenders from U.S. holders of Common Shares to be validly tendered, the ADS Letter of Transmittal must be sent to the U.S. Tender Agent with the same registered holder’s information supplied above to the ADS Custodian.
Each ADS will represent five (5) Common Shares. U.S. holders of Odd-Lots who wish to participate in the U.S. Offer may deposit these Odd-Lots with the ADS Custodian as described above. To the extent practicable, the ADS Depositary will combine Odd-Lots of Common Shares with other Odd-Lots to create whole ADSs that Purchaser will accept for payment, upon the terms and subject to the conditions of the U.S. Offer.
To the extent that Purchaser accepts for payment your Common Shares, including Odd-Lots, tendered in the U.S. Offer, after the application of proration, if applicable, Purchaser will purchase the ADSs representing those Common Shares. U.S. holders of Common Shares will not be responsible for any fees relating to the deposit of Common Shares with the ADS Depositary for issuance of ADSs to be tendered into the U.S. Offer or any fees relating to the subsequent cancellation of the ADSs accepted for payment pursuant to the U.S. Offer. To the extent Purchaser does not accept for payment your Common Shares tendered in the U.S. Offer, those ADSs will be surrendered for cancellation and the Common Shares will be returned to the account in Cavali specified in the ADS Letter of Transmittal.
If you hold Common Shares in certificated form, you must arrange for your Common Shares to be dematerialized in order for you to participate in the U.S. Offer in accordance with the procedures set forth above.
The method of delivery of the ADS Letter of Transmittal and all other required documents is at the option and sole risk of the tendering shareholder, and delivery will be considered made only when the U.S. Tender Agent actually receives the ADS Letter of Transmittal and all other required documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
DO NOT DELIVER ANY DOCUMENTS TO THE COMPANY, IG4, PURCHASER, THE INFORMATION AGENT, THE ADS DEPOSITARY OR THE ADS CUSTODIAN. DELIVERY OF

THE ADS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO THE COMPANY, IG4, PURCHASER, THE INFORMATION AGENT, THE ADS DEPOSITARY OR THE ADS CUSTODIAN DOES NOT CONSTITUTE A VALID TENDER.
If you are NOT a U.S. holder, you may not tender your Common Shares into the U.S. Offer but you may tender your Common Shares into the Peru Offer. If you are a U.S. holder, you may tender your Common Shares into the U.S. Offer or the Peru Offer.
Tender of ADSs
Any ADS holder that intends to accept the U.S. Offer for all or any portion of such holder’s ADSs may validly tender such ADSs by following the instructions below and in the ADS Letter of Transmittal.
Registered Holders of ADRs Evidencing ADSs
If you are a registered holder of ADRs evidencing ADSs, you should properly complete and duly execute the accompanying ADS Letter of Transmittal, which is also available from the Information Agent, and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you intend to tender, to the U.S. Tender Agent at the address set forth on the back cover of this Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:00 p.m., New York City time, on the Expiration Date. Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal or any related documents to the Company, IG4, Purchaser, the Information Agent or the ADS Depositary. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”).
Registered Holders of Uncertificated ADSs
If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary, which is The Bank of New York Mellon, you must properly complete and duly execute the accompanying ADS Letter of Transmittal, which is also available from the Information Agent, and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the U.S. Tender Agent at the address set forth on the back cover of this Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:00 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.
ADSs Held through a Broker or Other Securities Intermediary
If you hold ADSs through a broker or other securities intermediary, you must contact such securities intermediary and have such securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs into the U.S. Offer, the ADSs must be tendered by your securities intermediary before 5:00 p.m., New York City time, on the Expiration Date. Further, before 5:00 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (a) a confirmation of such tender of your ADSs and (b) an Agent’s Message.
The term “Agent’s Message” means a message transmitted to the U.S. Tender Agent by DTC, received by the U.S. Tender Agent, and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this Offer to Purchase and the ADS Letter of Transmittal, and that Purchaser may enforce such agreement against such participant.
DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:00 p.m., New York City time, on the Expiration Date for receipt of instructions to tender ADSs. Note that if your ADSs are held through a broker or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
The method of delivery of the ADS Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and sole risk of the tendering holder, and delivery will be considered made only when the U.S. Tender Agent actually receives the ADS Letter of Transmittal and all other required documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
DO NOT DELIVER ANY DOCUMENTS TO THE COMPANY, IG4, PURCHASER, THE INFORMATION AGENT OR THE ADS DEPOSITARY. DELIVERY OF THE ADS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO THE COMPANY, IG4, PURCHASER, THE INFORMATION AGENT OR THE ADS DEPOSITARY DOES NOT CONSTITUTE A VALID TENDER.
Surrendering ADSs for Common Shares in order to Tender Common Shares into the Peru Offer
As an alternative to tendering ADSs into the U.S. Offer, an ADS holder may surrender its ADSs, withdraw the Common Shares from the ADS program in which they are deposited and participate directly in the Peru Offer as a holder of Common Shares. The ADS holder should call the ADS Depositary at +1 (315) 414-4475 or email the ADS Depositary at DRSettlements@bnymellon.com to surrender to the ADS Depositary the ADSs representing Common Shares that it wishes to tender into the Peru Offer, pay a fee to the ADS Depositary in an amount of U.S. $0.05 per ADS for the surrender of those ADSs, and pay any taxes or governmental charges or cable fees or other charges payable in connection with such surrender and withdrawal, and otherwise comply with the terms and conditions of the Deposit Agreement. These procedures could take a significant amount of time to complete and you should allow ample time for these procedures to be completed prior to the Expiration Date. Holders of ADSs should refer to the Deposit Agreement and contact the ADS Depositary for further information on such procedures and any related fees.
No Guaranteed Delivery
We are not providing for guaranteed delivery procedures. Therefore, U.S. holders of Common Shares and ADS holders must allow sufficient time for the necessary tender procedures to be completed before the Expiration Date. U.S. holders of Common Shares and ADS holders must tender their securities in accordance with the procedures set forth in this Offer to Purchase and the accompanying ADS Letter of Transmittal. Tenders received by the U.S. Tender Agent after the Expiration Date will be disregarded and of no effect for purposes of the U.S. Offer.
Signature Guarantees
Signatures on an ADS Letter of Transmittal or notice of withdrawal in relation to tendered Common Shares or ADSs, as applicable, must be guaranteed unless you either:
•
are the registered holder of Common Shares or ADSs and have not completed the box entitled “Special Transfer Instructions” or “Special Mailing Instructions” on the ADS Letter of Transmittal; or

•
are tendering ADSs for the account of a participant in a Medallion signature guarantee program associated with a national securities exchange registered with the SEC or the National Association of Securities Dealers, Inc. or the Securities Transfer Association, or a comparable “signature guarantee program” or insurance program (each, an “Eligible Institution”).

If you are not the registered holder of the ADSs you are tendering, the ADRs you deliver must be endorsed for transfer by the registered holder or a proper separate instrument of transfer signed by the registered holder must be provided, and the signature of the registered holder on the endorsement or instrument of transfer must be guaranteed by a Medallion Guarantee.

If signatures on an ADS Letter of Transmittal or ADR must be guaranteed, the signature on a corresponding notice of withdrawal would also have to be guaranteed.
Tender Constitutes an Agreement
The tender of Common Shares or ADSs pursuant to any one of the procedures described above will constitute the tendering security holder’s acceptance of the terms and conditions of the U.S. Offer. Tender will also constitute such holder’s representation and warranty that such security holder has the full power and authority to tender and assign such Common Shares or ADSs, as specified in the ADS Letter of Transmittal. Tender will further constitute each tendering security holder’s representation and warranty that when Purchaser accepts for payment the Common Shares or ADSs tendered by such holder, Purchaser will acquire good and unencumbered title to the Common Shares or ADSs, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. Purchaser’s acceptance for payment of the Common Shares or ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between Purchaser and the tendering security holder, upon the terms and subject to the conditions of the U.S. Offer.
Matters Concerning Validity, Eligibility and Acceptance
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Common Shares or ADSs, including questions as to the proper completion or execution of the ADS Letter of Transmittal or other required documents and as to the proper form for transfer of any Common Shares or ADSs, will be determined by us, in our sole discretion. We reserve the absolute right to waive any defect or irregularity in any tender of Common Shares or ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of Common Shares or ADSs. No tender of Common Shares or ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived to our satisfaction. We also reserve the absolute right to reject any or all tenders of Common Shares and ADSs determined by us not to be in proper form or for which acceptance for payment or payment may be unlawful. None of IG4, Purchaser, the Information Agent, the ADS Depositary, the U.S. Tender Agent, the ADS Custodian or any other person is or will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the U.S. Offer (including those in the ADS Letter of Transmittal or other required documents) and as to the proper form for transfer of any Common Shares or ADSs will be final and binding to the full extent permitted by law.
THE METHOD OF DELIVERY OF THE COMMON SHARES AND ADSs AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING THROUGH DTC, IS AT THE OPTION AND RISK OF THE TENDERING HOLDERS OF SUCH COMMON SHARES AND ADSs, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE U.S. TENDER AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. REGISTERED MAIL WITH RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER, PROPERLY INSURED, IS RECOMMENDED FOR ADRs EVIDENCING ADSs SENT BY MAIL.
If you are in any doubt about the procedure for tendering Common Shares or ADSs into the U.S. Offer, please contact the Information Agent at its address and telephone numbers, as they appear on the back cover of this Offer to Purchase.
Extension of Tender Offer Period and Amendments
The U.S. Offer may be extended at any time and from time to time, and during such extended period the U.S. Offer will remain open and the acceptance for payment of Common Shares and ADSs tendered will be delayed. All U.S. holders of Common Shares or holders of ADSs that validly tendered, and did not withdraw, their securities into the U.S. Offer prior to the expiration of the U.S. Offer, as extended, will receive the same price per Common Share or ADSs, as applicable, regardless of whether they tendered before or during any extension period of the U.S. Offer.
If we make a material change in the terms of the U.S. Offer, make a material change in the information concerning the U.S. Offer, or waive a material condition of the U.S. Offer, we will extend the U.S. Offer to the extent required by Rules 14d-4, 14d-6 and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the U.S. Offer or information concerning the U.S. Offer, other than a change in price or a change in the percentage of Common Shares or ADSs sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. With respect to a change in price or a change in the percentage of Common Shares or ADSs sought, a minimum period of ten (10) U.S. business days is generally required to allow for adequate dissemination to holders and investor response.
We expect to conduct the U.S. Offer and the Peru Offer simultaneously and therefore the U.S. Offer and the Peru Offer will expire on the same day. If the U.S. Offer is extended for any reason, we will extend the Peru Offer for the length of the extension of the U.S. Offer. Similarly, if the Peru Offer is extended for any reason, we will extend the U.S. Offer for the length of the extension of the Peru Offer. Therefore, we expect the U.S. Offer and the Peru Offer will remain open, including any extensions, for the same period of time.
If we extend the U.S. Offer, we will notify the U.S. Tender Agent by written notice or oral notice confirmed in writing and we will make a public announcement of the extension in the U.S. by press release or other public announcement, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. At the start of any extension period, we will file with the SEC an amendment to this Offer to Purchase, setting forth the new expiration date of the U.S. Offer.
Representations and Agreements With Respect to Tenders
Each holder of Common Shares and ADSs, by tendering its securities into the U.S. Offer, irrevocably undertakes, represents, warrants and agrees (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) as follows:
(a)
that it is a U.S. holder if tendering Common Shares;

(b)
that it has the full power and authority to tender and assign the Common Shares or ADSs tendered, and that our acceptance for payment of the Common Shares or ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement containing the terms and conditions of the U.S. Offer, as between us and the tendering security holder;

(c)
that the tendering of its Common Shares or ADSs, and the execution of the ADS Letter of Transmittal, shall constitute: (i) an acceptance of the U.S. Offer in respect of the number of Common Shares or ADSs identified therein, (ii) an undertaking to execute all further documents and give all further assurances which may be required to enable us to obtain the full benefit and to obtain title to the tendered Common Shares or ADSs and (iii) an acknowledgment that each such holder’s acceptance shall be irrevocable, subject to the accepting holder not having validly withdrawn such acceptance;

(d)
that the Common Shares or ADSs in respect to which the U.S. Offer is accepted or deemed to be accepted are fully paid and non assessable, sold free from all liens, equities, charges and encumbrances and together with all rights attaching thereto, including voting rights and the right to all dividends or other distributions having a record date after such Common Shares or ADSs have been accepted for payment in accordance herewith;

(e)
that the tendering of its Common Shares or ADSs, and the execution of the ADS Letter of Transmittal, constitutes the irrevocable appointment of the U.S. Tender Agent and its directors and agents as such holder’s attorney-in-fact and an irrevocable instruction to the attorney-in-fact to complete and execute any and all form(s) of transfer and other document(s) as may be necessary or required, at the discretion of the attorney-in-fact, in order to transfer those Common Shares or ADSs validly tendered and not properly withdrawn, in our name or in the name of such other person(s) as Purchaser may direct, and to deliver such form(s) of transfer and other document(s) as may be required, together with other document(s) of title relating to such Common Shares or ADSs, to transfer the tendered ADSs in the DTC system, to request a registration of transfer of the ADSs on the books of the ADS Depositary or to surrender the ADSs to the ADS Depositary for the purpose of withdrawal and delivery of the underlying Common Shares, in each case to or as instructed by us, and to do all such other acts and things as may in the opinion of the attorney-in-fact be necessary or required for the purpose of, or in connection with, the acceptance of the U.S. Offer, and to vest title to the Common Shares or ADSs in us or our nominees as aforesaid;

(f)
that this “The U.S. Offer — Procedures for Tendering into the U.S. Offer — Representations and Agreements With Respect to Tenders” section shall be incorporated in and form part of the ADS Letter of Transmittal; and

(g)
that it agrees to ratify each and every act or thing which may be done or effected by us, IG4 or any of our directors or agents, or the Company or its agents, as applicable, in the proper exercise of the power and authorities of any such person.

4.
Withdrawal Rights

Tenders of Common Shares or ADSs made pursuant to the U.S. Offer are irrevocable except as otherwise provided in this “The U.S. Offer — Withdrawal Rights” section.
You may withdraw your tender of Common Shares or ADSs at any time before 5:00 p.m., New York City time, on the Expiration Date. Unless we have accepted your Common Shares or ADSs for payment as provided in the U.S. Offer, you may also withdraw your tendered Common Shares or ADSs at any time after August 14, 2021.
For a withdrawal to be effective, you must (a) have previously tendered your Common Shares or ADSs, as applicable, (b) if such tender was in registered form, subsequently deliver a properly completed and duly executed written notice of withdrawal to the U.S. Tender Agent at the address listed on the back cover of this Offer to Purchase, and (c) if such tender was made by your broker or other securities intermediary on your behalf, instruct your securities intermediary to make the withdrawal by contacting the U.S. Tender Agent, or in accordance with the procedures of DTC.
The notice of withdrawal must be received before 5:00 p.m., New York City time, on the Expiration Date, or such earlier cut-off time and date as your broker or other securities intermediary may specify, if applicable. Any notice of withdrawal must specify:
•
the name of the person who tendered Common Shares or ADSs to be withdrawn;

•
the number of Common Shares or ADSs to be withdrawn; and

•
the name of the registered holder of Common Shares or ADSs to be withdrawn, if different from that of the person who tendered such Common Shares or ADSs.

If you have delivered ADRs evidencing your ADSs to the U.S. Tender Agent, then, in order for the ADRs to be released, you must also:
•
submit the serial number shown on the particular ADR tendered evidencing the ADSs to be withdrawn; and

•
have the signature on the notice of withdrawal guaranteed by an Eligible Institution, if the original ADS Letter of Transmittal required a signature guarantee.

If you have withdrawn Common Shares, those Common Shares will be returned to the Cavali account from which they were tendered.

You may not rescind a notice of withdrawal, and withdrawn Common Shares or ADSs will not be validly tendered for purposes of the U.S. Offer. However, you may re-tender withdrawn Common Shares or ADSs at any time before 5:00 p.m., New York City time, on the Expiration Date by following the procedures for tendering described above in “The U.S. Offer — Procedures for Tendering into the U.S. Offer.”
All questions as to the form and validity, including time of receipt, of any notice of withdrawal will be determined by us, in our sole discretion, subject to applicable law, which determination shall be final and binding. None of the Company, IG4, Purchaser, the Information Agent, the ADS Depositary, the U.S. Tender Agent or any other person is or will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.
5.
Tax Considerations

Material U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the U.S. Offer to U.S. holders (as defined below) whose Common Shares or ADSs are tendered and accepted for payment pursuant to the U.S. Offer. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders of Common Shares or holders of ADSs. The discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and administrative and judicial rulings, all of which are subject to change or varying interpretation, possibly with retroactive effect.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Shares or ADSs that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Shares or ADSs, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Shares or ADSs, you should consult your tax advisor as to the tax consequences to you of the U.S. Offer.
This summary is limited to U.S. holders who hold Common Shares or ADSs as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the U.S. Offer. The following does not address all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances or U.S. holders that may be subject to special rules (including, without limitation, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, partnerships or other pass-through entities or investors therein, mutual funds, tax-exempt organizations, U.S. holders liable for the alternative minimum tax, U.S. expatriates, U.S. holders whose functional currency is not the U.S. dollar, U.S. holders that hold Common Shares or ADSs as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, U.S. holders who acquired Common Shares or ADSs pursuant to the exercise of employee stock options or otherwise as compensation or holders that actually or constructively own more than 10% of the voting shares of the Company). In addition, this discussion does not address any aspect of non-U.S., state, local, estate, gift or other tax law, or the Medicare tax on net investment income that may be applicable to a holder.
The U.S. Offer should have no U.S. federal income tax consequences to holders that do not tender any Common Shares or ADSs in the U.S. Offer.

The tax consequences of the U.S. Offer depend on the U.S. holder’s particular tax situation. U.S. holders are strongly urged to consult their tax advisors to determine the applicability of the rules discussed below and the particular tax consequences to them of the U.S. Offer in light of their particular circumstances, including the application and effect of any U.S. federal, state or local and non-U.S. tax laws and of changes to such laws.
Holders of the ADSs
Under general U.S. federal income tax principles, a U.S. holder of ADSs should be treated as the beneficial owner of the corresponding number of Common Shares held by the ADS Depositary.
Tender of Common Shares or ADSs Pursuant to the U.S. Offer
A U.S. holder that tenders Common Shares or ADSs pursuant to the U.S. Offer generally will recognize capital gain or loss, for U.S. federal income tax purposes, in an amount equal to the difference, if any, between (a) the cash received in the U.S. Offer and (b) the U.S. holder’s adjusted tax basis in the Common Shares or ADSs exchanged therefor.
A U.S. holder’s adjusted tax basis in a Common Share or ADS generally will equal the amount paid therefor. In the case of a Common Share purchased for foreign currency, the cost of such Common Share to a U.S. holder will be the U.S. dollar value of the purchase price in such foreign currency on the date of purchase. In the case of a Common Share that is traded on an established securities market, a cash basis U.S. holder (and, if it so elects, an accrual basis U.S. holder) determines the U.S. dollar value of the cost of such Common Share by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.
Subject to the passive foreign investment company (“PFIC”) rules discussed below, any gain or loss from the tender of Common Shares or ADSs pursuant to the U.S. Offer will be long-term capital gain or loss if the U.S. holder held the Common Shares or ADSs for more than one (1) year. Long-term capital gains recognized by certain non-corporate U.S. holders generally are eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations for U.S. federal income tax purposes. U.S. holders of Common Shares or ADSs must calculate gain or loss separately for each block of Common Shares or ADSs exchanged (that is, Common Shares or ADSs acquired at the same cost in a single transaction). A U.S. holder tendering Common Shares or ADSs in the U.S. Offer may be able to designate, generally through its broker, which blocks of Common Shares or ADSs it wishes to tender in the U.S. Offer if less than all of its Common Shares or ADSs are tendered in the U.S. Offer, and the order in which different blocks will be purchased by us in the event of proration under the U.S. Offer. U.S. holders owning more than one block of Common Shares or ADSs should consult their tax advisors concerning the mechanics and desirability of any such designation and the tax consequences of tendering Common Shares or ADSs pursuant to the U.S. Offer.
In general, amounts treated as gain or loss from the tender of Common Shares or ADSs will be United States source gain or loss for U.S. foreign tax credit purposes. Consequently, a U.S. holder may not be able to credit any Peruvian tax imposed on the sale of Common Shares or ADSs unless such credit can be applied (subject to applicable limitations) against tax due on other foreign source income.
Passive Foreign Investment Company Rules
A U.S. holder may be subject to adverse U.S. federal income tax rules in respect of a disposition of Common Shares or ADSs pursuant to the U.S. Offer if the Company was classified as a PFIC for any taxable year during which such U.S. holder held Common Shares or ADSs and did not have certain elections in effect. In general, a foreign corporation will be a PFIC for any taxable year in which (a) 75% or more of its gross income constitutes “passive income” or (b) 50% or more of the average quarterly value of its assets produce, or are held for the production of, “passive income.” A foreign corporation’s status as a PFIC must be determined every year based on the income, assets and operations of such corporation for that year.
The Company has stated in its Annual Report on Form 20-F for the financial year ended December 31, 2020, filed with the SEC on May 17, 2021 (the “2020 Annual Report”), that it does not believe that it is, for U.S. federal income tax purposes, a PFIC, and it expects to operate in such a manner so as not to become a PFIC.

If the Company were treated as a PFIC for any taxable year during which a U.S. holder held Common Shares or ADSs, certain adverse consequences could apply to the U.S. holder, unless certain elections that may mitigate such adverse consequences have been made (including a mark-to-market election). Specifically, gain recognized by a U.S. holder on the tender of its Common Shares or ADSs pursuant to the U.S. Offer would be allocated ratably over the U.S. holder’s holding period for the Common Shares or ADSs. The amounts allocated to the taxable year of the exchange and to any year before the Company was a PFIC would be taxed as ordinary income in the current year. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for such taxable year and an interest charge would be imposed on the amount allocated to the taxable year. These rules would apply to a U.S. holder that held Common Shares or ADSs during any year in which the Company was a PFIC, even if the Company is not a PFIC in the year in which the U.S. holder tendered the Common Shares or ADSs pursuant to the U.S. Offer. U.S. holders should consult their tax advisors regarding (a) the tax consequences that would arise if the Company were treated as a PFIC for any year and (b) any applicable information reporting requirements.
Information Reporting and Backup Withholding
Payments made in connection with the U.S. Offer may be subject to information reporting to the IRS and possible backup withholding (at a 24% rate). Backup withholding may apply to payments of gross proceeds to a U.S. holder unless the holder provides its correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with the backup withholding rules. Each U.S. holder tendering its Common Shares or ADSs pursuant to the U.S. Offer should complete and sign the IRS Form W-9 included with the ADS Letter of Transmittal in order to provide the information and certifications necessary to avoid backup withholding.
Certain holders (including, among others, corporations) are not subject to these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund of any excess amounts withheld, provided that the required information is timely furnished by the U.S. holder to the IRS.
U.S. holders are urged to consult their tax advisors with respect to the specific tax consequences to them of participating in the U.S. Offer in light of their particular circumstances, including U.S. federal, state and local and non-U.S. tax consequences.
Material Peruvian Tax Considerations
The following summary of certain Peruvian tax matters, as in force on the date of this Offer to Purchase, describes the material Peruvian tax consequences of the transfer of Common Shares or ADSs by a person, entity or individual, who is neither a resident of, nor is deemed domiciled in, Peru and does not hold such Common Shares or ADSs in connection with the conduct of a trade or business through a permanent establishment in Peru (a “Non-Peruvian Holder”). This summary is not intended to be a comprehensive description of all the tax considerations that may be relevant to a decision to tender Common Shares or the ADSs. In addition, it does not describe any tax consequences (a) arising under the tax laws of any jurisdiction other than Peru, (b) applicable to a resident of Peru or to a person with a permanent establishment in Peru, or (c) applicable to persons who own 10% or more of the outstanding Common Shares, including Common Shares represented by ADSs.
This summary is (a) based upon the tax laws of Peru as in effect on the commencement date of the U.S. Offer, including applicable regulations and rulings, and (b) not intended as Peruvian tax advice to Non-Peruvian Holders and (iii) does not purport to be a complete analysis of the potential Peruvian tax consequences that may be important to a Non-Peruvian Holder based on that Non-Peruvian Holder’s particular tax situation or circumstances.
We have not sought and will not seek any rulings from the Peruvian Tax Administration (“SUNAT”) with respect to any matter discussed herein. No assurance can be given that SUNAT would not assert, or that a court would not sustain, a position contrary to any of the tax characterizations and tax consequences set forth below.

Non-Peruvian Holders are strongly urged to consult their own tax advisors concerning the Peruvian tax consequences of the U.S. Offer, any payment received in connection with the U.S. Offer or any payments received as result of exercising their statutory withdrawal rights and the ownership of Common Shares or ADSs.
Domicile and Residence in Peru
For Peruvian tax purposes, a legal entity is deemed to be domiciled in Peru if it has been incorporated in Peru, it is an agent in Peru of a foreign entity or it is a permanent establishment in Peru of a foreign entity. All entities incorporated in Peru are subject to Peruvian income tax on their worldwide income. Agencies and permanent establishments of non-domiciled legal entities and all non-domiciled legal entities are only subject to Peruvian income tax with respect to Peruvian source income. An individual is deemed to be domiciled in Peru for tax purposes if such individual has resided or has stayed in Peru for more than 183 calendar days during any twelve (12)-month period.
References to Non-Peruvian Holders in this section include legal entities and individuals that are not deemed to be domiciled in Peru pursuant to the rules mentioned above.
Capital Gains Tax on the Transfer of Common Shares
The Peruvian Income Tax (“IT”) Law provides that capital gains derived from the disposal of shares and/or quotas representing the capital of an entity established and/or incorporated in Peru (“Peruvian Shares”), such as the Common Shares, will qualify as Peruvian source income subject to Peruvian IT.
The applicable IT rate to the Peruvian source income derived from the transfer of Common Shares by a Non-Peruvian Holder is 30% on the amount equal to the difference, if any, between (a) the cash received in the U.S. Offer (assuming such amount is equal to the fair market value of the Common Shares) and (b) the Non-Peruvian Holder’s tax cost basis in the Common Shares. A Non-Peruvian Holder’s tax cost basis in the Common Shares will generally equal the amount paid for such Common Shares. In the event that a Non-Peruvian Holder acquired its Peruvian Shares at different times, a weighted average cost formula is applied to determine the tax cost basis.
The Peruvian IT Law provides that, in the case of a Non-Peruvian Holder, the tax cost basis of the Peruvian Shares must be certified by SUNAT through the issuance of a cost certificate (a “Cost Certificate”), unless the transfer is made through the LSE and is settled in cash. The certification procedure, which takes up to thirty (30) business days, must be initiated by the Non-Peruvian Holder by filing a request before SUNAT, accompanied by copies of supporting documentation evidencing the tax cost basis claimed (such as the stock ledger of the Peruvian company), the means of payment used to pay for the Peruvian Shares, and any equity contributions made (in addition to any other relevant documentation). Depending on the evidence submitted, SUNAT has discretion to determine the amount of tax cost basis certified. The Cost Certificate issued by SUNAT can be challenged by a Non-Peruvian Holder if necessary. The Cost Certificate issued by SUNAT must be obtained before any payment is made for the transfer of the Peruvian Shares, otherwise no tax cost basis will be recognized to the transferor and the Peruvian Shares will be subject to taxation in Peru on a gross basis.
The Cost Certificate is valid for forty-five (45) calendar days from its issuance. If the Cost Certificate expires or the cost basis is modified before the payment is made, a new cost certification application must be filed before SUNAT.
Capital Gains Tax on the Transfer of ADSs
According to the Peruvian IT Law, any gains derived from a Non-Peruvian Holder’s disposal of an ADR that represents shares issued by a Peruvian resident entity will qualify as Peruvian source income subject to IT in Peru at the applicable IT rates (as described above) (see “The U.S. Offer — Tax Considerations — Material Peruvian Tax Considerations — Capital Gains Tax on the Transfer of Common Shares”).
Capital gains derived from a Non-Peruvian Holder’s disposal of ADSs as part of the U.S. Offer will not qualify as Peruvian source income, and therefore will not be subject to IT in Peru.

Value Added Tax (VAT)
The transfer of Common Shares and/or the ADSs will not be subject to Peruvian Value Added Tax.
Financial Transaction Tax
A Financial Transactions Tax (“FTT”) is imposed on debits and credits in Peruvian bank accounts or accounts at other Peruvian financial institutions, either in national or foreign currency, at a rate of 0.005%. If the purchase price paid for Common Shares and/or ADSs is deposited in a Peruvian bank account, such credit will be subject to the corresponding FTT rate. The holder of the Peruvian bank account is responsible for the FTT.
6.
Price Range of Common Shares and ADSs

Price Range of Common Shares
The Common Shares are listed and traded on the LSE under the ticker symbol “AENZAC1.” The LSE is the principal trading market for Common Shares not represented by ADSs. The following table sets forth for the periods indicated the intraday high and low sale prices per Common Share on the LSE in Peruvian Soles (S/) and the paragraph thereafter indicates for certain dates the closing price per Common Share on the LSE in Peruvian Soles (S/) and U.S. dollars (source of exchange rate: Central Reserve Bank of Peru) and rounded to the nearest whole céntimo or U.S. cent, as applicable.
	LSE S/ per Common Share
	High (in Peruvian Soles (S/))	Low (in Peruvian Soles (S/))
Fiscal 2019
First Quarter	S/ 2.25	1.73
Second Quarter	2.40	1.95
Third Quarter	2.00	1.61
Fourth Quarter	1.74	1.28
Fiscal 2020
First Quarter	S/ 1.92	1.10
Second Quarter	1.70	1.05
Third Quarter	1.79	1.54
Fourth Quarter	1.80	1.29
Fiscal 2021
First Quarter	S/ 1.82	1.56
Second Quarter (through June 15, 2021)	1.87	1.06
On August 26, 2020, the last full trading day before the announcement of our intention to conduct the Offers, the closing sale price for Common Shares reported on the LSE was S/ 1.62 per share (or U.S. $0.45 based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on August 26, 2020). On June 15, 2021, the last full trading day before publication of the Peru Offer Prospectus and this Offer to Purchase, the closing sale price for Common Shares reported on the LSE was S/ 1.17 per share (or U.S. $0.30 based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021). Before deciding whether to tender, you should obtain a current market quotation for Common Shares.
Price Range of ADSs
The ADSs are listed and traded on the NYSE under the ticker symbol “AENZ.” The NYSE is the principal trading market for ADSs. The following table sets forth for the periods indicated the intraday high and low sale prices per ADS on the NYSE and the paragraph thereafter indicates for certain dates the closing price per ADS on the NYSE, as reported on the NYSE and rounded to the nearest whole U.S. cent. The price per Common Share is the result of dividing the price per ADS by five (5) since each ADS represents five (5) Common Shares.
	NYSE U.S. $ per ADS or per Common Share
	High (per ADS)	Low (per ADS)	High (per Common Share)	Low (per Common Share)
Fiscal 2019
First Quarter	U.S. $3.50	2.51	U.S. $0.70	0.50
Second Quarter	3.90	2.82	0.78	0.56
Third Quarter	3.19	2.30	0.64	0.46
Fourth Quarter	2.65	1.82	0.53	0.36
Fiscal 2020
First Quarter	U.S. $3.00	1.45	U.S. $0.60	0.29
Second Quarter	2.40	1.34	0.48	0.27
Third Quarter	2.50	2.02	0.50	0.40
Fourth Quarter	2.50	1.70	0.50	0.34
Fiscal 2021
First Quarter	U.S. $2.49	2.02	U.S. $0.50	0.40
Second Quarter (through June 15, 2021)	2.97	1.40	0.59	0.28
On August 26, 2020, the closing sale price for ADSs reported on the NYSE was U.S. $2.25 per ADS (which when divided by five (5) is approximately U.S. $0.45 per Common Share). On June 15, 2021, the closing sale price for ADSs reported on the NYSE was U.S. $1.56 per ADS (which when divided by five (5) is approximately U.S. $0.31 per Common Share). Before deciding whether to tender, you should obtain a current market quotation for ADSs.
7.
Possible Effects of the U.S. Offer on the Market for Common Shares and ADSs

As a result of the Offers and the arrangements that we have made pursuant to the Tender Offer Support Agreement, immediately following consummation of the Offers, we expect to either own or have the ability to direct the voting of 218,066,655 Common Shares representing, in the aggregate, approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs (see “The U.S. Offer — Tender Offer Support Agreement and Related Agreements”).
As soon as practicable following consummation of the Offers, to the extent permitted by applicable law, we intend to request the Company’s board of directors (the “Company Board”) to convene a special meeting of the shareholders of the Company to seek the replacement of three (3) out of the nine (9) directors of the Company Board, in each case with individuals associated with IG4. We will also seek the replacement of two (2) directors of the Company Board with independent directors proposed by IG4.
We intend to conduct a detailed review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel and to consider and determine what, if any, changes would be desirable in light of the circumstances which exist.
Possible Effects of the Offers on the Market for Common Shares
Our purchase of Common Shares pursuant to the Offers may reduce the number of Common Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Common Shares held by the public. However, we cannot predict whether a reduction in the number of Common Shares that might otherwise trade publicly would have an adverse effect on the market price for, or marketability of, the Common Shares.

The liquidity and market value of Common Shares will depend upon factors such as, among others:
•
the number of holders of Common Shares and the number of Common Shares in public ownership;

•
the aggregate market value of the Common Shares in public ownership;

•
the trading volume of the remaining Common Shares on the LSE;

•
whether securities firms remain interested in maintaining a market in Common Shares or providing research on the Company;

•
possible suspension of the Company’s disclosure and reporting obligations under the Exchange Act; and

•
possible termination of the registration of the Common Shares under the Exchange Act.

Reporting Obligations and Registration Under Peruvian Law and LSE Listing Rules
We expect that the Common Shares would continue to be listed on the LSE and the Company’s reporting obligations to continue under the LSE Listing Rules.
Reporting Obligations and Registration Under the Exchange Act
We expect that the ADSs will continue to be listed on the NYSE and that the Company will continue to maintain its registration and reporting obligations under the Exchange Act. However, if the ADSs are de-listed by the NYSE, as discussed below, we would seek through our participation on the Company Board to deregister the Common Shares and ADSs under the Exchange Act, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC and certain provisions of the Exchange Act would no longer apply to the Company.
Possible Effects of the Offers on the Market for ADSs
Our purchase of ADSs pursuant to the U.S. Offer may reduce the number of ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining ADSs held by the public. However, we cannot predict whether a reduction in the number of ADSs that might otherwise trade publicly would have an adverse effect on the market price for, or marketability of, the ADSs.
The liquidity and market value of ADSs will depend upon factors such as, among others:
•
the number of holders of ADSs and the number of ADSs in public ownership;

•
the aggregate market value of the Common Shares and ADSs in public ownership;

•
the trading volume of the remaining ADSs on the NYSE;

•
whether securities firms remain interested in maintaining a market in ADSs or providing research on the Company;

•
possible de-listing from the NYSE;

•
possible suspension of the Company’s disclosure and reporting obligations under the Exchange Act;

•
possible termination of registration under the Exchange Act; and

•
possible termination of the Deposit Agreement.

The absence of an active trading market for Common Shares could reduce the liquidity and market value of both Common Shares and ADSs. Additionally, the Company may no longer be eligible to maintain an SEC registered ADS program or a listing on the NYSE.
NYSE Listing
We do not intend to de-list the ADSs from the NYSE. However, under the rules of the NYSE, if the Company fails to meet certain criteria, the ADSs could be involuntarily de-listed from the NYSE. Among such criteria are minimum thresholds for (a) the number of holders, (b) the number of ADSs publicly held and

(c) the aggregate market value of the ADSs publicly held. Thus, if we purchase a sufficient number of ADSs in the U.S. Offer, the ADSs may no longer meet the NYSE’s listing requirements, regardless of our intention to maintain the listing of the ADSs on the NYSE.
Reporting Obligations and Registration Under the Exchange Act
We expect that the ADSs will continue to be listed on the NYSE and that the Company will continue to maintain its registration and reporting obligations under the Exchange Act. However, if the ADSs are de-listed by the NYSE, we would seek to deregister the Common Shares and ADSs under the Exchange Act, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC and certain provisions of the Exchange Act would no longer apply to the Company.
Termination of the Deposit Agreement
If the ADSs are de-listed from the NYSE and the Common Shares and ADSs are deregistered under the Exchange Act as described above, we may seek to terminate the Deposit Agreement with the ADS Depositary, pursuant to which the ADS Depositary maintains an ADS facility for Common Shares. When and if the Deposit Agreement is terminated, holders of ADSs will only have the right to receive Common Shares underlying ADSs upon surrender of ADSs and payment of applicable fees to the ADS Depositary. Any time after the termination date, the ADS Depositary may sell the remaining deposited Common Shares and hold the proceeds of such sale for the benefit of holders of ADSs that have not been surrendered. The absence of an active trading market in ADSs and an ADS facility would impede the transfer of your ADSs and reduce the liquidity and market value of both your ADSs and their underlying Common Shares.
Margin Securities
The ADSs are currently “margin securities” under the Regulations of the Board of Governors of the U.S. Federal Reserve System (the “Federal Reserve Board”), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. If registration of the ADSs under the Exchange Act is terminated and, consequently, there is no liquid market for the ADSs, the ADSs may no longer constitute margin securities under the regulations of the Federal Reserve Board. As such, the ADSs could no longer be used as collateral for loans made by brokers.
8.
Certain Information Concerning the Company

The information concerning the Company contained in this Offer to Purchase is based upon publicly-available documents and records on file with the SEC and other public sources. The summary information set forth below is qualified in its entirety by reference to the 2020 Annual Report, and the Company’s other public filings with the SEC (which may be obtained and inspected as described below) and should be considered in conjunction with the more comprehensive financial and other information in such reports and other publicly-available information. None of IG4, Purchaser or any of their respective affiliates, the Information Agent, the ADS Depositary or the U.S. Tender Agent assumes any responsibility for the accuracy or completeness of the information concerning the Company contained in such documents, records and public sources, or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to IG4, Purchaser or any of their respective affiliates, the Information Agent, the ADS Depositary or the U.S. Tender Agent.
General
The Company is a publicly-held corporation (sociedad anónima abierta) organized under the laws of Peru with its principal executive offices located at Av. Paseo de la República 4667, Lima 34, Peru, and its telephone number is +511 213 6565. The following description of the Company and its business has been taken from the 2020 Annual Report and is qualified in its entirety by reference thereto.
As set forth in the Form 6-K filed by the Company with the SEC on May 18, 2021, as of March 31, 2021, the Company had 871,917,855 Common Shares outstanding, of which 158,459,130 were represented by 31,691,826 issued and outstanding ADSs (each of which represents five (5) Common Shares). The principal trading market for the Common Shares is the LSE under the ticker symbol “AENZAC1” and the ADSs trade on the NYSE under the ticker symbol “AENZ.”
The Company is the largest engineering and construction company in Peru as measured by revenues during 2019, and one of the largest publicly-traded engineering and construction companies in Latin America as measured by market capitalization as of December 31, 2019, with strong complementary businesses in infrastructure and real estate. The Company has a long track record of successfully completing the engineering and construction of many of Peru’s landmark private and public-sector infrastructure projects, such as the Lima International Airport and the Peru LNG gas liquefaction plant.
Available Information
The Company is subject to the informational reporting requirements of the Exchange Act. Accordingly, the Company will file reports, including annual reports on Form 20-F and periodic reports on Form 6-K, and other information with the SEC. In connection with the Offers, additional filings will be required of the Company, including a Solicitation/Recommendation Statement on Schedule 14D-9. Such reports and other information may be inspected without charge, and copies thereof may be obtained at prescribed rates from the public reference room of the SEC’s principal office at 100 F Street, N.E., Washington, DC 20549, United States. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, such reports and other information the Company files with the SEC are available on the website maintained by it at www.sec.gov. Copies of reports and other information concerning the Company are also available for inspection at the offices of the NYSE, 11 Wall Street, New York, NY 10005, United States.
All U.S. holders of Common Shares and all holders of ADSs are encouraged to review the Schedule 14D-9 carefully and in its entirety before deciding whether to tender their Common Shares or ADSs.
9.
Certain Information Concerning Purchaser, IG4 and IG4 Capital

General
Purchaser is a limited partnership organized under the laws of Scotland, with its principal executive offices located at 50 Lothian Road, Festival Square, Edinburgh EH3 9WJ, United Kingdom. The telephone number of Purchaser is +44 0131 473 6000. Purchaser is jointly owned by IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP, IG4 Capital Private Equity Investments II-C LP and IG4 Capital Infrastructure Co-Investments A LP, each a limited partnership organized under the laws of England and Wales (collectively, “IG4”), with each of their principal offices located at 50 La Colomberie, St Helier, Jersey JE2 4QB. The telephone number of IG4 is +44 1534 844 200.
Purchaser was formed on February 9, 2020 for the purpose of conducting the Offers. Purchaser has not conducted any activities or business other than activities in connection with the Offers and the transactions contemplated by the Tender Offer Support Agreement.
IG4 is part of IG4 Capital, an alternative asset management firm focused on private equity managed by IG4 Capital Investimentos Ltda (“IG4 Capital”). The principal business of IG4 Capital is special opportunities private equity investments in Latin America. In connection with its business, IG4 Capital regularly screens and identifies potential investment opportunities. IG4 Capital has offices in Brazil, the United Kingdom and Chile, and is regulated, at different levels, by the U.K. Financial Conduct Authority and the Brazilian Comissão de Valores Mobiliários.
The name, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment during at least the past five (5) years of each general partner of each of Purchaser and IG4 and of each person controlling each such general partner in accordance with General Instruction C to Schedule TO are set forth in Schedule 1 hereto.
To the best knowledge of IG4 and Purchaser, none of IG4, Purchaser or any of the persons listed in Schedule 1 to this Offer to Purchase has been (a) convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors), or (b) a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
Except as set forth in this Offer to Purchase and in Schedule 1 hereto, (a) none of IG4, Purchaser or, to the best knowledge of IG4 and Purchaser, any of the persons listed in Schedule 1 to this Offer to Purchase, or any associate or majority-owned subsidiary of IG4 or Purchaser, or any of the persons so listed, beneficially owns or has any right to acquire, directly or indirectly, any Common Shares or ADSs, and (b) none of IG4, Purchaser, any of their affiliates or, to the best knowledge of IG4 and Purchaser, any of the persons or entities referred to in clause (a) above, has effected any transaction in Common Shares or ADSs during the past sixty (60) days.
Except as set forth in this Offer to Purchase, none of IG4, Purchaser or, to the best knowledge of IG4 and Purchaser, any of the persons listed in Schedule 1 to this Offer to Purchase, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss or the giving or withholding of proxies.
Except as set forth in this Offer to Purchase, none of IG4, Purchaser or, to the best knowledge of IG4 and Purchaser, any of the persons listed in Schedule 1 to this Offer to Purchase, has had during the past two (2) years any business relationship or transaction with the Company or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the U.S. Offer.
Except as set forth in this Offer to Purchase, there have been no negotiations, transactions or material contacts between IG4, Purchaser or any of their subsidiaries or, to the best knowledge of IG4 and Purchaser, any of the persons listed in Schedule 1 to this Offer to Purchase, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer, or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets during the past two (2) years.
Available Information
Pursuant to Rule 14d-3 under the Exchange Act, IG4 and Purchaser have filed with the SEC a Schedule TO, of which this Offer to Purchase forms a part, and exhibits to the Schedule TO. The Schedule TO and certain other information may be inspected without charge, and copies thereof may be obtained at prescribed rates from the public reference room of the SEC’s principal office at 100 F Street, N.E., Washington, DC 20549, United States. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.
10.
Background of the Offers; Past Contacts or Negotiations with the Company

IG4 is part of IG4 Capital, an alternative asset management firm focused on private equity. The principal business of IG4 Capital is special opportunities private equity investments in Latin America. In connection with its business, IG4 Capital regularly screens and identifies potential investment opportunities. In line with this, on March 4, 2019, IG4 presented its first assessment of the Company at its weekly ACOMP meeting (an internal meeting to discuss the transactions in IG4 Capital’s pipeline). Pablo Kühlenthal, a managing director at IG4 Capital and the Head of Latin America ex-Brazil, and Fernando Rodrigo, a senior associate at IG4 Capital, had identified the Company as an interesting investment opportunity based on publicly-available information regarding the Company.
During the week of March 15, 2019, Mr. Juan Arrieta (at that time, an advisor to IG4) (“Mr. Arrieta”) met with Mr. José Graña Miró Quesada (“Mr. Graña”), the former chairman of the Company Board who resigned from such position effective March 2, 2017, to discuss IG4’s interest in potentially acquiring an interest in the Company. Mr. Graña and certain members of his family hold their Common Shares through GH Holding Group. Mr. Graña expressed an interest in selling a portion of the Common Shares held through GH Holding Group and retaining the economic rights but transferring the voting rights in the remaining Common Shares.

On May 21, 2019, Mr. Arrieta once again met with Mr. Graña who requested to meet with the IG4 team on June 13, 2019. Mr. Graña indicated that he wanted to involve certain other members of his family and wanted to invite to the meeting Mr. Alvarado Pflucker, a shareholder and former corporate general manager (gerente general corporativo) of the Company, who resigned from such position effective March 2, 2017.
On June 13, 2019, Mr. Kühlenthal, Mr. Arrieta and Mr. Gustavo Buffara, a managing director at IG4 Capital, met with Mr. Graña, Mr. Graña Acuña, a shareholder and a former director of the Company who resigned from such position effective March 2, 2017, and Mr. Alvarado Pflucker in Lima. The IG4 team introduced IG4 and outlined its interest in acquiring the stake in the Company held by Mr. Graña and those attending the meeting.
During the week of July 1, 2019, Mr. Kühlenthal met with Mr. Graña. Mr. Graña indicated his interest in moving forward with the potential transaction.
On July 23, 2019, Mr. Kühlenthal and Mr. Buffara met again with Mr. Graña to discuss the potential transaction further.
In early August 2019, IG4 engaged Miranda & Amado Abogados (“M&A”), Peruvian legal counsel, to assist IG4 in connection with its evaluation of the potential transaction and the structure and required documentation.
On August 9, 2019, Mr. Kühlenthal met with Mr. Graña to discuss the potential transaction. Mr. Graña indicated that he and his family, as well as Mr. Graña Acuña and Mr. Alvarado Pflucker, had retained BTG Pactual (“BTG”) as their financial advisor in connection with the potential transaction.
On August 16, 2019, Mr. Kühlenthal, Mr. Buffara, Mr. Rodrigo and Mr. Roberto MacLean, a partner at M&A, met with Mr. Alvarado Pflucker, who was acting as the lead negotiator for Mr. Graña and his family, as well as representatives from BTG, to present IG4’s proposed structure and the purchase price.
On August 20, 2019, Mr. Kühlenthal and Mr. Buffara, together with representatives from M&A, met with BTG to discuss a memorandum of understanding (“MOU”) among IG4, GH Holding Group, Mr. Graña Acuña, Mr. Alvarado Pflucker, Bethel, Bamas and Mr. Dulanto Swayne, a shareholder and a former official of the Company (the “MOU Parties”), in relation to the potential transaction.
During the week of August 26, 2019, Mr. Kühlenthal presented a first draft of the MOU to the MOU Parties and BTG. Mr. Kühlenthal continued to discuss and negotiate the MOU with the MOU Parties and BTG over the coming weeks.
On October 4, 2019, IG4 Capital’s Investment Committee gave the IG4 team approval to finalize the terms of the MOU with the MOU Parties.
In late October 2019, a first draft of the Tender Offer Support Agreement (which reflected the terms agreed pursuant to the MOU) was shared with the MOU Parties and IG4 engaged Shearman & Sterling LLP (“S&S”), U.S. legal counsel, to assist IG4 in connection with the potential transaction and the U.S. Offer.
On November 11, 2019, Mr. Kühlenthal and Mr. Buffara met with Mr. Luis Díaz Olivero, the corporate general manager (gerente general corporativo) of the Company, to introduce Purchaser and explain a potential interest in acquiring Common Shares of the Company.
On November 25, 2019, the MOU Parties signed the MOU and on the same day, IG4 sent a written request to the Company to inquire about the possibility of accessing information that was not publicly available that would allow it to continue evaluating the potential transaction.
On November 27, 2019, the Company issued a formal statement (hecho de importancia) notifying that the Company had received a written request for disclosure of information from IG4 in order to evaluate a potential acquisition of rights for up to 25% of the Common Shares. The Company stated that it was evaluating the request for disclosure of information and that it would keep the market informed in compliance with its legal duties.

On November 29, 2019, M&A representatives met with Mr. Daniel Urbina Pérez, legal director of the Company, and Mr. Juan Luis Hernández, external attorney of the Company, in order to discuss the proposal to provide access to IG4 to the requested information.
On December 2, 2019, Mr. Kühlenthal and Mr. Buffara met with Mr. Francisco Augusto Baertl Montori, the former chairman of the Company Board, to introduce IG4 and explain its interest in potentially acquiring a stake in the Company.
On December 12, 2019, Mr. Kühlenthal, Mr. Buffara, Mr. Rodrigo, Mr. Eduardo Yabiku, an analyst at IG4 Capital, and Mr. André Mastrobuono, a managing director at IG4 Capital, together with representatives from M&A and Deloitte, IG4’s financial advisors, met with Mr. Díaz, Mr. Urbina and Ms. Mónica Miloslavich Hart, the former chief financial officer of the Company, to make inquiries in connection with the Company’s public financial statements.
On January 9, 2020, Mr. Kühlenthal and Mr. Buffara met with Mr. Díaz to discuss access to requested information that was not publicly available and on January 16, 2020, Mr. Kühlenthal had a follow-up meeting with Mr. Díaz with regard to the same. At these meetings, Mr. Díaz informed Mr. Kühlenthal and Mr. Buffara that the Company would not share information that was not publicly available through the SMV, the LSE and the SEC. Mr. Díaz offered IG4 presentations on the group companies and their projects and a Q&A session during which officials of the Company would provide answers to IG4’s questions based on public information.
During the week of January 27, 2020, IG4 (Mr. Kühlenthal, Mr. Buffara, Mr. Mastrobuono, Mr. Rodrigo, Mr. Yabiku and Mr. Helcio Tokeshi, a managing director at IG4 Capital), together with representatives from M&A, Deloitte, HC Consulting and Advisian, technical advisors of IG4, participated in site visits to: (a) the Company’s oil lots (Lots III and IV) and its natural gas plant, (b) the Talara Refinery, (c) Line 1 of the Lima Metro, (d) the Parques de Comas housing units and the Terminales del Callao oil terminal storage facilities and (e) the Norvial toll road. During each of these site visits, IG4 and its advisors asked questions in relation to each of these projects and the Company’s representatives answered these questions on the basis of publicly-available information.
During the week of February 3, 2020, IG4 (Mr. Kühlenthal, Mr. Buffara, Mr. Rodrigo and Mr. Yabiku), together with representatives from M&A, Deloitte, HC Consulting, Advisian and S&S, attended (in the case of S&S, by telephone) management presentations provided by the Company’s senior management. During these management presentations, IG4 and its advisors asked questions in relation to the financial results and contingencies of the Company and the main activities of the Company’s subsidiaries, and the Company’s senior management answered these questions on the basis of publicly-available information.
On February 24 and 25, 2020, the IG4 Capital Investment Committee (composed of Mr. Mattos, Mr. Buffara, Mr. Mastrobuono, Mr. Tokeshi and Mr. Loy Pires) met to discuss the potential transaction. Mr. Kühlenthal, Mr. Rodrigo and Mr. Yabiku participated as part of the deal team. The Investment Committee met with the IG4 team’s advisors and reviewed their final due diligence reports based on the publicly-available information obtained by such advisors and the management presentations provided by the Company’s senior management. The IG4 team received approval from the Investment Committee to proceed with the potential transaction.
In mid-March, 2020, when the Peruvian government announced a general lockdown due to the COVID-19 pandemic (Estado de Emergencia Nacional), IG4 chose to reevaluate the potential transaction taking into account the effects of COVID-19 on Peru and in other jurisdictions.
On May 12, 2020, Mr. Buffara, Mr. Kühlenthal and Mr. Rodrigo had a telephone call with BTG in order to discuss the need to renegotiate the price and certain terms related to the transaction in light of how the COVID-19 crisis had impacted the Company’s business. Conversations were subsequently put on hold during the pandemic until June 30, 2020, when the Peruvian government ended its mandatory lockdown.
On June 12, 2020, Mr. Kühlenthal and Mr. Buffara contacted Mr. Alfonso de Orbegoso Baraybar, Mr. Manuel del Río Jiménez and Mr. Ernesto Balarezo Valdez, directors of the Company, and Mr. Díaz and Mr. Urbina in order to inform them of the status of the potential transaction.

During the first half of July 2020, IG4, the MOU Parties and BTG renegotiated the terms of the potential transaction and came to a revised agreement in mid-July 2020.
In mid-August 2020, IG4 (Mr. Kühlenthal and Mr. Rodrigo) and its advisors from Deloitte, M&A and Environmental Resources Management contacted Mr. Orbegoso, Mr. del Río, Mr. Díaz and Mr. Urbina to ask questions regarding the information that had been publicly disclosed by the Company in its latest financial statements since February 2020, in particular with respect to the financial, legal, environmental, social and corporate governance matters of the Company.
The Tender Offer Support Agreement, which reflects the terms agreed pursuant to the MOU, was executed on August 24, 2020. On August 27, 2020, IG4 Capital released a press release confirming that the Tender Offer Support Agreement had been signed and announced its plans to launch its planned tender offer once the competent authority in Jersey, Channel Islands (being the jurisdiction where IG4 Capital Infrastructure GP Limited (“IG4 Capital Infrastructure GP”), the manager of Purchaser is incorporated) had received information to its satisfaction on the progress made by the Peruvian anti-corruption authorities regarding the plea bargain processes that were underway with the Company. On the same day, the Company issued a formal statement (hecho de importancia) that it had become aware of the press release published by IG4 Capital and that it had no additional knowledge of the events disclosed in the press release.
On November 25, 2020, Mr. Arrieta resigned from his position as advisor to IG4 and on December 9, 2020, Mr. Arrieta was appointed to the Company Board.
On May 24, 2021, the Company announced that on May 21, 2021 it had entered into a Collaboration and Benefits Preparatory Agreement with the special team of prosecutors with exclusive jurisdiction over investigations of crimes of corruption of public officials and related offences and the Ad Hoc Attorney General’s Office with jurisdiction over investigations and proceedings related to crimes of corruption of public officials, money laundering and related offenses (the “Collaboration Preparatory Agreement”).
On May 26, 2021, approval for the commencement of the Offers was received from the competent Jersey, Channel Islands, authorities.
On June 3, 2021, Purchaser and the Sellers entered into an amendment agreement amending the Tender Offer Support Agreement (the “Amendment Agreement”), pursuant to which Purchaser and the Sellers agreed, among other things, that their termination rights under Section 7.1(b) of the Tender Offer Support Agreement, which allows either Purchaser or the Sellers to terminate the Tender Offer Support Agreement if the commencement date of the Offers has not occurred within twelve (12) business days of the later of (a) the date of the release of the Clear GH Shares (as defined below) from the GH Embargo and the registration of such release in Cavali, or (b) the date of receipt of the Jersey Approval (as defined below) (the “Outside Date”), shall be waived and that the Outside Date shall be fifteen (15) business days of the later to occur of the abovementioned conditions.
11.
Purpose of the Offers; Plans for the Company

Purpose of the Offers
IG4 believes in the long term prospects of the Company and is interested in acquiring a “participación significativa” (as defined in Reglamento de Oferta Pública de Adquisicion y de Compra de Valores por Exclusión approved by CONASEV Resolution No. 009-2006-EF to mean the direct or indirect ownership, or the ability to direct the voting, of 25% or more of the shares of a Peruvian company listed on the LSE) of no less than 218,066,655 Common Shares, representing approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs.
IG4 believes that, as a strategic investor in the Company, it can help to create value and transform the Company into one of the largest infrastructure platforms in Latin America. In order to allow IG4 to effect the changes described below, following the issuance of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, IG4 will seek at least two (2) of the Company’s shareholders, each owning 4% or more of the outstanding Common Shares, including Common Shares represented by ADSs (“Other Shareholders”), to declare publicly their support for Purchaser’s plans and proposals for the Company.

As a result of the arrangements contemplated by the Tender Offer Support Agreement, Purchaser has commenced on the date of the publication of this Offer to Purchase, a tender offer to purchase 107,198,601 Common Shares, including Common Shares represented by ADSs. The purpose of the Offers is for IG4, through Purchaser, to acquire approximately 12.29% of the outstanding Common Shares, including Common Shares represented by ADSs, and, together with the additional Common Shares and the voting rights in respect of Common Shares that IG4 will acquire pursuant to the terms of the Tender Offer Support Agreement and related agreements, for Purchaser to either own or have the ability to direct the voting of 218,066,655 Common Shares representing, in the aggregate, approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs, to enable IG4 to exert a level of influence over the Company that, together with the support of the Other Shareholders, will allow IG4 to promote and execute measures that IG4 determines will enhance the value of the Company.
Plans for the Company
As soon as practicable following consummation of the Offers, to the extent permitted by applicable law, we intend to request the Company Board to convene a special meeting of the shareholders of the Company to seek the replacement of three (3) out of the nine (9) directors of the Company Board, in each case with individuals associated with IG4. We will also seek the replacement of two (2) directors of the Company Board with independent directors proposed by IG4. Following the consummation of the Offers, we also expect to lead the selection of the new Chief Executive Officer and Chief Financial Officer of the Company.
We intend to conduct a detailed review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel and to consider and determine what, if any, changes would be desirable in light of the circumstances which exist.
In particular, following the consummation of the Offers, we intend to focus on reestablishing the Company as a leading infrastructure platform in Latin America, with assets and concessions in Peru and in other countries in the region. In the short term, we intend to focus, with the support of the Other Shareholders, on the following initiatives:
Plans Related to Compliance Issues:
•
faithful compliance in due time and form with all legal and civil commitments to the Peruvian Public Prosecutor (Fiscalía) and the Peruvian Attorney General (Procuraduria), including the payment of any civil reparations and/or fines according to the schedule defined by the Peruvian Public Prosecutor (Fiscalía) and the Peruvian Attorney General (Procuraduria);

•
implementation of compliance best practices, such as the establishment of a strong compliance structure, policies, procedures and training in line with the Foreign Corrupt Practices Act (FCPA) and the anti-corruption and money laundering rules and regulations of Peru and Brazil, supporting the redesign and implementation of new committee structures, and improving the directors and officers insurance policy (D&O liability insurance policy);

•
evaluation of the Company’s corporate culture and the impact of the investigations of the Company regarding corruption or other illegal acts, including the outcome from the Collaboration Preparatory Agreementon the Company;

•
strengthening of the Company’s corporate governance structure;

Plans Related to a Potential Restructuring of the Company:
•
studying different organizational restructuring alternatives, including a corporate reorganization of the Company’s business units and a possible spin-off of two (2) or more entities to separate the infrastructure assets from the engineering and construction, real estate and oil and gas assets;

•
financial restructuring by repositioning the Company before the national and international markets, including a restructuring of project finance and long-term debt, the increase of capital of certain subsidiaries, the issuance of long-term bonds in national and international capital markets or conducting institutional roadshows for the infrastructure platform;

•
conducting ongoing evaluations which include the search for a potential strategic partner for the engineering and construction unit, the corporate restructuring of the Company and its subsidiaries and the granting of a pre-negotiated USD $120,000,000 credit facility with four (4) banks;

•
operational restructuring, including the implementation of cost reducing programs at all levels and staff reduction at the corporate level;

•
evaluation of the Company’s asset portfolio with the objective of understanding its level of compatibility with IG4’s strategy;

Plans Related to the Management of the Company:
•
evaluation of the long-term incentives awards for the Company’s senior management, including a stock option plan;

•
evaluation of the current executives of the Company and analysis of the executive profiles that the Company will need in the next five (5) years;

Plans Related to the Company’s Business:
•
definition of a strategic business plan for the next five (5) years;

•
enhancement of the Company’s investor relations; and

•
optimization of the cost structure of the Company.

IG4 recognizes that most of the Company’s profits come from its concessions which are part of the Company’s Infrastructure division. The stability and predictability of cash flows generated by concessions is an attractive factor for a private equity fund such as IG4 Capital. IG4 intends to support growth of the Infrastructure division of the Company’s business through new concessions and public-private partnerships (“PPPs”), while also considering the possibility of inorganic growth through the acquisition of concessions and PPPs from third parties. To achieve this, IG4 plans to support the Company’s participation in new tenders and acquisitions in Peru and other countries in the region, including Chile, Colombia and Brazil, with the goal of creating the largest regional platform for the development of infrastructure projects. IG4 also intends to recommend consolidation of the terminal business held through UNNA Energía S.A. (formerly known as Graña y Montero Petrolera S.A.), which has very similar characteristics to the Company’s infrastructure assets, within the Infrastructure division.
IG4 recognizes that Peru, as well as the rest of Latin America, faces a significant infrastructure deficit that is limiting the overall growth of the region. IG4 believes that Latin American governments also recognize this deficiency and will seek to invest heavily in this sector over the next years, which IG4 believes will provide important growth opportunities for the Company.
In order to focus on growing the Company’s Infrastructure division, IG4 has engaged in discussions with certain construction companies in the region to explore options for a strategic partnership in connection with the Engineering and Construction division of the Company.
IG4 intends to review its investment in the Company and the Company’s performance and market conditions periodically and to consider possible strategies for enhancing value and to take such actions with respect to its investment as it deems appropriate in light of the circumstances existing from time to time. In the future, IG4 may take actions including, among other things, communication with members of management, the Company Board or other shareholders of or lenders to the Company and/or other relevant parties from time to time with respect to operational, strategic, financial or governance matters, including, but not limited to, potential financings, refinancings, recapitalizations, reorganizations, mergers, acquisitions, divestitures, a sale of the Company or other corporate transactions, or otherwise working with management and the Company Board. Such actions could also include additional purchases of Common Shares, including Common Shares represented by ADSs, pursuant to one or more open-market purchase programs, through private transactions or through tender offers or otherwise, subject to applicable U.S. and Peruvian law. Future purchases may be on the same terms or on terms that are more or less favorable to holders of Common Shares and/or ADSs than the terms of the Offers. Any possible future purchases will depend on many factors, including the results of the Offers, the market price of Common Shares, IG4’s business and financial position, and general economic and market conditions. In addition, following the consummation of the Offers, IG4 may also determine to dispose of its Common Shares (which may include, but is not limited to, transferring some or all of such securities to its affiliates or distributing some or all of such securities to their respective partners, members or beneficiaries, as applicable), in whole or in part, at any time and from time to time, subject to applicable laws, in each case, in open market or private transactions, block sales or otherwise. Any such decision would be based on IG4’s assessment of a number of different factors, including, without limitation, the business, prospects and affairs of the Company, the market for Common Shares, the condition of the securities markets, general economic and industry conditions, tax considerations and other opportunities available to IG4.
According to the Peru Tender Offer Regulations, IG4 is not permitted to acquire an additional significant interest in the Company, including Common Shares and Common Shares represented by ADSs, if such acquisition would result in IG4’s percentage ownership of the voting interests in the Company exceeding 25% of the outstanding capital stock of the Company, other than by means of a mandatory tender offer.
Except as described elsewhere in this Offer to Purchase, neither IG4 or Purchaser nor, to the best of our knowledge, any of the persons listed in Schedule 1 hereto, has any current plans, proposals or negotiations that relate to or would result in the following: (a) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, (b) any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (c) any material change in the Company’s present dividend rate or policy, or indebtedness or capitalization, (d) any change in the present Company Board or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Company Board or to change any material term of the employment contract of any executive officer, (e) any other material change in the Company’s corporate structure or business, (f) any class of security of the Company to be de-listed from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association, or (g) any class of equity securities of the Company becoming eligible for termination of registration under section 12(g)(4) of the Exchange Act.
12.
Tender Offer Support Agreement and Related Agreements

The following is a summary of certain provisions of the Tender Offer Support Agreement, including as amended by the Amendment Agreement, and the agreements attached as exhibits to the Tender Offer Support Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Tender Offer Support Agreement itself, including the exhibits thereto, and the Amendment Agreement which have been filed as exhibits to the Schedule TO. Copies of the Tender Offer Support Agreement, including the exhibits thereto, the Amendment Agreement and the Schedule TO, and any other filings that IG4 or Purchaser makes with the SEC with respect to the Offers, may be obtained in the manner set forth in “The U.S. Offer — Certain Information Concerning Purchaser, IG4 and IG4 Capital.” All shareholders of the Company (including ADS holders) and other interested parties should read the Tender Offer Support Agreement, including the exhibits thereto, and the Amendment Agreement in their entirety for a more complete description of the provisions summarized below.
On August 24, 2020, Purchaser entered into the Tender Offer Support Agreement with the Sellers, pursuant to which the Sellers have agreed to, among other things, tender into the Peru Offer in the aggregate 93,962,525 Common Shares, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs, on the terms and subject to the conditions set forth in the Tender Offer Support Agreement.
Purchaser agreed that, without the prior written consent of the Sellers, Purchaser would not prior to or after the commencement date of the Offers:
•
decrease the Offer Price;

•
change the form of the consideration to be paid in the Offers;

•
decrease the number of Common Shares sought in the Offers;

•
impose additional conditions to the Offers or otherwise amend, modify or supplement any of the terms of the Offers.

In connection with the plea bargain processes that are currently underway with Mr. Graña and Mr. Graña Acuña, the 117,527,103 Common Shares owned by GH Holding Group and the 15,531,208 Common Shares owned by Mr. Graña Acuña became subject to the GH Embargo and the HG Embargo, respectively, pursuant to which the rights of GH Holding Group and Mr. Graña Acuña to transfer ownership of their Common Shares is restricted. On June 18, 2020, 56,177,955 Common Shares owned by GH Holding Group (out of the 117,527,103 Common Shares owned by GH Holding Group) were released from the GH Embargo (the “Clear GH Shares”) and such release was registered in Cavali on December 16, 2020. The 15,531,208 Common Shares owned by Mr. Graña Acuña remain subject to the HG Embargo (the “HG Shares”).
Purchaser agreed that it would commence the Offers following the satisfaction (or waiver by Purchaser in writing) of certain conditions, including:
•
the release of the Clear GH Shares from the GH Embargo and the registration of such release in Cavali — the Clear GH Shares were released from the GH Embargo on June 18, 2020 and such release was registered in Cavali on December 16, 2020;

•
the approval of the commencement of the Offers by the competent authority in Jersey, Channel Islands (the “Jersey Approval”) (being the jurisdiction where IG4 Capital Infrastructure GP, the manager of Purchaser is incorporated), which approval has now been provided;

•
the entry into a supplementary agreement with each of GH Holding Group and Mr. Graña Acuña, each in the form attached as an exhibit to the Tender Offer Support Agreement — this condition was satisfied on June 3, 2021; and

•
the entry into a trust agreement between Purchaser (as the trust beneficiary), La Fiduciaria S.A. (the “Trustee”), BTG Pactual Perú S.A.C. (the “Custodian”) and Bethel, Mr. Dulanto Swayne, Mr. Zavala, Mr. Rubio and Ms. Benavides (collectively, the “Grantors”), in the form attached to the Tender Offer Support Agreement (the “Trust Agreement”) — this condition was satisfied on June 3, 2021.

The Sellers agreed, within five (5) business days of the commencement date of the Offers, to grant an irrevocable power of attorney to attorneys-in-fact Carlos Arata Delgado and Wilfredo Cáceres Ghisilieri that authorizes each attorney-in-fact to tender into the Peru Offer in the aggregate 93,962,525 Common Shares, representing approximately 10.78% of the outstanding Common Shares, including Common Shares represented by ADSs. Following the issuance of the report by the Company Board, as required by article 15 of the Peru Tender Offer Regulations, indicating the advantages and disadvantages of accepting the Peru Offer, the Sellers have agreed to deliver, or to instruct their attorneys-in-fact to deliver, their acceptance letters in respect of the Peru Offer to BTG Pactual Perú Sociedad Agente de Bolsa (the “Sellers’ Dealer”), to be held in escrow until the Sellers instruct in writing their attorneys-in-fact to instruct the Sellers’ Dealer to release the acceptance letters; provided that their attorneys-in-fact will not instruct the Sellers’ Dealer to release the acceptance letters prior to notification by Purchaser that the following conditions have been satisfied (or waived by Purchaser in writing):
•
the Company having entered into a collaboration agreement with the Third Unit of the Corporate Supra-Provincial Attorney’s Office with Jurisdiction over Crimes Involving the Corruption of Public Officials and the Ad Hoc Public Prosecutor’s Office, and a definitive penalty having been established in exchange for the release of the Company from any further liabilities in connection with the Company’s participation in any of the acts referenced in article 1 of Law 30737 and the “Club de la Construcción” case (Acuerdo de Colaboración Eficaz) (the “Collaboration Agreement”) — this condition was satisfied on May 24, 2021 when the Company announced its entry into the Collaboration Preparatory Agreement;

•
the Company and its subsidiaries not having been declared a “category 1” company (defined as a legal person which has been, or the officials or representatives of which have been, convicted in Peru or abroad of money laundering or crimes against the public administration of the Peruvian State)

under Peruvian Law N° 30737 and its regulation approved by Decreto Supremo N° 096-2018-EF, as amended from time to time by a competent governmental entity;
•
no governmental entity having enacted, issued or promulgated any applicable law or governmental or prohibitive order which prohibits the commencement of the Offers and which remains outstanding on the date on which Purchaser files a notice of the Peru Offer with the SMV and the Company or the last day of the offer period;

•
Purchaser having been able to secure a “participación significativa” (pursuant to the definition contained in Reglamento de Oferta Pública de Adquisicion y de Compra de Valores por Exclusión approved by CONASEV Resolution No. 009-2006-EF) of no less than 262,756,145 Common Shares, representing approximately 30.14% of the outstanding Common Shares, including Common Shares represented by ADSs (which Purchaser and the Sellers agreed to amend verbally after the date of the Amendment Agreement, so that the “participación significativa” that Purchaser needs to secure is no less than 218,066,655 Common Shares, representing approximately 25.01% of the outstanding Common Shares, including Common Shares represented by ADSs, which requirement, for the avoidance of doubt, Purchaser has the right to waive in accordance with the terms of the Tender Offer Support Agreement), comprising:

(1)
the committed tender into the Peru Offer in the aggregate of 93,962,525 Common Shares by the Sellers;

(2)
the entry into the Trust Agreement (in the form attached as an exhibit to the Tender Offer Support Agreement) with the Grantors in respect of 33,987,698 Common Shares, representing approximately 3.90% of the outstanding Common Shares, including Common Shares represented by ADSs — this condition was satisfied on June 3, 2021;

(3)
the entry into a supplementary agreement between Purchaser and GH Holding Group (in the form attached to the Tender Offer Support Agreement) (the “GH Supplementary Agreement”) in respect of 117,527,103 Common Shares, representing approximately 13.48% of the outstanding Common Shares, including Common Shares represented by ADSs — this condition was satisfied on June 3, 2021;

(4)
the entry into a supplementary agreement between Purchaser and Mr. Graña Acuña (in the form attached to the Tender Offer Support Agreement) (the “HG Supplementary Agreement”) in respect of 15,531,208 Common Shares, representing approximately 1.78% of the outstanding Common Shares, including Common Shares represented by ADSs — this condition was satisfied on June 3, 2021; and

(5)
the tender into the Offers by shareholders other than the Sellers,

(“Participación Significativa”); and
•
powers of attorney in favor of Purchaser having been granted by shareholders of the Company (other than the Sellers) representing at least 5% of the outstanding Common Shares, including Common Shares represented byADSs, of the Company (which condition has been replaced with the requirement to obtain the public support of the Other Shareholders described above).

Notwithstanding the foregoing, if the number of Common Shares, including Common Shares represented by ADSs, tendered into the Offers is sufficient such that Purchaser achieves Participación Significativa, then the Sellers’ attorneys-in-fact will be authorized to deliver the acceptance letters to the Sellers’ Dealer and instruct the Sellers’ Dealer to release such acceptance letters.
Pursuant to the Tender Offer Support Agreement, Purchaser has agreed to purchase 93,962,525 Common Shares from the Sellers. If more than 107,198,601 Common Shares, including Common Shares represented by ADSs, are validly tendered (and not properly withdrawn) in the Offers and, as a result of proration, fewer than 93,962,525 Common Shares tendered by the Sellers into the Peru Offer are accepted for payment, within five (5) LSE trading days after the settlement date of the Peru Offer, the Sellers have agreed to transfer the beneficial ownership of the Common Shares not accepted for payment by Purchaser to the Trust (as defined below) (the “Additional Shares”).

The Sellers have agreed until the earlier of the settlement date of the Peru Offer and such time as the Tender Offer Support Agreement is terminated in accordance with its terms, to not directly or indirectly, (a) solicit, initiate, encourage the submission of any inquiries, indications of interest, proposals or offers from any person concerning the direct or indirect sale of the Common Shares held by the Sellers (a “Competing Transaction”), or (b) participate in any discussions or negotiations regarding, or enter into any agreements or understandings relating to, a Competing Transaction, or provide any information concerning the Company, unless required by law.
Notwithstanding the foregoing, nothing in the Tender Offer Support Agreement limits the ability of the Sellers to tender their Common Shares into a Competing Transaction in accordance with the Peru Tender Offer Regulations, provided that any of the Sellers that accept any Competing Transaction pay to Purchaser, jointly and severally, a break-fee in the amount of U.S. $15,000,000.
Purchaser has agreed upon completion of the Offers, in its capacity as a shareholder of the Company, to (a) not actively promote any liability actions against Mr. Graña, Mr. Alvarado Pflucker and Mr. Graña Acuña in connection with potential liabilities arising from aspects covered by the Collaboration Agreement and (b) refrain, at the meetings of the shareholders of the Company, from voting on any such matters brought before the Company’s shareholders in order to avoid a potential conflict of interest. Purchaser has agreed to comply with this obligation to the extent that compliance is not illegal and does not cause a breach of the Company’s legal obligations.
The Tender Offer Support Agreement may be terminated as follows:
•
at any time prior to the settlement date of the Peru Offer by the written agreement of Purchaser and the Sellers;

•
by either Purchaser or the Sellers, if the commencement date of the Offers has not occurred by the Outside Date (as amended pursuant to the Amendment Agreement), provided that if the Sellers terminate the Tender Offer Support Agreement pursuant to this termination right, Purchaser is required to pay the Sellers a break-fee in the amount of U.S. $3,000,000 (to be distributed proportionately to the Sellers in accordance with their ownership interests);

•
by either Purchaser or the Sellers, if any law or governmental order that prohibits the consummation of the transactions contemplated by the Tender Offer Support Agreement shall have become final and non-appealable;

•
by the Sellers, in the event of a material breach of any representation, warranty, covenant or agreement contained in the Tender Offer Support Agreement by Purchaser, if such breach would result in the failure of any of the conditions to the obligations of the Sellers contained in the Tender Offer Support Agreement to be satisfied (subject to a thirty (30) day cure period); and

•
by Purchaser, in the event of a material breach of any representation, warranty, covenant or agreement contained in the Tender Offer Support Agreement by the Sellers, if such breach would result in the failure of any of the conditions to the obligations of Purchaser contained in the Tender Offer Support Agreement to be satisfied (subject to a thirty (30) day cure period).

The Tender Offer Support Agreement is governed by and construed in accordance with the laws of the Republic of Peru.
Amendment Agreement
On June 3, 2021, Purchaser and the Sellers entered into the Amendment Agreement, pursuant to which Purchaser and the Sellers agreed, among other things, that their termination rights under Section 7.1(b) of the Tender Offer Support Agreement shall be waived and that the Outside Date shall be fifteen (15) business days of the later of (a) the date of the release of the Clear GH Shares from the GH Embargo and the registration of such release in Cavali, or (b) the date of receipt of the Jersey Approval.
GH Supplementary Agreement
Pursuant to the Tender Offer Support Agreement, the entry into the GH Supplementary Agreement, is a condition to the obligation of Purchaser to commence the Offers. The GH Supplementary Agreement was entered into on June 3, 2021.

Pursuant to the GH Supplementary Agreement, GH Holding Group has agreed to:
•
tender into the Peru Offer the Clear GH Shares following the release of the Clear GH Shares from the GH Embargo and the registration of such release in Cavali, provided that if the release has not been registered in Cavali before the Expiration Date, GH Holding Group has agreed to vote such Clear GH Shares on the terms of a syndication agreement (in the form attached as an exhibit to the Tender Offer Support Agreement) between GH Holding Group and Purchaser (the “GH Syndication Agreement”) until the release is registered in Cavali, following which such Clear GH Shares will be automatically transferred to Purchaser at the Common Share Offer Price — the Clear GH Shares were released from the GH Embargo on June 18, 2020 and such release was registered in Cavali on December 16, 2020;

•
enter into the GH Syndication Agreement with Purchaser in respect of 61,349,148 Common Shares (the “Encumbered GH Shares”), representing approximately 7.04% of the outstanding Common Shares, including Common Shares represented by ADSs, that remain subject to the GH Embargo;

•
sell to Purchaser 2,585,597 Common Shares of the Encumbered GH Shares at the Common Share Offer Price, subject to the release of the Encumbered GH Shares from the GH Embargo and the registration of such release in Cavali; and

•
transfer to the Trust 58,763,551 Common Shares, subject to the release of the Encumbered GH Shares from the GH Embargo and the registration of such release in Cavali.

The GH Supplementary Agreement will terminate automatically if Purchaser has not been able to achieve Participación Significativa following completion of the Offers.
GH Syndication Agreement
Pursuant to the GH Syndication Agreement, GH Holding Group has agreed to vote the Encumbered GH Shares (and, if applicable, the Clear GH Shares) at each general meeting of the shareholders of the Company in the same manner as Purchaser. The GH Syndication Agreement was entered into on June 3, 2021 but the voting arrangements contemplated by the GH Syndication Agreement will not become effective unless Purchaser has achieved Participación Significativa following completion of the Offers.
The GH Syndication agreement will terminate upon the first to occur of, among other things:
•
the termination of the Trust Agreement or the GH Supplementary Agreement, whichever occurs first;

•
the release of the Encumbered GH Shares from the GH Embargo and the registration of such release in Cavali; and

•
the notification of an order from the Peruvian Public Prosecutor (Fiscalía), the Peruvian Attorney General (Procuraduria) or any other governmental entity mandating the termination of the GH Syndication Agreement.

HG Supplementary Agreement
Pursuant to the Tender Offer Support Agreement, the entry into the HG Supplementary Agreement, is a condition to the obligation of Purchaser to commence the Offers. The HG Supplementary Agreement was entered into on June 3, 2021.
Pursuant to the HG Supplementary Agreement (as amended pursuant to the Amendment Agreement), Mr. Graña Acuña has agreed, on the same date as the execution of the Trust Agreement, to enter into a syndication agreement (in the form attached as an exhibit to the HG Supplementary Agreement) with Purchaser (the “HG Syndication Agreement”), pursuant to which Mr. Graña Acuña has agreed to vote the HG Shares at each general meeting of the shareholders of the Company in the same manner as Purchaser. The HG Syndication Agreement was entered into on June 3, 2021 but the voting arrangements contemplated by the HG Syndication Agreement will not become effective unless Purchaser has achieved Participación Significativa following completion of the Offers.

Upon the release of the HG Embargo that applies to the Common Shares that are subject to the HG Syndication Agreement and the registration of such release in Cavali, Mr. Graña Acuña has agreed to make 7,765,504 Common Shares subject to the Trust Agreement. Purchaser has agreed to pay Mr. Graña Acuña S/ 0.04 for each Common Share (the “Political Rights Consideration”) that is made subject to the Trust Agreement.
If there is a capital increase by the Company and new Common Shares are issued to Mr. Graña Acuña, then:
•
if such Common Shares are not subject to an encumbrance, lien, charge or under any burden, Mr. Graña Acuña has agreed to make such Common Shares subject to the Trust Agreement; or

•
if such Common Shares are subject to the HG Embargo, Mr. Graña Acuña has agreed to make such Common Shares subject to the HG Syndication Agreement.

If Purchaser triggers its Drag-Along Right (as defined below) under the Trust Agreement, Purchaser may assign to the third party purchaser all of Purchaser’s rights pursuant to the HG Syndication Agreement and such third party purchaser will be required to purchase the Common Shares that are subject to the HG Syndication Agreement at the time such Common Shares are released from the HG Embargo.
Upon the release of the Common Shares from the HG Embargo, Mr. Graña Acuña has agreed:
•
to transfer 7,765,604 Common Shares to the Trust and Purchaser has agreed to pay Mr. Graña Acuña for each Common Share the Political Rights Consideration; and

•
to transfer 7,765,604 Common Shares to Purchaser and Purchaser has agreed to pay to Mr. Graña Acuña for each Common Share the Common Share Offer Price.

If less than all of the Common Shares are released from the HG Embargo, then 50% of any Common Shares released will be transferred to the Trust and 50% of the Common Shares released will be transferred to Purchaser as described above.
The HG Supplementary Agreement and the HG Syndication Agreement will terminate automatically if Purchaser has not been able to achieve Participación Significativa following completion of the Offers.
The HG Syndication agreement will also terminate upon the first to occur of, among other things:
•
the termination of the Trust Agreement or the HG Supplementary Agreement, whichever occurs first;

•
the release of the HG Shares from the HG Embargo and the registration of such release in Cavali; and

•
the notification of an order from the Peruvian Public Prosecutor (Fiscalía), the Peruvian Attorney General (Procuraduria) or any other governmental entity mandating the termination of the HG Syndication Agreement.

Trust Agreement
Pursuant to the Tender Offer Support Agreement, the entry into the Trust Agreement is a condition to the obligation of Purchaser to commence the Offers. The Trust Agreement was entered into on June 3, 2021.
The Grantors have agreed to transfer the beneficial ownership of 33,987,698 Common Shares, representing approximately 3.90% of the outstanding Common Shares, including Common Shares represented by ADSs (the “Trust Shares”), to an irrevocable trust established pursuant to the Trust Agreement (the “Trust”). Upon Purchaser securing Participación Significativa following completion of the Offers, for as long as the Trust Shares remain in the Trust, Purchaser will exercise, in its sole discretion, all political rights associated with the Trust Shares, including, among other things, attending shareholder meetings of the Company and executing corporate documents requiring the participating of the Trust. During the term of the Trust Agreement, the Grantors will retain the economic rights associated with the Trust Shares. The Trustee will have full rights to manage the proceeds of such economic rights, including all collection rights and cash flows arising from the sale of the Trust Shares by the Grantors.

Purchaser has agreed to pay the Grantors the Political Rights Consideration per Common Share transferred to the Trust, other than in relation to any Additional Shares, for which Purchaser is not obligated to pay the Political Rights Consideration. Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, the Political Rights Consideration is approximately U.S. $0.01 per Common Share.
The exercise of the political rights by Purchaser in accordance with the Trust Agreement is conditional upon Purchaser having achieved Participación Significativa following completion of the Offers.
The initial term of the Trust Agreement is eight (8) years (the “Initial Term”), with an automatic extension for another eight (8) years, following which the Grantors and Purchaser may agree to further annual extensions (the “Term”). Following expiration of the Initial Term, Purchaser has agreed to pay the Grantors, for each year of extension, consideration equal to the higher of: (a) one-eighth (1/8th) of 2% of the market price of the Trust Shares, per Trust Share; and (b) one-eighth (1/8th) of S/ 0.04 per Trust Share. Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, one-eighth (1/8th) of S/ 0.04 is approximately U.S. $0.001 per Trust Share.
The arrangements under the Trust Agreement apply to new Common Shares issued to the Grantors as a result of any capital increase, capital reorganization, exercise of stock options and/or capitalization of profits during the Term.
If there is a capital increase by the Company and new Common Shares are issued to the Grantors after the date of the Trust Agreement, such Common Shares will become Trust Shares and, as a condition to transferring the political rights of such new Trust Shares to Purchaser, Purchaser has agreed to pay consideration to the Grantors in accordance with the following formula (the “Formula”):
(S/ 0.04 per Trust Share/2880) x (days until expiry of the Term) x (the number of new Trust Shares contributed by the relevant Grantor).
In the event of a subscription for new Common Shares after the date of the Trust Agreement, the Grantors are entitled to subscribe and pay for such new Common Shares provided that:
•
Purchaser shall be entitled to require that some or all of the Grantors contribute such new Common Shares to the Trust upon the payment by Purchaser of consideration to each Grantor calculated in accordance with the Formula; and

•
if the Grantors do not subscribe for new Common Shares, Purchaser shall be entitled to acquire from such Grantors their pre-emptive rights at a price to be agreed between the parties and subscribe for the new Common Shares in its own right.

As part of the arrangements under the Trust Agreement, Purchaser is entitled to receive a performance fee (the “Performance Fee”), calculated and payable as follows:
•
the relevant calculation period shall be either: (a) the Term, or (b) the period between the date on which Purchaser provides notice to the Trustee and the Custodian that it has secured Participación Significativa (the “Notice”) and the date of the Exit (as defined below) of such Grantor (each, a “Relevant Calculation Period”);

•
the capital gain of each Grantor on their Trust Shares (excluding any Additional Shares) shall be equal to: (a) either: (i) upon expiry of the Term, the market value of the Trust Shares calculated on the basis of the weighted average price of such Trust Shares for the period of sixty (60) days prior to the date of expiry of the Term, or (ii) in the event of a transfer of the Trust Shares as part of an Exit, the transfer price of such Trust Shares, plus (b) all dividends (including through capital reductions) paid by the Company on the Trust Shares after the date of the Notice, minus (c) the aggregate consideration paid to such Grantor as part of the Peru Offer (the “Capital Gains”);

•
if a Grantor’s Capital Gains are greater than the product of the consideration paid to such Grantor in the Peru Offer multiplied by 8% per annum compounded annually for each year (or on a pro rata basis if a transfer fails to occur on an anniversary of the date on which the Notice was given) of the Relevant Calculation Period (the “Grantors’ Tranche”), the Performance Fee will be equal to 1.58% per annum of the consideration paid to such Grantor as part of the Peru Offer compounded annually (the “IG4 Tranche”);
•
in the event of an Exit or if the Company declares a dividend to its shareholders, the resulting proceeds shall be distributed in the following order:

•
first, each Grantor will receive such proceeds until such time as each Grantor has received an amount equal to the consideration paid to such Grantor as part of the Peru Offer;

•
second, each Grantor will receive their pro rata portion of the Grantors’ Tranche;

•
third, Purchaser will receive the IG4 Tranche; and

•
fourth, in the event of any excess in Capital Gains following the distribution of the IG4 Tranche, such excess will be divided between the Grantors and Purchaser as follows:

•
83.5% to the Grantors; and

•
16.5% to Purchaser.

During the Term, the Grantors will have the following exit options (each, an “Exit”).
•
After the second anniversary of the date on which the Notice was given, each Grantor will be entitled to transfer a percentage of its Trust Shares (such percentage to be determined in accordance with the tables below) to a third party either as part of a negotiated transaction or in the open market on the LSE at the then current market price. Upon becoming aware of the intended sale to a third party, Purchaser will have ten (10) days to notify the Grantor of its intention to exercise its pre-emption right to acquire such Trust Shares at the negotiated price or the market price, as applicable. If Purchaser elects to acquire the Trust Shares pursuant to its pre-emption right, the Grantor transferring such Trust Shares will be liable to pay Purchaser a liquidation fee equal to 2% of the transfer price (such liquidation fee to be deducted from the transfer price).

Prior to the eighth (8th) anniversary of the Trust Agreement:

Total percentage of Common Shares
which have been transferred as part of
the Peru Offer and the political rights
of which have been assigned by the
Sellers to Purchaser as provided in the
Tender Offer Support Agreement,
except for the Additional Shares
	Percentage of Trust Shares in respect of which the Grantors have liquidity rights (the “Liquid Percentage”)	Percentage of Trust Shares in respect of which the Grantors have no liquidity rights (the “Non-Liquid Percentage”)
≥ 22%	0%	100%
≥ 24%	16.500%	83.5%
≥ 25%	16.500% + 4.125% = 20.625%	79.375%
≥ 26%	20.625% + 4.125% = 24.750%	75.25%
≥ 27%	24.750% + 4.125% = 28.875%	71.125%
≥ 28%	28.875% + 4.125% = 33.000%	67%
≥ 29%	33.000% + 4.125% = 37.125%	62.875%
≥ 30%	37.125% + 4.125% = 41.250%	58.75%
≥ 31%	41.250% + 4.125% = 45.375%	54.625%
≥ 32%	45.375% + 4.125% = 49.500%	50.5%
After the eighth (8th) anniversary of the Trust Agreement:
Year	Percentage of Trust Shares in respect of which the Grantors have liquidity rights
	In respect of Liquid Percentage	In respect of Non-Liquid Percentage
During the ninth (9th) year	100%	50%
From the start of the tenth (10th) year and onwards	100%	100%

•
With effect from the eleventh (11th) business day following transfer of the beneficial ownership of the Additional Shares to the Trust, each of the Grantors will be entitled to transfer all or a portion of its Additional Shares to a third party either as part of a negotiated transaction or in the open market on the LSE at the then current market price. Upon becoming aware of the intended sale to a third party, Purchaser will have ten (10) days to notify the Grantor of its intention to exercise its pre-emption right to acquire such Additional Shares at the negotiated price or the market price, as applicable. For the avoidance of doubt, the transfer of Additional Shares to a third party will not be subject to the transfer restrictions set forth in the tables above and will not constitute an Exit for the purposes of calculating the Performance Fee. For all other purposes, the Additional Shares will be considered Trust Shares.

•
During the Term, if Purchaser receives a bona fide offer from a third party to purchase all of the Common Shares held by Purchaser at that time, Purchaser may require the Grantors to transfer all of the Trust Shares to such purchaser at the same price offered to Purchaser, as applicable (the “Drag-Along Right”). In the event of such transfer, the Trust will terminate automatically.

•
If, during the Term, Purchaser notifies the Grantors of its intention to transfer all or a part of the Common Shares held by Purchaser at that time to a third party without exercising its Drag-Along Right, each Grantor will be entitled to sell a portion of their Trust Shares as part of the transaction, such portion to be determined in accordance with the following formula (the “Tag-Along Right”):

TSS x (OTS/FOS),
where:
TSS is the number of Trust Shares of the Grantor exercising the Tag-Along Right;
OTS is the number of Common Shares that Purchaser intends to transfer; and
FOS is the number of Common Shares acquired by Purchaser through the Offers.
In the event of an Exit prior to the expiry of the Term, the Grantors will be under an obligation to return to Purchaser a portion of the Political Rights Consideration, calculated as follows.
•
In the event that Purchaser exercises its Drag-Along Right, each of the Grantors will be obligated to return up to 100% of their portion of the Political Rights Consideration, applying the following formula:

(PROC/2880) x (days left until expiry of the Term) x (TSS),
where:
PROC is the Political Rights Consideration; and
TSS is the number of Trust Shares contributed by the Grantor to the Trust on the day on which the Drag-Along Right is exercised.
•
In the event that a Tag-Along Right is exercised, each of the Grantors will be obligated to return to Purchaser a portion of their Political Rights Consideration, calculated in accordance with the following formula:

PROC x (SBT/TSS) x (days left until expiry of the Term/2880), with a limit of 62.5% of the PROC x (SBT/TSS), where:
PROC is the Political Rights Consideration;
SBT is the number of Trust Shares to be transferred; and
TSS is the number of Trust Shares contributed by the Grantor to the Trust on the day on which the Tag-Along Right is exercised.

The Trust Agreement and the Trust will terminate automatically:
•
if Purchaser has not been able to achieve Participación Significativa upon completion of the Offers; and

•
upon exercise by Purchaser of its Drag-Along Right.

Purchaser may also terminate the Trust arrangements in full or in relation to a certain portion of the Trust Shares, in each case by following the procedures related to its Drag-Along Right, in the event that the Grantors: (a) refuse to transfer the beneficial ownership of their Common Shares to the Trust, (b) fail to give notice to the Trustee of any event or circumstance of which they become aware and which could affect the validity of the Trust, (c) fail to pay all relevant taxes and expenses related to the Trust, (d) fail to transfer to the Trust, in accordance with the terms of the Trust Agreement, any new Common Shares issued to the Grantors after the date of the Trust Agreement, (e) fail to pay the Performance Fee, and (f) fail to perform their obligations under the Trust Agreement in a timely manner.
The Trustee may also terminate the Trust Agreement and the Trust in the following circumstances:
•
if so instructed by Purchaser;

•
in the event that any of the Grantors or their shareholders, partners and/or related persons commit a breach of Section 7.1.8 of the Trust Agreement which includes, among other things, an act of bribery or being investigated in connection with money laundering (each, a “Breach”) and the Trustee no longer wishes to be a trustee, following which Purchaser fails to appoint a successor trustee or such successor trustee refuses the appointment; or

•
if Purchaser fails to instruct the Trustee within fifteen (15) days of being notified of the Breach whether the Trustee should assign its obligations to another trustee or terminate the Trust and the Trust Agreement.

The Trust Agreement is governed by and construed in accordance with the laws of the Republic of Peru.
A summary of the foregoing arrangements contemplated by the Tender Offer Support Agreement and the related agreements attached as exhibits thereto is set forth in the table below.
Shareholder	Number of Common Shares subject to the Tender Offer Support Agreement	Common Shares to be tendered in the Peru Offer	Common Shares to be transferred pursuant to the Trust Agreement	Syndication Agreements
GH Holding Group Corp.	117,527,103	56,177,955	0	61,349,148
Bamas International Investment Corp.	1,802,001	1,802,001	0	0
Bethel Enterprises Inc.	33,785,285	16,892,643	16,892,642	0
Hernando Alejandro Constancio Graña Acuña	15,531,208	0	0	15,531,208
Mario Germán Óscar Alvarado Pflucker	10,077,855	10,077,855	0	0
Francisco Javier Dulanto Swayne	8,450,000	4,225,000	4,225,000	0
Hugo Rangel Zavala	6,055,126	2,422,050	3,633,076	0
Alfonso Galvez Rubio	394,966	157,986	236,980	0
Ruth Alvarado Pflucker	402,345	402,345	0	0
Elisa Alvarado Pflucker	402,345	402,345	0	0
Gonzalo Alvarado Pflucker	402,345	402,345	0	0
Claudia Gutierrez Benavides	10,000,000	1,000,000	9,000,000	0
Total	204,830,579	93,962,525	33,987,698	76,880,356

As of the date hereof, the Common Shares subject to the foregoing arrangements represent with respect to the outstanding Common Shares of the Company:
Outstanding Common Shares	Common Shares to be tendered in the Peru Offer	Common Shares to be transferred pursuant to the Trust Agreement
871,917,855	Approximately 10.78%	Approximately 3.90%

13.
Source and Amount of Funds

Assuming that 107,198,601 Common Shares, including Common Shares represented by ADSs, are tendered (and not properly withdrawn) into the Offers, the aggregate purchase price payable by Purchaser upon the consummation of the Offers would be approximately S/ 202,000,000.00, including related transaction fees, costs and expenses. Based on the average Peruvian Sol/U.S. dollar interbank exchange rate (tipo de cambio interbancario promedio) reported by the Central Reserve Bank of Peru at 2:00 p.m., Lima time, on June 15, 2021, the last full trading day prior to the publication of this Offer to Purchase, the aggregate purchase price payable by Purchaser upon the consummation of the Offers would be approximately U.S. $51,549,022.61, including related transaction fees, costs and expenses. IG4 has provided us with sufficient funds to purchase all validly tendered Common Shares and ADSs into the Offers that have not been properly withdrawn and that we have accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent in an amount sufficient to pay for such validly tendered and not properly withdrawn Common Shares and ADSs that we have accepted for payment. The Offers will be financed with funds from IG4 Capital Private Equity Fund II, additional capital from co-investors and existing liquidity. The Offers are not subject to a financing condition.
Purchaser believes that its financial condition is not material to a decision by a holder of Common Shares or ADSs whether to tender Common Shares or ADSs pursuant to the Offers because (a) the holder will receive payment solely in cash for any Common Shares or ADSs that you tender into the Offers, (b) IG4 has provided us with sufficient funds to purchase all validly tendered Common Shares and ADSs into the Offers that have not been properly withdrawn and that we have accepted for payment, and, as required by the Peru Tender Offer Regulations, we have deposited funds in a bank account with the Peru Tender Agent in an amount sufficient to pay for such validly tendered and not properly withdrawn Common Shares and ADSs that we have accepted for payment, and (c) the Offers are not subject to any financing condition.
14.
Conditions to the Offers

Notwithstanding any other provision of this Offer to Purchase, Purchaser is not required to accept for payment or pay for any tendered Common Shares or ADSs, unless at 5:00 p.m., New York City time, on the Expiration Date, the following conditions have been satisfied (or, to the extent permitted under applicable law, waived by Purchaser):
•
there having been validly tendered (and not properly withdrawn) pursuant to the Offers, at least 107,198,601 Common Shares, including Common Shares represented by ADSs, representing approximately 12.29% of the outstanding Common Shares;

•
the Peru Offer having not been suspended or declared invalid by the SMV or any other competent administrative or judicial body; and

•
no judgment, decision, order or other authoritative measure shall have been issued preventing, prohibiting or declaring illegal the U.S. Offer or the Peru Offer or the consummation of the U.S. Offer or the Peru Offer.

The Offers are not subject to any financing condition.
The Peru Offer is subject to the same conditions as the U.S. Offer.
Purchaser does not require any approvals from any governmental authorities in order to acquire the Common Shares or the ADSs pursuant to the Offers.
15.
Legal Matters

Based on our examination of publicly-available information filed by the Company with the SEC and other publicly-available information concerning the Company, we are not aware of any governmental license or regulatory permit that appears to be material to the Company’s business that would be adversely affected by our acquisition of Common Shares or ADSs pursuant to the Offers or of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for our purchase of Common Shares or ADSs pursuant to the Offers. Should any such approval or other action be required or desirable, we currently contemplate that such approval or other action will be sought. However, we do not anticipate delaying the purchase of Common Shares and ADSs tendered pursuant to the Offers pending the outcome of any such matter. There can be no assurance that any such approval or action, if needed, will be obtained or, if obtained, that it will be obtained without substantial conditions.
16.
Fees and Expenses

IG4 has retained Innisfree M&A Incorporated as Information Agent in connection with the U.S. Offer. The Information Agent may contact holders of Common Shares and ADSs by mail, telephone, email and personal interviews and may request brokers and other securities intermediaries to forward materials relating to the U.S. Offer to beneficial owners of Common Shares and ADSs. IG4 will pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for certain out-of-pocket expenses. IG4 has agreed to indemnify the Information Agent and related parties against certain liabilities and expenses in connection with the U.S. Offer. In addition, IG4 has retained The Bank of New York Mellon as U.S. Tender Agent, and also as paying agent, in connection with the U.S. Offer. IG4 will pay the U.S. Tender Agent reasonable and customary compensation for its services in connection with the U.S. Offer, will reimburse the U.S. Tender Agent for certain out-of-pocket expenses and will indemnify the U.S. Tender Agent against certain liabilities and expenses in connection with the U.S. Offer.
We will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee for soliciting tenders of Common Shares and/or ADSs pursuant to the U.S. Offer. IG4 may reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding materials relating to the Offers to their customers.
17.
Miscellaneous

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not currently aware of any jurisdiction where the making of the U.S. Offer is restricted or prohibited by law. If we become aware of any such restriction or prohibition on the making of the U.S. Offer or the acceptance of Common Shares or ADSs, we will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the U.S. Offer. If, after a good faith effort, we cannot comply, we will not make the U.S. Offer to, nor will Purchaser accept tenders from or on behalf of, holders of Common Shares and ADSs in that jurisdiction.
We have filed with the SEC a Tender Offer Statement on Schedule TO in connection with the U.S. Offer, together with all exhibits thereto, pursuant to Rule 14d-3 promulgated under the Exchange Act, furnishing certain additional information with respect to the U.S. Offer, and may file amendments thereto. A copy of these documents, and any amendments thereto, may be examined at, and copies may be obtained from, the SEC in the manner set forth in “The U.S. Offer — Certain Information Concerning the Company” and “The U.S. Offer — Certain Information Concerning Purchaser, IG4 and IG4 Capital.”
Neither IG4 nor Purchaser has authorized any person to give any information or to make any representation on behalf of IG4 or Purchaser not contained in this Offer to Purchase or in the related ADS Letter of Transmittal, and, if given or made, holders of Common Shares and ADSs should not rely on any such information or representation as having been authorized.
Neither the delivery of this Offer to Purchase nor any purchase pursuant to the U.S. Offer will, under any circumstances, create any implication that there has been no change in the affairs of IG4, Purchaser, the Company, or any of their respective subsidiaries since the date as of which such information is furnished or the date of this Offer to Purchase.

SCHEDULE 1
CERTAIN INFORMATION CONCERNING PURCHASER, IG4 AND THEIR CONTROLLING PERSONS
The legal representative of Purchaser, for purposes of this Offer, is its general partner, IG4 Capital Infrastructure GP Limited (“IG4 Capital Infrastructure GP”), a limited company organized under the laws of Jersey, Channel Islands, with its principal executive offices located at 50 La Colomberie, St. Helier, Jersey JE2 4QB. The telephone number of IG4 Capital Infrastructure GP is +44 1534 844 200. The principal business of IG4 Capital Infrastructure GP is to act as general partner and manage the day-to-day activities of Purchaser. The directors of IG4 Capital Infrastructure GP are Gustavo Nickel Buffara de Freitas, Paulo Todescan Lessa Mattos, Andrew Cunningham and Mark Cleary.
The legal representative of IG4, for purposes of this Offer, is its general partner, IG4 Capital General Partner II Limited (“IG4 Capital GP” and together with IG4 Capital Infrastructure GP, the “GPs”), a limited company organized under the laws of Jersey, Channel Islands, with its principal executive offices located at 50 La Colomberie, St. Helier, Jersey JE2 4QB. The telephone number of IG4 Capital GP is +44 1534 844 200. The principal business of IG4 Capital GP is to act as general partner and manage the day-to-day activities of IG4. The directors of IG4 Capital GP are Andrew Cunningham, Mark Cleary, Gustavo Nickel Buffara de Freitas and Paulo Todescan Lessa Mattos.
The business address of each of Andrew Cunningham and Mark Cleary is 50 La Colomberie, St. Helier, Jersey JE2 4QB. The business address of Gustavo Nickel Buffara de Freitas is Rua Leopoldo Couto Magalhães Júnior, 1098, cj. 63 and 64, Itaim Bibi, ZIP 04542-001, São Paulo, State of São Paulo, Brazil. The business address of Paulo Todescan Lessa Mattos is 1 Ropemaker Street, 11th Floor, EC2Y 9HT, London, United Kingdom.
IG4 Capital Partners Holding Investments LP, a Delaware limited partnership (“IG4 Holding”), is the sole shareholder of each of the GPs. The principal executive offices of IG4 Holding are located at 3411 Silverside Road, Tatnall Building #104, Wilmington, Delaware, 19810. The principal business of IG4 Holding is to hold investments.
IG4 Capital Partners Holding General Partner Limited, a limited company organized under the laws of Jersey, Channel Islands, with its principal executive offices located at 50 La Colomberie, St. Helier, Jersey JE2 4QB (“IG4 Holding GP”), is the general partner of IG4 Holding. The principal business of IG4 Holding GP is to act as general partner and manage the day-to-day activities of IG4 Holding. The directors of IG4 Holding GP are Gustavo Nickel Buffara de Freitas, Paulo Todescan Lessa Mattos and Felipe Rath Fingerl.
The business address of Felipe Rath Fingerl is Rua Leopoldo Couto Magalhães Júnior, 1098, cj. 63 and 64, Itaim Bibi, ZIP 04542-001, São Paulo, State of São Paulo, Brazil.
The controlling persons of IG4 Holding and IG4 Holding GP are (a) IG4 Capital Management LP, a Jersey limited partnership (“LP”) and (b) Blackbird Management Company Limited, a limited company organized under the laws of the Bahamas (“Blackbird”).
The principal executive offices of LP are located at 50 La Colomberie, St. Helier, Jersey JE2 4QB. The principal business of LP is to hold investments. IG4 Capital Management General Partner Limited, a limited company organized under the laws of Jersey, Channel Islands, with its principal executive offices located at 50 La Colomberie, St. Helier, Jersey JE2 4QB (“LP GP”), is the general partner of LP. The principal business of LP GP is to manage the day-to-day activities of LP. Paulo Todescan Lessa Mattos is the owner of LP and LP GP. The directors of LP GP are Gustavo Nickel Buffara de Freitas, Paulo Todescan Lessa Mattos, Andrew Cunningham and Mark Cleary.
The principal executive offices of Blackbird are located at Mundo Advisors, 201 Church St, Sandyport, West Bay Street, P.O. Box N-3406, Nassau, Bahamas. The principal business of Blackbird is to hold investments. Gustavo Nickel Buffara de Freitas is the sole director and sole shareholder of Blackbird.

Name, Citizenship and Business Address (If Applicable)	Present Principal Occupation or Employment; Material Positions Held During the Past Five (5) Years
Paulo Todescan Lessa Mattos, Italian and Brazilian citizen	Paulo Todescan Lessa Mattos serves as (a) the Chief Executive Officer of IG4 Capital, an alternative asset management firm focused on private equity, (b) a director of IG4 Capital Infrastructure GP which has been managing the day-to-day activities of Purchaser since March 10, 2020, (c) a director of IG4 Capital GP which has been managing the day-to-day activities of each of IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP and IG4 Capital Private Equity Investments II-C LP since May 13, 2019 and the day-to-day activities of IG4 Capital Infrastructure Co-Investments A LP since March 10, 2020, (d) a director of IG4 Holding GP which has been managing the day-to-day activities of IG4 Holding since February 8, 2019, and (e) a director of LP GP which has been managing the day-to-day activities of LP since September 21, 2020. Prior to joining IG4 Capital, Paulo Todescan Lessa Mattos served as a managing director at RK Partners, a leading advisory firm specializing in debt restructuring and operational turnarounds (2016 – 2017) and a managing director at GP Investments, a leading alternative investment firm in Latin America (2012 – 2016).
Gustavo Nickel Buffara de Freitas, Brazilian citizen	Gustavo Nickel Buffara de Freitas serves as (a) the Chief Financial Officer and managing director of IG4 Capital, (b) a director of IG4 Capital Infrastructure GP which has been managing the day-to-day activities of Purchaser since March 10, 2020, (c) a director of IG4 Capital GP which has been managing the day-to-day activities of each of IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP and IG4 Capital Private Equity Investments II-C LP since May 13, 2019 and the day-to-day activities of IG4 Capital Infrastructure Co-Investments A LP since March 10, 2020, (d) a director of IG4 Holding GP which has been managing the day-to-day activities of IG4 Holding since February 8, 2019, (e) a director of LP GP which has been managing the day-to-day activities of LP since September 21, 2020, and (f) the sole director of Blackbird. Prior to joining IG4 Capital, Gustavo Nickel Buffara de Freitas served as a managing director at RK Partners (2016 – 2017) and a deputy director at GP Investments (2012 – 2016).
Felipe Rath Fingerl, Brazilian citizen	Felipe Rath Fingerl serves as (a) a director of IG4 Capital and (b) a director of IG4 Holding GP which has been managing the day-to-day activities of IG4 Holding since February 8, 2019. Prior to joining IG4 Capital, Felipe Rath Fingerl served as a director at RK Partners (2016 – 2017) and an associate at GP Investments (2012 – 2016).
Andrew Cunningham, Jersey citizen	Andrew Cunningham serves as a director of Zedra Fund Services Limited, a business providing fund, corporate administration and related services (“Zedra”). Andrew Cunningham serves as a director of: (a) IG4 Capital Infrastructure GP which has been managing the day-to-day activities of Purchaser since March 10, 2020, (b) IG4 Capital GP which has been managing the day-to-day activities of each of IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP and IG4 Capital Private Equity Investments II-C LP since May 13, 2019 and the day-to-day activities of IG4 Capital Infrastructure Co-Investments A LP since March 10, 2020, and (c) LP GP which has been managing the day-to-day activities of LP since September 21, 2020.

Name, Citizenship and Business Address (If Applicable)	Present Principal Occupation or Employment; Material Positions Held During the Past Five (5) Years
Mark Cleary, Jersey citizen	Mark Cleary serves as a director of Zedra. Mark Cleary serves as a director of: (a) IG4 Capital Infrastructure GP which has been managing the day-to-day activities of Purchaser since March 10, 2020, (b) IG4 Capital GP which has been managing the day-to-day activities of each of IG4 Capital Private Equity Investments II-A LP, IG4 Capital Private Equity Investments II-B LP and IG4 Capital Private Equity Investments II-C LP since May 13, 2019 and the day-to-day activities of IG4 Capital Infrastructure Co-Investments A LP since March 10, 2020, and (c) LP GP which has been managing the day-to-day activities of LP since September 21, 2020.

If you have questions or need copies of this Offer to Purchase or the accompanying ADS Letter of Transmittal, you can contact the Information Agent at its address and telephone numbers set forth below. You may also contact your broker or other securities intermediary for assistance concerning the U.S. Offer.
The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders may call toll free: 1 (888) 750-5834 (from the U.S. and Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers may call collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
The ADS Letter of Transmittal, ADRs evidencing ADSs, and any other required documents, if applicable, should be sent to the U.S. Tender Agent at one of the addresses set forth below:
The U.S. Tender Agent for the U.S. Offer is:
The Bank of New York Mellon
By registered, certified or express mail:	By overnight courier:
The Bank of New York Mellon Voluntary Corporate Actions — Suite V P.O. Box 43011 Providence, Rhode Island 02940-3011 United States of America	The Bank of New York Mellon Voluntary Corporate Actions — Suite V 150 Royall Street Canton, Massachusetts 02021 United States of America